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As filed with the Securities and Exchange Commission on May 13, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARLEY-DAVIDSON MOTORCYCLE TRUSTS
(Issuer with respect to the Securities)

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.
(Exact name of Registrant as specified in its charter)

Nevada	36-4396302
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
3850 Arrowhead Drive Carson City, Nevada 89706 (775) 886-3000 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Donna F. Zarcone
President and Chief Operating Officer
Harley-Davidson Credit Corp.
150 South Wacker Drive
Suite 3100
Chicago, Illinois 60606
(312) 368-9501
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications to:

M. David Galainena
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

Approximate date of commencement of proposed sale to public:
As soon as practicable after the registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Asset Backed Notes	$1,000,000	100%	$1,000,000	$117.70

(1)
The amount of Securities being registered represents the maximum aggregate principal amount of Securities currently expected to be offered for sale. $[                  ] aggregate principal amount of the Securities registered by Registrant under Registration Statement No. 333-98975 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in the amount of $[                  ] in connection with such unsold amount of Securities have previously been paid under Registration Statement No. 333-98975. The total amount registered under this Registration Statement as so consolidated as of the date of this filing is $667,000,000.

(2)
Estimated solely for purposes of calculating the registration fee.

        Pursuant to Rule 429 under the Securities Act of 1933, the prospectus and prospectus supplement filed as part of this Registration Statement also relate to $[                  ] principal amount of Securities previously registered by the Registrant on Form S-3 (File No. 333-98975).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Introductory Note

        This registration statement contains (i) a prospectus relating to the offering of one or more series of Harley-Davidson Motorcycle Contract Backed Notes by various Harley-Davidson Motorcycle Trusts created from time to time by Harley-Davidson Customer Funding Corp. and (ii) a form of prospectus supplement relating to the offering by a Harley-Davidson Motorcycle Trust of Harley-Davidson Motorcycle Contract Backed Notes described in the form of prospectus supplement. The form of prospectus supplement relates only to the securities described therein and is a form that may be used by the Harley-Davidson Motorcycle Trusts to offer Harley-Davidson Motorcycle Contract Backed Notes under this registration statement. The features applicable to any actual series of securities may include any features specified in the prospectus.

PROSPECTUS SUPPLEMENT
(to Prospectus Dated [                        ])

Harley-Davidson Motorcycle Trust [            ]

$[            ] [    ]% Harley-Davidson Motorcycle Contract Backed Notes, Class A-1
$[            ] [    ]% Harley-Davidson Motorcycle Contract Backed Notes, Class A-2
$[            ] [    ]% Harley-Davidson Motorcycle Contract Backed Notes, Class B

Harley-Davidson Customer Funding Corp.
Depositor

Harley-Davidson Credit Corp.
Seller and Servicer

Consider carefully the risk factors beginning on page S-[    ] in this prospectus supplement and on page [    ] of the prospectus.

        The notes will represent obligations of Harley-Davidson Motorcycle Trust [            ] only, and will not represent obligations of or interests in Harley-Davidson Financial Services, Inc., Harley-Davidson Credit Corp., Harley-Davidson Customer Funding Corp., Harley-Davidson, Inc. or any of their respective affiliates. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

        The notes are contract backed notes issued by the trust. Payments on the notes will be made monthly on the [    ] day of each month, or if the [    ] is not a business day, on the next business day immediately following the [    ], beginning on the first payment date for each class of notes identified in the table below. The assets securing the notes are fixed-rate, simple interest, conditional sales contracts and promissory note and security agreements relating to the purchase of new or used motorcycles.

The trust will issue the following classes of notes:

	Harley-Davidson Motorcycle Contract Backed Notes, Class A-1		Harley-Davidson Motorcycle Contract Backed Notes, Class A-2		Harley-Davidson Motorcycle Contract Backed Notes, Class B		Total
Principal Amount	$		$		$		$

Interest Rate		%		%		%
First Payment Date
Final Scheduled Payment Date
Price to Public		%		%		%	$
Underwriting Discount		%		%		%	$
Proceeds to Issuer		%		%		%	$

Credit Enhancement:

  •
  Reserve fund with an initial deposit of $            .

  •
  Subordination of the Class B notes to the Class A notes as described in this prospectus supplement.

  •
  Excess spread.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[UNDERWRITERS]

Prospectus Supplement dated [                        ]

Table of Contents

Prospectus Supplement

i

Reading this prospectus supplement and the accompanying prospectus

        We provide information to you about the notes in two separate documents that offer varying levels of detail:

  •
  prospectus—provides general information, some of which may not apply to the notes; and

  •
  prospectus supplement—provides specific information relating to the terms of the notes.

        References to "we", "our" and "us" refer to Harley-Davidson Customer Funding Corp.

        We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents of this prospectus supplement provides pages on which these captions are located.

        You can find a glossary of the principal capitalized terms used in this prospectus supplement beginning on page S-[    ] of this prospectus supplement.

        If you have received a copy of this prospectus supplement and the accompanying prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and the accompanying prospectus from Harley-Davidson Credit Corp. or any of the underwriters by asking any of them for it.

ii

Prospectus Supplement Summary

        This summary highlights selected information from this prospectus supplement and does not contain all the information that you should consider in making an investment decision. To understand all of the terms of the offering of the notes, you should read this entire prospectus supplement and the accompanying prospectus before making an investment decision. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of the trust and the issuance of the notes. Forms of these documents have been filed as exhibits to the registration statement, and final versions of these documents will be filed with the Securities and Exchange Commission following the issuance of the notes.

        There are material risks associated with an investment in the notes. See "Risk Factors" in this prospectus supplement and in the accompanying prospectus for a discussion of factors you should consider before investing in the notes.

The Issuer or the Trust	Harley-Davidson Motorcycle Trust [ ], a Delaware statutory trust.
Seller and Servicer	Harley-Davidson Credit Corp., a wholly-owned subsidiary of Harley-Davidson Financial Services, Inc.
Depositor	Harley-Davidson Customer Funding Corp., a wholly-owned, limited-purpose subsidiary of Harley-Davidson Credit Corp.
Trustee	[ ].
Indenture Trustee	[ ]. The indenture trustee will also act as paying agent under the indenture and the trust agreement.
Initial Cutoff Date	[ ].
Closing Date	On or about [ ].
Terms of the Notes	The principal terms of the notes are as described below:
Class	Aggregate Principal Amount	Interest Rate
Class A-1 notes	$		%
Class A-2 notes	$		%
Class B notes	$		%
The notes represent indebtedness of the trust secured by the assets of the trust.
Each class of notes will be issued in minimum denominations of $1,000 and will be available in book-entry form only.
Payment Dates	The trust will pay interest and principal on the notes on the [ ] day of each month or if that day is not a business day, the next business day. The first payment date is [ ].
Record Dates	The day immediately preceding the payment date.

Interest	Interest Periods:
Interest on the notes will accrue in the following manner:
From (including)	To (excluding)	Day Count Convention
[ ] day of prior month	[ ] day of current month	30/360
The first interest period will begin on and include the closing date and end on and exclude [ ].
Payment of Interest:
On each payment date the trust will pay interest on the notes which will be made from available collections and other amounts.

Interest payments on the Class A-1 notes and Class A-2 notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments on the Class A notes. The trust will make interest payments on the Class B notes after paying interest on the Class A-1 notes and Class A-2 notes.

See "Certain Information Regarding the Notes—Payments and Distributions on the Notes" and "Description of the Notes—Interest" for a discussion of the determination of the amounts available to pay interest.
Principal	On each payment date, the trust will pay principal on the notes which will be made from available collections and other amounts.

Principal payments on the Class A notes will be senior in priority to principal payments on the Class B notes. Principal payments on each payment date will generally be allocated [ ]% to the Class A notes and [ ]% to the Class B notes. However, any shortfall in the amount of funds available for principal payments on any payment date will reduce the principal payment on the Class B notes (up to the full amount of the payment) before the principal payment on the Class A notes will be reduced. Principal payments on the Class A-1 notes will be senior in priority to principal payments on the Class A-2 notes. No principal payments will be paid on the Class A-2 notes until the Class A-1 notes have been paid in full.

See "Certain Information Regarding the Notes—Payments and Distributions on the Notes" and "Description of the Notes—Principal" for a discussion of the determination of amounts available to pay principal.

Final Scheduled Payment Dates
The principal of the notes of each class is due and payable in full on the final scheduled payment date shown on the cover of this prospectus supplement for such class of notes. If the notes have not already been paid in full prior to their respective final scheduled payment dates, the trust will be obligated to pay the outstanding principal amount of the notes in full on such dates. Certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. See "Description of the Notes—Optional Redemption," "Description of the Notes—Mandatory Redemption Following the Funding Period" in this prospectus supplement and "Description of the Notes and the Indenture—The Indenture—Events of Default; Rights Upon Event of Default" in the prospectus.
Optional Redemption
The servicer has the option to purchase all of the contracts on any payment date on which the aggregate outstanding principal balance of the contracts owned by the trust declines to less than 10% of the sum of:
• the aggregate outstanding principal balance of the contracts as of the initial cutoff date; and
• the initial amount on deposit in the pre-funding account.

If the seller exercises this option, the notes will be redeemed at a price equal to the unpaid principal amount thereof plus accrued interest thereon. See "Description of the Notes—Optional Redemption."
Mandatory Redemption
The notes will be prepaid in part, without premium, on the payment date on or immediately following the last day of the pre-funding period (generally the ninety-day period following the closing date) in the event that any amount remains on deposit in the pre-funding account. The aggregate principal amount of notes to be prepaid will be an amount equal to the amount then on deposit in the pre- funding account allocated pro rata among the notes; provided that if the amount remaining on deposit in the pre-funding account is less than $150,000, such amount will be allocated solely to the Class A-1 notes. See "Description of the Notes—Mandatory Redemption Following the Funding Period."

The Contracts and Other Assets of the Trust
The property of the trust will be a pool of fixed-rate, simple interest conditional sales contracts and promissory note and security agreements relating to motorcycles manufactured by one or more subsidiaries of Harley-Davidson, Inc., (including Buell Motorcycle Company, LLC, a wholly-owned subsidiary of Harley-Davidson, Inc.) or certain other manufacturers. See "Other Manufacturers" in the prospectus. The contracts were or will be originated indirectly by the seller primarily through Eaglemark Savings Bank, a wholly-owned subsidiary of Harley-Davidson Credit Corp. and, to a limited extent, through Harley-Davidson motorcycle dealers. Included in the trust's assets are security interests in the Harley-Davidson, Buell and other motorcycles securing the contracts and proceeds, if any, from certain insurance policies and debt cancellation agreements with respect to such motorcycles.
The Contracts
The trust's main source of funds for making payments on the notes will be collections on the contracts. The contracts (including any subsequent contracts) transferred to the trust will be selected from contracts in the seller's portfolio based on the criteria specified in the transfer and sale agreement. Obligors on the contracts are located in the 50 states of the United States, the District of Columbia, the U.S. Territories and military bases.

On the closing date, pursuant to the sale and servicing agreement, the depositor will transfer, and the trust will acquire, initial contracts with the characteristics set forth below as of the close of business on the initial cutoff date.

Following the closing date, pursuant to the sale and servicing agreement, the depositor will be obligated, subject only to the availability of additional contracts, to transfer, and the trust will be obligated to acquire, subject to the satisfaction of certain conditions set forth in the sale and servicing agreement, subsequent contracts. Following the transfer of subsequent contracts to the trust, the aggregate characteristics of the entire pool of contracts may vary from the characteristics of the initial contracts set forth below.
The last scheduled payment on the initial contract with the latest maturity will occur in [ ].

No contract (including any subsequent contract sold to the trust after the closing date) will have a scheduled maturity later than [ ]. However, an obligor can generally prepay its contract at any time without penalty.

COMPOSITION OF THE INITIAL CONTRACTS (AS OF THE INITIAL CUTOFF DATE)

Aggregate Principal Balance	$[ ]
Number of Contracts	[ ]
Average Principal Balance	$[ ]
Weighted Average Contract Interest Rate	[ ]	%
(Range)	[ ]	%
Weighted Average Original Term (in months)	[ ]
(Range)	[ ] to [ ]
Weighted Average Remaining Term (in months)	[ ]
(Range)	[ ] to [ ]
GEOGRAPHIC CONCENTRATION (AS OF THE INITIAL CUTOFF DATE)
State	Principal Balance Concentration
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%
No other state represented more than [ ]% of the aggregate principal balance of the contracts as of the initial cutoff date.
Reserve Fund
On the closing date, the depositor will establish a trust account in the name of the indenture trustee which we refer to as the "reserve fund." The reserve fund provides you with limited protection in the event collections from obligors on the contracts are insufficient to make payments on the notes. We cannot assure you, however, that this protection will be adequate to prevent shortfalls in amounts available to make payments on the notes.

The initial balance of the reserve fund will be $[ ] ([ ]% of the aggregate principal balance of the contracts as of the initial cutoff date). On any date on which subsequent contracts are transferred to the trust, an additional amount equal to [ ]% of the aggregate principal balance of those subsequent contracts will be deposited into the reserve fund. The amount required to be on deposit in the reserve fund on each payment date will equal the greater of (a) [ ]% of the aggregate principal balance of the contracts in the trust as of the last day of the immediately preceding calendar month ([ ]% in the event a reserve fund trigger event has occurred and is continuing) and (b) [ ]% of the aggregate principal amount of the notes as of the closing date. In no event shall the amount required to be on deposit in the reserve fund exceed the aggregate outstanding principal balance of the notes. See "Certain Information Regarding the Notes—Calculation of Reserve Fund Required Amount."

If the amount on deposit in the reserve fund on any payment date is less than the required amount, the trust will use the funds available to it after payment of the servicing fee and the fee payable to the indenture trustee, reimbursement of servicer advances and payment of interest and principal on the notes to make a deposit into the reserve fund. Amounts on deposit in the reserve fund on any payment date in excess of the required amount will be paid to the depositor.

If on any payment date the funds available to the trust to pay principal and interest on the notes are insufficient to make payments on the notes, the trust will use funds in the reserve fund to cover any shortfalls.
If on the final scheduled payment date of any class of notes, the principal balance of that class has not been paid in full, the trust will use funds in the reserve fund to pay those notes [in full].
Pre-Funding Period and Pre-Funding Account	The pre-funding period generally will be the ninety-day period immediately following the closing date.

On the closing date, the depositor will fund an account called the pre-funding account by depositing $[ ] ( [ ]% of the aggregate principal amount of the notes as of the closing date) which will secure the depositor's obligation to purchase subsequent contracts from the seller and transfer those contracts to the trust. The amount in the pre-funding account will be reduced by the amount used to purchase subsequent contracts from the seller. The depositor expects that the amount in the pre-funding account will be reduced to less than $150,000 by the payment date occurring in [ ]. Any amount remaining in the pre-funding account at the end of the pre-funding period will be paid to the noteholders as described in "Description of the Notes—Mandatory Redemption Following the Funding Period."
Interest Reserve Account
On the closing date, the depositor will fund an account called the interest reserve account by depositing $[ ] which account will provide additional funds to cover shortfalls in the monthly investment earnings on amounts in the pre-funding account (until such amounts have been used to acquire subsequent contracts) which earnings are expected to be less than the weighted average of the interest payments on the notes and to pay the indenture trustee's fee. In addition to the initial deposit, all investment earnings with respect to the pre-funding account will be deposited into the interest reserve account.

The interest reserve account is not intended to provide any protection against losses on the contracts in the trust. After the funding period, funds remaining in the interest reserve account will be paid to the depositor.

Ratings	On the closing date, the notes must have received ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. as set forth below:
	Standard & Poor's	Moody's
Class A-1
Class A-2
Class B

A rating is not a recommendation to buy, sell or hold securities. There can be no assurance that the ratings will not be lowered or withdrawn at any time by either of the rating agencies. See "Ratings of the Notes."
Servicer Advances
The servicer is obligated to advance each month an amount equal to accrued and unpaid interest on each contract that is 30 days or greater delinquent with respect to the related due period, but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on such contract. The servicer will be entitled to reimbursement of its outstanding advances on any payment date by means of a first priority withdrawal of certain funds then held in the collection account. See "Description of the Transfer and Servicing Agreements—Servicing—Advances" in the prospectus.
Mandatory Repurchase by the Depositor
Under the sale and servicing agreement, we have agreed, in the event of a breach of certain representations and warranties made by us which materially and adversely affects the trust's interest in any contract and which has not been cured, to repurchase such contract two business days prior to the first payment date after the last day of the calendar month in which the servicer, the trustee, the indenture trustee or we become aware of such breach. See "Description of the Transfer and Servicing Agreements—Representations and Warranties Made by the Seller and the Depositor" in the prospectus.
Servicing Fees
The servicer will be entitled to receive a monthly servicing fee equal to 1/12th of [ ]% of the aggregate principal balance of the contracts as of the first day of the prior calendar month (or with respect to the first payment date, the aggregate principal balance of the contracts as of the initial cutoff date). The servicer will also be entitled to receive any extension fees or late payment penalty fees paid by obligors. The servicing fees will be paid to the servicer from funds in the collection account prior to any payments to the noteholders. See "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Servicing Compensation and Reimbursement of Servicer Advances."

Priority of Payments	Prior to Acceleration of the Notes:

On each payment date prior to the acceleration of the notes, the trust will apply collections on the contracts received during the prior calendar month, servicer advances and, with respect to payments of principal and interest on the notes, funds transferred from the reserve fund to make the following payments in the following order of priority:
	•	to the noteholders, the amount of any mandatory redemption in the manner described in "Description of the Notes—Mandatory Redemption Following the Funding Period";
	•	reimbursement of servicer advances;
	•	servicing fee;
	•	indenture trustee's fee;
	•	interest on the Class A notes, pro rata;
	•	interest on the Class B notes;
	•	principal on the Class A notes and the Class B notes, in the priority set forth in "Principal" above;
	•	to the reserve fund, the amount, if any, needed to fund the reserve fund to the required amount; and
	•	any remaining amounts to the depositor as certificateholder under the trust agreement.
After Acceleration of the Notes:

After an event of default due to a breach of a material covenant or agreement by the trust and acceleration of the notes, all amounts available to the noteholders will be made in the following priority:
	•	interest on the Class A notes, pro rata;
	•	interest on the Class B notes;
	•	principal on the Class A notes, pro rata, until paid in full; and
	•	principal on the Class B notes, until paid in full.
After an event of default due to a payment default or certain insolvency events and acceleration of the notes, all distributions available to the noteholders will be made in the following priority:
	•	interest on the Class A notes, pro rata;
	•	principal on the Class A notes, pro rata, until paid in full;
	•	interest on the Class B notes; and
	•	principal on the Class B notes, until paid in full.
Credit Enhancement	Credit enhancement provides protection for the Class A notes and Class B Notes against losses and delays in payment.

The credit enhancement for the notes is as follows:
Class A notes:	•	subordination of the Class B notes
	•	reserve fund
	•	excess spread
Class B notes:	•	reserve fund
	•	excess spread
Material Federal Income Tax Consequences
Winston & Strawn LLP, as federal tax counsel to the trust, will deliver its opinion that the notes will be characterized as debt for federal income tax purposes, and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. The purpose of obtaining the opinion of tax counsel is to provide investors with greater assurance that the notes will be characterized as debt for federal income tax purposes and that the trust will not be subject to federal income tax at the entity level. However, an opinion of tax counsel is not binding on the Internal Revenue Service and there is no assurance that the Internal Revenue Service will not disagree with the opinion of federal tax counsel. By purchasing a note, you agree to treat your note as debt for federal, state and local income tax purposes. Payments received by you will generally be treated as either interest or principal and you will not be considered an owner of an equity interest in the trust.

The foregoing is a very general summary of material federal income tax matters. These general statements are subject to the qualifications, clarifications, assumptions and expanded discussion set forth in the accompanying prospectus and in this prospectus supplement under the heading "Material Federal Income Tax Consequences."
ERISA Considerations
The notes are generally eligible for purchase by employee benefit plans and individual retirement accounts and similar arrangements, and by persons investing on behalf of or with plan assets of such plans, accounts and arrangements, subject to those considerations and exceptions discussed under "ERISA Considerations" in the accompanying prospectus and in this prospectus supplement.

You should refer to "ERISA Considerations" in the accompanying prospectus and in this prospectus supplement. If you are a benefit plan fiduciary considering a purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.
Marketing Address and Telephone Numbers of Principal Executive Offices
The mailing address of the seller is 150 South Wacker Drive, Suite 3100, Chicago, Illinois 60606, telephone (312) 368-9501. The mailing address of the depositor is 3850 Arrowhead Drive, Carson City, Nevada 89706, telephone (775) 886-3000. The principal office of the trust is in care of [ ].

Risk Factors

        The following risk factors and the risk factors in the accompanying prospectus describe the principal risk factors relating to an investment in the notes.

        You should carefully consider the following risks before you invest in the notes. You should also carefully consider the risk factors beginning on page [    ] of the accompanying prospectus.

Some classes of notes will be entitled to interest or principal payments before other classes

        The trust will pay interest, principal or both on some classes of notes prior to paying interest, principal or both on other classes of notes. The subordination of some classes to others means that the subordinated classes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights. See "Certain Information Regarding the Notes—Payments and Distributions on the Notes" in this prospectus supplement.

        Moreover, the more senior classes of notes could lose the credit enhancement provided by the more subordinate classes and the reserve fund if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the reserve fund are insufficient to pay the more senior classes of notes.

Adverse events in [            ] high concentration states may cause increased defaults and delinquencies

        If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts may differ from what you expect, and you may experience delays or reductions in payments.

        The following are the approximate percentages of the aggregate principal balance of the contracts as of the initial cutoff date whose obligors are located in the following states:

  •
  [            ]% in [            ],

  •
  [            ]% in [            ], and

  •
  [            ]% in [            ].

        The remaining states accounted for [            ]% of the aggregate principal balance of the contracts as of the initial cutoff date, and none of these remaining states accounted for more than [            ]% of the aggregate principal balance of the contracts as of the initial cutoff date. For a discussion of the breakdown of the contracts by state, see "The Contracts" in this prospectus supplement.

        Although we do not know of any matters likely to increase the rate of delinquencies or defaults in these states, adverse events specific to a geographic region would include natural disasters and regional economic downturns. For example, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, or in the oil and gas industry, which is concentrated in the state of Texas could reduce the income of obligors in those states and ultimately reduce the related obligors' ability to make timely payments on their contracts. In addition, the following economic conditions may affect payments:

  •
  unemployment,

  •
  interest rates,

  •
  inflation rates, and

  •
  consumer perceptions of the economy.

Future delinquency and loss experience of the contracts may vary substantially from the servicer's historical experience

        Presented in this prospectus supplement is the historical delinquency and loss experience of the portfolio of contracts originated indirectly or purchased by the seller and serviced by the servicer consisting primarily of contracts secured by motorcycles sold in the United States (including U.S. Territories) manufactured by Harley-Davidson, Buell and other manufacturers. However, the actual delinquency and loss experience for the contracts transferred to a trust could be substantially worse. If so, you may not receive interest and principal payments on your securities in the amounts and at the times you expect.

The notes may not be suitable investments for all investors

        The notes may not be a suitable investment for any investor that requires a regular or predictable schedule of principal payments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors consider purchasing the notes.

Prepayments, potential losses and change in the order of priority of payments may occur following acceleration of the notes

        If the maturity dates of the notes are accelerated following an event of default resulting from a payment default or the insolvency of the trust, the trust will make no further distributions of interest in respect of the subordinated classes of notes until the more senior classes of notes are paid in full.

        If the maturity dates of the notes are accelerated following an event of default due to certain insolvency events, the indenture trustee under certain circumstances may sell the trust assets. In such event, the trust may not have sufficient funds to pay all of the notes in full.

        In addition, if the maturity dates of the notes are accelerated following an event of default due to a payment default and the indenture trustee determines that the trust assets will not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the maturity dates of the notes had not been accelerated, the indenture trustee with the consent of the holders of all outstanding notes may sell the trust assets for an amount less than the aggregate outstanding principal amount of the notes. In such event, the trust may not have sufficient funds to pay all of the notes in full.

        If you receive your principal earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your notes. If the trust is required to sell its assets in the circumstances described above, the amount received from the sale may not be sufficient to pay all amounts owed to you.

Because the notes are in book-entry form, your rights can only be exercised indirectly

        Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream, Luxembourg, or the Euroclear System in Europe. Transfers of interests in the notes must therefore be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption "Information Regarding the Securities—Book-Entry Registration" in the accompanying prospectus. Unless and until the notes in this prospectus supplement cease to be held in book-entry form, the indenture trustee will not recognize you as a "noteholder," as such term is used in the indenture. As a result, you will only be able to exercise the rights of noteholders indirectly through DTC, if in the United States, and its participating organizations, or Clearstream and Euroclear, in Europe, and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in DTC, Clearstream or Euroclear and to take other actions that require a physical note.

        Interest and principal on the notes will be paid by the trust to DTC as the holder of record of the notes while they are held in book-entry form. DTC will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

The holders of the Class B notes will have limited control with respect to certain trust actions which could conflict with the interests of the holders of the Class A notes

        Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes, the indenture trustee, acting at the direction of the holders of a specified percentage of the outstanding principal amount of the Class A notes, has the power to direct the trust to take certain actions in connection with the property of the trust until the Class A notes have been paid in full. Furthermore, the holders of a majority of the Class A notes, or the indenture trustee acting on behalf of the holders of Class A notes, under certain circumstances, has the right to terminate the servicer as the servicer of the contracts without consideration of the effect such termination would have on the holders of Class B notes. The holders of the Class B notes will not have the ability to remove the servicer until the Class A notes have been paid in full. In addition, the holders of not less than a majority in outstanding principal amount of the Class A notes will have the right to waive certain events of default with respect to the servicer, without consideration of the effect such waiver would have on the holders of Class B notes. See "Description of the Transfer and Servicing Agreements—Servicing—Servicer Default" and "—Rights Upon Servicer Default" in the prospectus and "Description of the Notes—Voting Rights" in this prospectus supplement.

Characteristics of the pool of contracts may change due to pre-funding

        There will be no required characteristics of the contracts transferred to the trust during the pre-funding period, except for the criteria described in "The Contracts" in this prospectus supplement. Additional contracts may be originated at a later date using credit criteria different from those that were applied to the initial contacts and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent contracts to the trust, the characteristics of the entire pool of contracts, including the composition of the contracts, the distribution by contract rate, payment frequency, average maturity, current contract value and geographic distribution, may vary from those of the initial contracts. Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the contracts are paid, some of these variations will affect the weighted average life of the notes. However, the requirements set forth in "The Contracts" in this prospectus supplement are intended to minimize the effect of the addition of subsequent contracts on increasing the weighted average life of the notes.

Prepayments of principal on the notes could result from pre-funding

        If the principal amount of eligible contracts purchased or originated by the seller indirectly through Harley-Davidson or Buell motorcycle dealers or Eaglemark Savings Bank during the trust's pre-funding period, plus other pre-existing eligible contracts, is less than the amount deposited in the trust's pre-funding account, we will not have sufficient contracts to sell to the trust during the pre-funding period. This would result in a prepayment of principal in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period allocated to the notes pro rata unless the amount remaining on deposit is less than $150,000. See "Description of the

Notes—Mandatory Redemption Following the Funding Period" in this prospectus supplement. Any prepayment will shorten the weighted average life of the affected notes. The amount of the notes that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the notes.

United States and world economic and political conditions, including acts or threats of terrorism and/or war, could adversely affect payments on the notes

        National and international political developments, instability and uncertainties could result in economic weakness in the United States and in international markets. These uncertainties include threatened hostilities with other countries, political unrest and instability around the world, and continuing threats of terrorist attacks. Any actual armed hostilities, and any future terrorist attacks in the United States or abroad, could also have an adverse impact on the U.S. economy, global financial markets and payments and collections on the contracts.

        You should consider the possible effects on delinquency, default and prepayment experience of the contracts. For example, the ongoing U.S. military operations in the Middle East and hostilities in other countries have increased the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Under the Servicemembers Civil Relief Act, obligors who are members of the military on active duty, including reservists who are called to active duty after the origination of their contracts, may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. No information can be provided as to the number of contracts that may be affected by the Servicemembers Civil Relief Act. If an obligor's obligation to make payments is reduced, adjusted or extended, the servicer will only be required to advance principal and interest which was 30 days or more delinquent with respect to the related due period, and only to the extent the servicer believes that such amounts will ultimately be recoverable through collection. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

        The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed motorcycle securing a contract during the related obligor's period of active duty and, in some cases, may require the servicer to extend the maturity of the contract, lower the monthly payments and readjust the payment schedule for a period of time after completion of the obligor's military service. As a result, there may be delays in payment and increased losses on the contracts.

        For more information regarding the effect of the Servicemembers Civil Relief Act, you should refer to "Legal Aspects of the Contracts—Other Limitations" in the prospectus.

The Trust

General

        Harley-Davidson Motorcycle Trust [            ] is a statutory trust formed under the laws of the State of Delaware pursuant to the trust agreement between the depositor and the trustee for the transactions described herein. After its formation, the trust will engage in only a limited set of activities. The trust's activities are limited to:

  •
  acquiring, holding and managing the contracts and the other assets of the trust and proceeds therefrom;

  •
  issuing the notes and the certificate;

  •
  making payments on the notes and the certificate; and

  •
  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or that are incidental to or connected with the foregoing purposes.

        Under a transfer and sale agreement between the seller and the depositor, the seller will sell all of the contracts and the related property to the depositor.

        Under a sale and servicing agreement among the trust, the depositor, the servicer and the indenture trustee, the depositor will transfer all of the contracts and related property to the trust.

        The property of the trust will consist of:

  •
  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the applicable cutoff date, but excluding any scheduled payments due after, but received on or prior to, the applicable cutoff date;

  •
  security interests in the financed motorcycles securing the contracts and any related property;

  •
  rights with respect to any repossessed financed motorcycles;

  •
  the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

  •
  certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts;

  •
  the depositor's rights against the seller under the transfer and sale agreement pursuant to which the seller sold the contracts to the depositor;

  •
  the right to receive payments from the depositor for the repurchase of contracts which do not meet specified representations and warranties made by the depositor in the sale and servicing agreement;

  •
  the trust's rights against the servicer under the sale and servicing agreement;

  •
  amounts held in the collection account, the note distribution account, the pre-funding account, the interest reserve account and the reserve fund to be established and maintained under the sale and servicing agreement; and

  •
  all proceeds of the foregoing.

        The trust will issue a certificate to the depositor representing the entire beneficial ownership interest in the trust. The certificate will at all times be owned by the depositor or other single person. The fiscal year end of the trust is December 31.

        The trust's principal offices will be in [            ], in care of [            ], as trustee, at the address listed below under "The Trustee and the Indenture Trustee."

Capitalization

        In addition to the notes, the trust will issue a certificate having no principal balance. The holder of the certificate will be entitled to receive certain distributions of excess cash flow and releases from the reserve fund from time to time as set forth under "Certain Information Regarding the Notes—Payments and Distributions on the Notes." Initially, the certificate will be retained by the depositor.

        On or prior to the closing date, the depositor will make an equity contribution to the trust in the amount of $1,000. The following table illustrates the capitalization of the trust as of the closing date:

Class A-1 notes	$	[ ]
Class A-2 notes	$	[ ]
Class B notes	$	[ ]
Certificate		$0
Cash		$1,000

Total	$	[ ]

The Seller and Servicer

        Harley-Davidson Credit Corp. will act as seller and servicer of the contracts and will receive compensation and certain other fees for such services. Information regarding the seller and the servicer is set forth under the caption "The Seller and Servicer" in the accompanying prospectus.

The Depositor

        Harley-Davidson Customer Funding Corp. will act as depositor. Information regarding the depositor is set forth under the caption "The Depositor" in the accompanying prospectus.

The Trustee and the Indenture Trustee

        [            ] will be the trustee under the trust agreement. The trustee is a [            ] and its principal offices are located at [            ].

        [            ] will be the indenture trustee under the indenture. The indenture trustee is a            [            ] and its principal offices are located at [            ].

        The servicer will separately pay the fees of the trustee in connection with its duties under the trust agreement. The indenture trustee's fees will be paid by the trust from Available Amounts prior to any payments to the noteholders. Each of the trustee and the indenture trustee will also be entitled to indemnification by the depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by it not resulting from its own willful misfeasance, bad faith or negligence. The depositor will also indemnify the trustee and the indenture trustee for specified taxes that may be asserted in connection with the transaction.

The Indenture and the Administration Agreement

        Under an indenture between the trust and the indenture trustee, the trust will pledge the trust assets to the indenture trustee to secure the payment of the notes.

        Under an administration agreement among the trust, the indenture trustee, the depositor and Harley-Davidson Credit Corp., as administrator, the administrator will agree to perform certain of the trust's administrative functions under the indenture and certain of the trustee's administrative functions under the trust agreement.

Use of Proceeds

        The depositor will use the net proceeds received from the sale of the notes (i) for the purchase of the initial contracts and related assets from the seller and (ii) the remainder for the funding of the pre-funding account. The seller will use the net proceeds from the depositor's purchase of the initial contracts, as well as subsequent contracts, to fund a new portfolio of conditional sales contracts and promissory note and security agreements.

The Contracts

        The trust will own a pool of conditional sales contracts and promissory note and security agreements secured by new and used motorcycles.

Criteria for Selecting the Contracts

        The contracts have been (or will be, in the case of subsequent contracts) selected by the seller from the seller's portfolio of contracts using several criteria, some of which are set forth in the prospectus under "The Contracts—Criteria for Selecting the Contracts.". The contracts were originated indirectly by the seller primarily through Eaglemark Savings Bank and, to a limited extent, through Harley-Davidson motorcycle dealers and acquired by the depositor in the ordinary course of the depositor's business. In addition, the selection criteria include the requirement that each contract:

  •
  is a fixed-rate simple interest conditional sales contract or promissory note and security agreement;

  •
  is secured by a new or used motorcycle manufactured by one or more subsidiaries of Harley-Davidson, Inc. (including Buell Motorcycle Company, LLC) or certain other motorcycle manufacturers;

  •
  has a contract interest rate of not less than [    ]%;

  •
  will amortize the amount financed over an original term no greater than [    ] months;

  •
  is not more than [    ] days delinquent, as determined by the servicer in accordance with its policies and procedures, as of the applicable cutoff date; and

  •
  has a current principal balance of at least $[            ].

        The contracts were selected from the seller's portfolio of conditional sales contracts and promissory note and security agreements for new and used motorcycles, in each case meeting the criteria described above. No selection procedures believed to be adverse to the securityholders were utilized in selecting the contracts from qualifying conditional sales contracts and promissory note and security agreements.

Characteristics of the Contracts

        The contracts have or will have the following characteristics:

  •
  the last scheduled payment of each initial contract is due no later than [            ], and with respect to the contracts as a whole (including any subsequent contracts conveyed to the trust after the closing date), the last scheduled payment will be due no later than [            ];

  •
  the first scheduled payment date of contracts representing approximately [            ]% of the aggregate principal balance of the initial contracts as of the initial cutoff date is due no later than [            ] and the first scheduled payment date of remaining contracts representing approximately [            ]% of the aggregate principal balance of the initial contracts as of the initial cutoff date is due no later than [            ];

  •
  approximately [            ]% of the principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles which were new and approximately [            ]% is attributable to loans to purchase motorcycles which were used at the time the related contract was originated;

  •
  approximately [            ]% of the principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles manufactured by Harley-Davidson or Buell and approximately [            ]% of the principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles not manufactured by Harley-Davidson or Buell;

  •
  all initial contracts have a contract interest rate of at least [            ]% per annum and not more than [            ]% per annum and the weighted average contract interest rate of the initial contracts as of the initial cutoff date is approximately [            ]% per annum (see Table 1 below);

  •
  the initial contracts have remaining maturities as of the initial cutoff date of at least [            ] months but not more than [            ] months and original maturities of at least [            ] months but not more than [            ] months;

  •
  the initial contracts have a weighted average term to scheduled maturity as of the initial cutoff date of approximately [            ] months, and a weighted average term to scheduled maturity as of origination of approximately [            ] months (see Tables 2 and 3 below);

  •
  the average principal balance per initial contract as of the initial cutoff date was approximately $[            ] and the principal balances on the initial contracts as of the initial cutoff date ranged from $[            ] to $[            ] (see Table 4 below);

  •
  the contracts arise (or will arise) from loans to obligors located in 50 states, the District of Columbia, the U.S. Territories[, Canada] and military bases and with respect to the initial contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balance of the initial contracts as of the initial cutoff date: [            ]% in [            ], [            ] % in [            ] and [            ]% in [            ] (see Table 5 below). No other geographic location represented more than [            ]% of the aggregate principal balance of the initial contracts.

        Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the subsequent contracts. Therefore, following the transfer of the subsequent contracts to the trust, the aggregate characteristics of the entire pool of the contracts, including the composition of the contracts, the distribution by contract interest rate of the contracts, the distribution by remaining term of the contracts, the distribution by original term to maturity of the contracts, the distribution by current balance of the contracts, and the geographic distribution of the contracts, described in the following tables, may vary from those of the initial contracts as of the initial cutoff date.

TABLE 1

DISTRIBUTION BY CONTRACT INTEREST RATE OF THE INITIAL CONTRACTS
(AS OF THE INITIAL CUTOFF DATE)

RATE	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(1)	TOTAL OUTSTANDING BALANCE PRINCIPAL	PERCENT OF POOL BALANCE(1)
TOTALS:		100.00%		100.00%

(1)
Percentages may not add to 100.00% because of rounding.

TABLE 2

DISTRIBUTION BY REMAINING TERM TO MATURITY
OF THE INITIAL CONTRACTS
(AS OF THE INITIAL CUTOFF DATE)

CALCULATED REMAINING TERM (MONTHS)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(1)	TOTAL OUTSTANDING BALANCE PRINCIPAL	PERCENT OF POOL BALANCE(1)
TOTALS:		100.00%		100.00%

TABLE 3

DISTRIBUTION BY ORIGINAL
TERM TO MATURITY OF THE INITIAL CONTRACTS
(AS OF THE INITIAL CUTOFF DATE)

ORIGINAL TERM (MONTHS)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE(1)
TOTALS:		100.00%		100.00%

(1)
Percentages may not add to 100.00% because of rounding.

TABLE 4

DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
(AS OF THE INITIAL CUTOFF DATE)

CURRENT BALANCE	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE(1)
TOTALS:		100.00%		100.00%

(1)
Percentages may not add to 100.00% because of rounding.

TABLE 5

GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
(AS OF THE INITIAL CUTOFF DATE)

STATE(1)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(2)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE(2)
ALABAMA
ALASKA
ARIZONA
ARKANSAS
CALIFORNIA
COLORADO
CONNECTICUT
DELAWARE
DISTRICT OF COLUMBIA
FLORIDA
GEORGIA
HAWAII
IDAHO
ILLINOIS
INDIANA
IOWA
KANSAS
KENTUCKY
LOUISIANA
MAINE
MARYLAND
MASSACHUSETTS
MICHIGAN
MINNESOTA
MISSISSIPPI
MISSOURI
MONTANA
NEBRASKA
NEVADA
NEW HAMPSHIRE
NEW JERSEY
NEW MEXICO
NEW YORK
NORTH CAROLINA
NORTH DAKOTA
OHIO
OKLAHOMA
OREGON
PENNSYLVANIA

TABLE 5

GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
(CONTINUED)

STATE(1)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(2)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE(2)
RHODE ISLAND
SOUTH CAROLINA
SOUTH DAKOTA
TENNESSEE
TEXAS
UTAH
VERMONT
VIRGINIA
WASHINGTON
WEST VIRGINIA
WISCONSIN
WYOMING
OTHER(3)
TOTALS:		100.00%		100.00%

(1)
Based on billing addresses of obligors as of the initial cutoff date.

(2)
Percentages may not add to 100.00% because of rounding.

(3)
Includes U.S. Territories [, Canada]and military bases.

Delinquency, Loan Loss and Repossession Information

        The following tables set forth the delinquency experience and loan loss and repossession experience of the seller's portfolio of contracts consisting primarily of contracts secured by motorcycles sold in the United States (including U.S. Territories) manufactured by Harley-Davidson, Buell and other manufacturers. These figures include data in respect of contracts which the seller has previously sold with respect to prior securitizations and for which the seller acts as servicer.

Delinquency Experience At December 31,
	2004				2003				2002				2001				2000
	Number of Contracts		Amount		Number of Contracts		Amount		Number of Contracts		Amount		Number of Contracts		Amount		Number of Contracts		Amount
(Dollars in Thousands)
Portfolio	[	]	$[	]	[	]	$[	]	[	]	$[	]	[	]	$[	]	[	]	$[	]
Period of Delinquency
30-59 Days	[	]	$[	]	[	]	$[	]	[	]	$[	]	[	]	$[	]	[	]	$[	]
60-89 Days	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
90 Days or more	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
Total Delinquencies	[	]	$[	]	[	]	$[	]	[	]	$[	]	[	]	$[	]	[	]	$[	]
Total Delinquencies as a Percent of Total Portfolio	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%
[At March 31,][At June 30,][At September 30,]
	2005				2004
	Number of Contracts		Amount		Number of Contracts		Amount
Portfolio	[	]	$[	]	[	]	$[	]
Period of Delinquency
30-59 Days	[	]	$[	]	[	]	$[	]
60-89 Days	[	]	[	]	[	]	[	]
90 Days or more	[	]	[	]	[	]	[	]
Total Delinquencies	[	]	$[	]	[	]	$[	]
Total Delinquencies as a Percent of Total Portfolio	[	]%	[	]%	[	]%	[	]%

Loan Loss/Repossession Experience
(Dollars in Thousands)

Year Ended December 31,
	2004		2003		2002		2001		2000
Outstanding Balance of All Contracts Serviced	$[	]	$[	]	$[	]	$[	]	$[	]
Contract Liquidations	[	]%	[	]%	[	]%	[	]%	[	]%
Net Losses:
Dollars	$[	]	$[	]	$[	]	$[	]	$[	]
Percentage	[	]%	[	]%	[	]%	[	]%	[	]%

[Three][Six][Nine] Months Ended [March 31,] [June 30,] [September 30,]
	2005		2004
Outstanding Balance of All Contracts Serviced	$[	]	$[	]
Contract Liquidations	[	]%	[	]%
Net Losses:
Dollars	$[	]	$[	]
Percentage	[	]%	[	]%

        The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the contracts included in the trust will be similar to that set forth above.

        Changes in the net loss and delinquency experience of the portfolio have generally been driven by the growth and seasoning of the portfolio, improvements in collection procedures and fluctuations in the general economic environment.

        In particular, by [                        ], delinquencies, as a percentage of the total portfolio, [                        ] from [            ], resulting from [                        ]. Liquidations and net losses, as a percentage of the outstanding balance of all contracts being serviced, [                        ] from [                        ], due to [                        ].

        In [                        ], delinquencies [                        ] from [                        ], resulting from [                        ]. Liquidations and net losses [                        ] from [                        ], due to [                        ].

        In [                        ], delinquencies and liquidations [                        ] from [                        ] as a result of [                        ]. Net losses, as a percentage of the outstanding balance of all contracts being serviced, generally [                        ] during [                        ] as a result of [                        ].

        In [                        ], delinquencies, as a percentage of the total portfolio, [                        ] from [                        ] as a result of [                        ]. In addition, liquidations and net losses [                        ] in [                        ] as a result of [                        ].

        Overall, the portfolio size increased during the period from [                        ] through [                        ] primarily due to increases in Harley-Davidson motorcycle production and the servicer's market share penetration of units financed.

        In addition, beginning in February 2001, the servicer implemented a tiered pricing program which tightened the range of available credit in an effort to better match customer risk with contract rates and improve the quality of its portfolio. The contracts included in the trust were originated under the tiered pricing program and may perform differently than the servicer's entire portfolio during the periods described in the foregoing tables during which the tiered pricing program was not in place for all originations. There is no assurance that contracts included in the trust and originated under the tiered pricing program will perform as expected under current or other economic conditions. In addition, a general downturn in the economic environment is likely to cause an increase in delinquencies and net loss rates for the portfolio.

Yield and Prepayment Considerations

        By their terms, the contracts may be prepaid, in whole or in part, at any time. Each contract also contains a provision which permits the seller to require full prepayment in the event of a sale of the related motorcycle securing a contract. In addition, repurchases of the contracts from the trust by the depositor, and concurrently from the depositor by the seller, could occur in the event of a breach of certain representations and warranties with respect to the contracts. In addition, the servicer may exercise its limited option to purchase all of the contracts from the trust when the aggregate outstanding principal balance of the contracts owned by the trust has declined to less than 10% of the sum of:

  •
  the aggregate outstanding principal balance of the contracts as of the initial cutoff date; and

  •
  the initial amount on deposit in the pre-funding account.

        Any prepayments and repurchases of contracts will reduce the average life of the notes and the interest received by the noteholders over the life of the notes (for this purpose the term "prepayment" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies and debt cancellation agreements). In addition, funds remaining in the pre-funding account at the end of the funding period will be used to prepay outstanding principal of the notes and, as a result, the interest received by noteholders over the life of the notes will be reduced.

Weighted Average Lives of the Notes

        The rate of payments on the contracts will directly affect the rate at which you receive principal payments on your notes, and, if you purchase your notes at a premium or discount, your yield to maturity.

        Prepayments on motorcycle contracts can be measured relative to a payment standard or model. In this prospectus supplement, the Absolute Prepayment Model ("ABS") represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all of the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the contracts.

        As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the contracts, final payment of any class of notes could occur later or significantly earlier than the respective final scheduled payment date. Noteholders will bear any reinvestment risk associated with early payment of the notes. Reinvestment risk means the risk that market interest rates may be lower at the time such noteholders receive payments from the trust than the interest rate borne by the notes or than market interest rates had prepayments been made at a different time.

        The ABS Tables have been prepared on the assumption that:

  •
  the contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

  •
  each scheduled monthly payment on each contract is scheduled to be made and is made on the last day of each month and each month has 30 days;

  •
  payments are made on the notes on each payment date (and each payment date is assumed to be the 15th day of each month whether or not a business day with a first payment date of [                        ]);

  •
  the balance in the reserve fund on each payment date is the required amount described under "Prospectus Supplement Summary—Reserve Fund";

  •
  the notes are purchased on an assumed closing date of [                        ]; and

  •
  the seller exercises its option to purchase the contracts at its earliest opportunity to do so.

        The ABS Tables also assume that the contracts have been aggregated into hypothetical pools with all of the contracts within each pool having the following characteristics and that the level scheduled monthly payment for each of the pools will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Initial Contracts

Pool	Balance	Contract Rate	Original Term to Maturity (In Months)	Remaining Term to Maturity (In Months)	Next Payment Date

Subsequent Contracts

Pool	Balance	Contract Rate	Original Term to Maturity (In Months)	Remaining Term to Maturity (In Months)	Next Payment Date

        The ABS Tables indicate the projected weighted average life of each class of notes and set forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

        The actual characteristics and performance of the contracts will differ from the assumptions used to prepare the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment rates. Any difference between the assumptions and the actual characteristics and performance of the contracts or actual prepayment experience will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

Class A-1 Notes Assumed ABS Percentage
Payment Dates
	0.50%	1.00%	1.50%	2.00%	2.25%	2.50%
Weighted Average Life to Call(years)(1)
Weighted Average Life to Maturity(years)(1)(2)

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)
This calculation assumes that the seller does not exercise its option to purchase the contracts.

Class A-2 Notes Assumed ABS Percentage
Payment Dates
	0.50%	1.00%	1.50%	2.00%	2.25%	2.50%
Weighted Average Life to Call (years)(1)
Weighted Average Life to Maturity (years)(1)(2)

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)
This calculation assumes that the seller does not exercise its option to purchase the contracts.

Class B Notes Assumed ABS Percentage
Payment Dates
	0.50%	1.00%	1.50%	2.00%	2.25%	2.50%
Weighted Average Life to Call (years)(1)
Weighted Average Life to Maturity (years)(1)(2)

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)
This calculation assumes that the seller does not exercise its option to purchase the contracts.

        The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the contracts which will differ from the actual characteristics and performance of the contracts) and should be read in conjunction therewith.

Description of the Notes

        This section supplements the information in the accompanying prospectus under the caption "Description of the Notes and Indenture." However, as these statements are only summaries, you should read the sale and servicing agreement and indenture. The information in this section and in the accompanying prospectus under the caption "Description of the Notes and Indenture" describes the material terms of the notes, the indenture and the applicable transfer and servicing agreements, including the sale and servicing agreement. A copy of the indenture and the sale and servicing agreement are available to you upon request to the depositor and will be filed with the Securities and Exchange Commission following the issuance of the notes.

General

        The notes will be issued pursuant to the terms of the indenture between the trust and the indenture trustee.

        The trust will issue three classes of notes, consisting of two classes of senior notes, designated as the Class A-1 notes and Class A-2 notes. We refer to these notes as the "Class A notes." The trust will also issue one class of subordinate notes, designated as the Class B notes.

        The notes will be delivered in book-entry form only and will be issued in minimum denominations of $1,000.

Interest

        Each class of notes will bear interest at the fixed rate per annum for that class shown on the cover page of this prospectus supplement.

        The trust will pay interest on the notes on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" below.

        Interest will be payable to you monthly on the [            ] day of each month or, if that date is not a business day, on the next succeeding business day and will be calculated on the basis of a 360-day year consisting of twelve 30-day months for the interest period from and including the [            ] day of the prior month (or, in the case of the initial payment date, from and including the closing date) to but excluding the [            ] day of the next month.

        After the acceleration of the notes following an event of default resulting from a payment default or certain insolvency events, the trust will not make interest payments on the Class B notes until the Class A notes have been paid in full.

        Interest payments on the Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments on the Class A notes. If on any payment date the trust has insufficient funds to make a full payment of interest on the Class A notes, the holders of the Class A notes will receive their pro rata share of the amount available for interest on the Class A notes.

        If on any payment date, the trust does not have sufficient funds to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward, and together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

Principal

        On each payment date, principal on the notes will be payable in an amount equal to the amount by which (1) the aggregate principal balances of the contracts as of the close of business on the last day of the Due Period relating to the prior payment date (or in the case of the first payment date, the aggregate principal balances of the contracts as of the initial cutoff date) exceeds (2) the aggregate principal balance of the contracts as of the close of business on the last day of the Due Period relating to such payment date, excluding certain non-collectible or defaulted contracts and contracts to be repurchased by the depositor or purchased by the servicer due to certain breaches, but including the amount on deposit in the pre-funding account.

        Principal payments on the Class A notes will be senior in priority to principal payments on the Class B notes. Principal payments on each payment date will generally be allocated [    ]% to the Class A notes and [    ]% to the Class B notes. However, any shortfall in the amount of funds available for principal payments on any payment date will reduce the principal payment on the Class B notes (up to the full amount of the payment) before the principal payment on the Class A notes will be reduced. Principal payments on the Class A notes will be paid sequentially, so that no principal will be paid on the Class A-2 notes until the Class A-1 notes have been paid in full. The trust will pay principal on the notes on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under "Certain Information Regarding the Notes—Payments and Distributions on the Notes—Distributions" below.

        Principal of each class of notes is due and payable on the final scheduled payment date for that class shown on the cover page of this prospectus supplement.

Optional Redemption

        The servicer has the option to purchase all of the contracts on any payment date if the aggregate outstanding principal balance of the contracts owned by the trust declines to less than 10% of the sum of:

  •
  the aggregate outstanding principal balance of the contracts as of the initial cutoff date; and

  •
  the initial amount on deposit in the pre-funding account.

        If the seller exercises this option, the notes will be redeemed at a price equal to the unpaid principal amount of the notes plus accrued interest thereon.

Mandatory Redemption Following the Funding Period

        The notes will be prepaid in part, without premium, on the payment date on or immediately following the last day of the funding period if any amount remains on deposit in the pre-funding account after subsequent contracts are transferred to the trust. The aggregate principal amount of notes to be prepaid will be an amount equal to the amount then on deposit in the pre-funding account allocated to the notes pro rata. If the amount on deposit in the pre-funding account is less than $150,000, only the Class A-1 noteholders will be prepaid.

Voting Rights

        This prospectus supplement and the accompanying prospectus specify certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice. Except in limited circumstances, while the Class A notes are outstanding, only the holders of the Class A notes will have those rights, not the holders of all of the notes or the Class B notes.

Notices

        You will be notified in writing by the indenture trustee of any event of default, event of termination or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer obtaining actual knowledge of these events. If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Those notices will be deemed to have been given on the date of that publication or mailing.

Certain Information Regarding the Notes

The Accounts

  The Collection Account

        The indenture trustee will establish an account referred to as the collection account in accordance with the sale and servicing agreement. The servicer will cause all collections made on or in respect of the contracts during a Due Period to be deposited in or credited to the collection account. The servicer is required to deposit, without deposit into any intervening account, into the collection account as promptly as practicable, but in any case not later than the second business day following the receipt thereof, all amounts received on or in respect of the contracts. However, if the servicer's short term debt security rating is at least "P-1" by Moody's Investors Service, Inc. and "A-1" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, the servicer may deposit into the collection account all amounts received on or in respect of the contracts on the business day immediately preceding each payment date. The servicer is required to use its best efforts to cause an obligor to make all payments on the contracts to one or more lockbox banks (either directly by remitting payments to a lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the servicer which payments will be subsequently transferred from such account to one or more lockbox banks), acting as agent for the trust pursuant to a lockbox agreement. Funds in the collection account will be invested in certain eligible investments. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the collection account.

  The Pre-Funding Account

        The indenture trustee will establish a trust account referred to as the pre-funding account in accordance with the sale and servicing agreement. During the funding period, the pre-funding account will be maintained by the indenture trustee for your benefit to secure the depositor's obligations under the sale and servicing agreement to purchase and transfer subsequent contracts to the trust. On the closing date, the depositor will deposit $[            ] into the pre-funding account. During the funding period, amounts on deposit in the pre-funding account will be reduced by the amount thereof that the depositor uses to purchase subsequent contracts from the seller and contemporaneously transfers to the trust. The depositor expects that the pre-funded amount will be reduced to less than $150,000 by the payment date occurring in [            ]. Any pre-funded amount remaining at the end of the funding period will be payable to the noteholders. See "Description of the Notes—Mandatory Redemption Following the Funding Period".

  The Reserve Fund

        The servicer will establish pursuant to the sale and servicing agreement the reserve fund which will be a segregated account in the name of the indenture trustee. The reserve fund will be created with an initial deposit by the depositor on the closing date and will thereafter be funded as described below under "—Calculation of Reserve Fund Required Amount" and "Payments and Distributions on the Notes—Distributions".

        Amounts held from time to time in the reserve fund will be held for the benefit of noteholders and may be invested at the direction of the servicer in investments acceptable to the rating agencies rating the notes as being consistent with the ratings of the notes. Investment income on those investments will be paid to the depositor, upon the direction of the servicer, to the extent that funds on deposit in the reserve fund on any payment date exceed the amount that is required to be on deposit in the reserve fund. If the amount on deposit in the reserve fund on any payment date exceeds the amount that is required to be on deposit in the reserve fund on that payment date, the indenture trustee will withdraw that excess and pay it to the depositor. Upon any distribution to the depositor of those excess amounts, the noteholders will not have any rights in, or claims to, those amounts.

        The servicer may, from time to time after the date of this prospectus supplement, request each rating agency rating the notes to approve a formula for determining the amount that is required to be on deposit in the reserve fund on each payment date that is different from that described below. If each rating agency delivers a letter to the indenture trustee and the trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes, then the amount that is required to be on deposit in the reserve fund will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any noteholder, to reflect the new calculation.

        If Available Amounts for any payment date, after paying the servicing fee, reimbursing the servicer for servicer advances and paying the indenture trustee's fee, are insufficient to pay principal and interest on the notes, the indenture trustee will withdraw funds from the reserve fund for distribution to the noteholders to cover any shortfalls. If on the final scheduled payment date of any class of notes, the principal amount of that class has not been paid in full, the indenture trustee will withdraw funds from the reserve fund to pay those notes.

        None of the noteholders, the indenture trustee, the servicer, or the depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent payment date to make full distributions to the noteholders.

  Calculation of Reserve Fund Required Amount

        On the closing date, the depositor will deposit a total of $[            ] into the reserve fund. On any date on which subsequent contracts are transferred to the trust, an additional amount equal to [            ]% of the aggregate principal balance of those subsequent contracts will be deposited into the reserve fund. With respect to any payment date, the reserve fund required amount will equal the greater of (a) [            ]% of the aggregate principal balance of the contracts in the trust as of the last day of the immediately preceding Due Period; provided, however, that if certain trigger events occur, the reserve fund required amount will be equal to [            ]% of the aggregate principal balance of the contracts in the trust as of the last day of the immediately preceding Due Period and (b) [            ]% of the initial aggregate principal amount of the notes; provided, however, in no event shall the reserve fund required amount be greater than the aggregate outstanding principal balance of the notes. As of any payment date, the amount of funds actually on deposit in the reserve fund may, in certain circumstances, be less than the reserve fund required amount.

        A "reserve fund trigger event" will have been deemed to occur with respect to any payment date if (i) the Average Delinquency Ratio for such payment date is equal to or greater than (a) [            ]% for any payment date which occurs within the period from the closing date to, and inclusive of, the first anniversary of the closing date, (b) [            ]% for any payment date which occurs within the period from the day after the first anniversary of the closing date to, and inclusive of, the second anniversary of the closing date, (c) [            ]% for any payment date which occurs within the period from the day after the second anniversary of the closing date to, and inclusive of, the third anniversary of the closing date or (d) [            ]% for any payment date following the third anniversary of the closing date; (ii) the

Average Loss Ratio for such payment date is equal to or greater than (a) [            ]% for any payment date which occurs within the period from the closing date to, and inclusive of, the second anniversary of the closing date, or (b) [            ]% for any payment date following the second anniversary of the closing date; or (iii) the Cumulative Loss Ratio for such payment date is equal to or greater than (a) [            ]% for any payment date which occurs within the period from the closing date to, and inclusive of, the first anniversary of the closing date, (b) [            ]% for any payment date which occurs within the period from the day after the first anniversary of the closing date to, and inclusive of, the second anniversary of the closing date, (c) [            ]% for any payment date which occurs within the period from the day after the second anniversary of the closing date to, and inclusive of, the third anniversary of the closing date, or (d) [            ]% for any payment date following the third anniversary of the closing date.

        A reserve fund trigger event will be deemed to have terminated with respect to a payment date if no reserve fund trigger event shall exist with respect to three consecutive payment dates (inclusive of the respective payment date).

  Interest Reserve Account

        The depositor will establish, and fund with an initial deposit on the closing date, the interest reserve account, for the purpose of providing additional funds for payment to the trust of carrying charges to pay certain distributions on payment dates that occur during (and on the first payment date following the end of) the funding period. In addition to the initial deposit, all investment earnings with respect to the pre-funding account are to be deposited into the interest reserve account and, pursuant to the sale and servicing agreement, on each payment date described above, amounts in respect of carrying charges will be paid from such account.

        The interest reserve account will be established to account for the fact that a portion of the proceeds obtained from the sale of the notes will be initially deposited in the pre-funding account rather than invested in contracts, and the monthly investment earnings on amounts in the pre-funding account (until such amounts have been used to acquire subsequent contracts) are expected to be less than the weighted average of the interest rates of the respective classes of notes with respect to the corresponding portion of the principal balances of respective classes of notes, as well as the amount necessary to pay the indenture trustee's fee. The interest reserve account is not intended to provide any protection against losses on the contracts in the trust. After the funding period, funds in the interest reserve account will be released to the depositor.

  The Distribution Account

        The indenture trustee will establish and maintain with itself the distribution account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account, reserve fund, interest reserve account and pre-funding account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

Determination of Outstanding Principal Balances

        Prior to each payment date, the servicer will calculate a seven-digit decimal factor which represents:

  •
  the unpaid principal amount of the Class A-1 notes, after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of the Class A-1 notes;

  •
  the unpaid principal amount of the Class A-2 notes, after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of the Class A-2 notes; and

  •
  the unpaid principal amount of the Class B notes, after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of the Class B notes.

        If the servicer were to perform such calculations on the closing date, the resulting decimal factor for each of the notes would be 1.0000000. Thereafter, these decimal factors will decline in correspondence with reductions in the outstanding principal amount of the notes. Your portion of the aggregate outstanding principal amount of notes will be the product of:

  •
  the original denomination of the class of notes you own; and

  •
  the decimal factor relating to the class of notes at the time of determination (calculated as described above).

        You will receive reports on or about each payment date concerning payments received on the contracts, the aggregate outstanding principal balance of the contracts owned by the trust, the decimal factors described above and various other items of information. In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transfer and Servicing Agreements—Servicing—Statements to Securityholders" in the accompanying prospectus.

Payments and Distributions on the Notes

  Available Amounts

        The trust will pay principal and interest in respect of the notes on each payment date from Available Amounts for the payment date, as well as amounts permitted to be withdrawn from the reserve fund. See "Certain Information Regarding the Notes—The Accounts—The Reserve Fund." "Available Amounts" for any payment date are generally the sum of:

  •
  the following amounts on deposit in the collection account which the trust received during the prior calendar month:

  (1)
  all amounts allocable to scheduled principal or interest payments on the contracts;

  (2)
  prepayments of contracts; and

  (3)
  proceeds of repossessed financed motorcycles and other proceeds of defaulted contracts;

  •
  the acquisition price paid by the depositor in repurchasing contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

  •
  servicer advances made by the servicer on that payment date in respect of interest payments for the prior calendar month which were delinquent by 30 or more days; and

  •
  the amount paid by the servicer to purchase the contracts when the aggregate outstanding principal balance of the contracts owned by the trust is reduced to less than 10% of the sum of (i) aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the initial amount on deposit in the pre-funding account.

        The precise calculation of the funds available to the trust on each payment date to make payments on the notes is set forth in the definition of "Available Amounts" and the definitions of the defined terms contained in that definition set forth in the Glossary. We refer you to those definitions.

  Servicing Compensation and Reimbursement of Servicer Advances

        On each payment date, the servicer will be entitled to receive the servicing fee in an amount equal to the product of one twelfth (1/12th) of [            ] percent ([            ]%) and the aggregate principal balance of the contracts as of the first day of the calendar month preceding the month in which that payment date falls (or with respect to the first payment date, the aggregate principal balance of the contracts as of the initial cutoff date). The servicer will also be entitled to retain any late payment fees, prepayment charges, if any, and other similar fees and charges received during the prior calendar month.

        The servicer is obligated to advance each month an amount equal to accrued and unpaid interest on each contract which was 30 days or greater delinquent with respect to the related Due Period, but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on such contract. The servicer will be entitled to reimbursement of its outstanding advances by means of a first priority withdrawal of certain funds then held in the collection account. See "Description of the Transfer and Servicing Agreements—Servicing—Advances" and "—Servicing—Net Deposits" in the prospectus and "—Distributions" in this prospectus supplement.

  Distributions

        On each payment date prior to the acceleration of the notes, the servicer will direct the indenture trustee to apply the Available Amounts, together with amounts withdrawn from the reserve fund, in the following order of priority:

  (1)
  to the noteholders, the amount of any mandatory redemption, in the manner described under "Description of the Notes—Mandatory Redemption Following the Funding Period";

  (2)
  reimbursement of servicer advances;

  (3)
  payment of the servicing fee;

  (4)
  payment of the indenture trustee's fee;

  (5)
  all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest to the Class A-1 notes and the Class A-2 notes, pro rata;

  (6)
  all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest;

  (7)
  the Class A Note Principal Distributable Amount, first, to the Class A-1 notes until the Class A-1 notes have been paid in full, and second, to the Class A-2 notes until the Class A-2 notes have been paid in full;

  (8)
  the Class B Note Principal Distributable Amount to the Class B notes until the Class B notes have been paid in full;

  (9)
  to the reserve fund, any amount necessary to increase the amount on deposit in the reserve fund to the required amount; and

  (10)
  any remaining amounts to the depositor as certificateholder under the trust agreement.

        The trust is to make payments first from the Available Amounts, and second, but only as to amounts described in clauses (5), (6), (7) and (8) above, from amounts permitted to be withdrawn from the reserve fund as described under "Certain Information Regarding the Notes—The Accounts—Reserve Fund" above.

        On each payment date after an event of default due to a breach of a material covenant or agreement by the trust and acceleration of the notes, all distributions available to the noteholders will be made in the following priority:

  •
  all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest, to the Class A-1 notes and the Class A-2 notes, pro rata;

  •
  all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest;

  •
  any amounts remaining to the Class A notes, pro rata, until the Class A notes have been paid in full; and

  •
  any amounts remaining to the Class B notes until the Class B notes have been paid in full.

        On each payment date after an event of default due to a payment default or certain insolvency events and acceleration of the notes, all distributions available to the noteholders will be made in the following priority:

  •
  all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest, to the Class A-1 notes and the Class A-2 notes, pro rata;

  •
  any amounts remaining to the Class A notes, pro rata, until the Class A notes have been paid in full;

  •
  all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest; and

  •
  any amounts remaining to the Class B notes until the Class B notes have been paid in full.

Material Federal Income Tax Consequences

Treatment of Trust

        Winston & Strawn LLP, as federal tax counsel to the trust, will deliver its opinion that the trust will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumptions and qualifications described in the accompanying prospectus under the caption "Material Federal Income Tax Consequences."

Treatment of Investors in Notes

        Winston & Strawn llp, as federal tax counsel to the trust, will deliver its opinion that the notes will be characterized as indebtedness for federal income tax purposes. Each purchaser of the notes agrees to treat the notes as debt for federal, state and local income and franchise tax purposes. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting. An accrual basis holder of a note with a maturity date of not more than one year from the issue date of that note (and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant-yield method over the term of each interest period. In the case of notes with a term that is more than one year, such notes are not expected to be issued with original issue discount greater than a de minimis amount (one-fourth of one percent, or 0.25%, of the note's principal amount or other stated redemption price at maturity multiplied by the number of full years included in determining the weighted average maturity of the note). An investor who disposes of a note will recognize taxable gain or loss equal to the difference between the amount realized and the investor's adjusted tax basis in the note. Any gain or loss will be a capital gain or loss assuming the notes constitute capital assets in the hands of the owner. Special rules apply to investors who purchase notes at a discount or a premium. The foregoing general description of the treatment of investors in notes is subject to the further explanation, assumptions and qualifications set forth in the accompanying prospectus.

ERISA Considerations

        The notes may be purchased by or with plan assets of an employee benefit plan, an individual retirement account or a similar arrangement (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Some transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although no assurances can be given in this regard, the notes should be treated as "debt" and not as "equity interests" for purposes of the Plan Assets Regulation because the notes (i) are expected to be treated as indebtedness under local law and (ii) should not be deemed to have any "substantial equity features." For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the accompanying prospectus.

        Each person that acquires a note and that is or is acquiring the note on behalf of or with plan assets of a Plan will be deemed to have represented that its acquisition and holding of the note do not give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or under any substantially similar applicable law, for which a statutory, regulatory or administrative exemption is not available.

        Because the trust, the indenture trustee, the trustee, the servicer and the underwriters may receive benefits in connection with a sale of the notes, the purchase of notes with assets of a plan over which any of these parties or their affiliates has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the fiduciary of a Plan considering a purchase of the notes should consult with counsel concerning possible prohibited transactions if any of these parties

  •
  has investment or administrative discretion with respect to the assets of the Plan,

  •
  has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and will be based on the particular investment needs of the Plan, or

  •
  is an employer maintaining or contributing to the Plan.

        The sale of any of the notes to a Plan is in no respect a representation by the trust, the depositor, the servicer, the seller or the underwriters that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Legal Proceedings

        None of the depositor, the servicer, the seller, or the trust are parties to any legal proceeding which could have a material adverse impact on your interest in the notes or in the trust's assets.

Underwriting

        Subject to the terms and conditions set forth in the underwriting agreement among the depositor, the seller and the underwriters, the depositor has agreed to sell to each of the underwriters named below and each of those underwriters has severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

Underwriter	Initial Principal Amount of Class A-1 Notes	Initial Principal Amount of Class A-2 Notes	Initial Principal Amount of Class B Notes
Total

        In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the notes being offered, if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to certain dealers at that price, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

Class	Selling Concession Not to Exceed	Reallowance Not to Exceed
Class A-1 notes
Class A-2 notes
Class B notes

        After the initial public offering of the notes, the offering prices and other selling terms may be varied by the underwriters.

        Until the distribution of the notes is completed, rules of the Securities and Exchange Commission (the "SEC") may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

        If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither the seller, the servicer, the depositor, the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, neither the seller, the servicer, the depositor, the trust nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

        There is currently no secondary market for the notes and you should not assume that one will develop. The underwriters currently expect, but are not obligated to make a market in the notes. You should not assume that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

        Each underwriter has represented and agreed that:

  (i)
  it has not offered or sold and, prior to the expiry of the period of six months from the issue date of the notes, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

  (ii)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the "FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the trust; and

  (iii)
  it has complied and will comply with all applicable provisions of the FSMA and any applicable secondary legislation made under the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been taken by the trust or the underwriters which would or is intended to permit a public offer of the notes in any country or jurisdiction (other than the United States of America) where action for that purpose is required. Accordingly, no offer or sale of any notes has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required and neither the prospectus nor this prospectus supplement nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

        The underwriting agreement provides that the seller and the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

        In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Harley-Davidson, Inc., Harley-Davidson Credit Corp., Harley-Davidson Financial Services, Inc. or any of their respective affiliates.

Ratings of the Notes

        It is a condition of issuance that each of the Class A-1 notes and Class A-2 notes be rated "[            ]" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "[            ]" by Moody's Investors Service, Inc. and the Class B notes be rated at least "[            ]" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and            "[            ]" by Moody's Investors Service, Inc.

        There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the assigning rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the notes. A security rating is not a recommendation to buy, sell or hold the notes.

Legal Matters

        Certain legal matters with respect to the notes, including certain federal income tax matters, will be passed upon for the seller, the servicer, the depositor and the trust by Winston & Strawn LLP, Chicago, Illinois. Certain legal matters for the underwriters will be passed upon by [            ].

Experts

        The balance sheet of Harley-Davidson Motorcycle Trust [            ] at [            ], appearing in this prospectus supplement has been audited by [            ], independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Reports to Noteholders

        Unless and until the notes are issued in physical form, monthly and annual unaudited reports containing information concerning the contracts will be prepared by the servicer, and sent on behalf of the trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes. No financial reports will be sent to you. See "Information Regarding the Securities—Book-Entry Registration" and "Description of the Transfer and Servicing Agreements—Servicing—Statements to Securityholders" in the prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The administrator, on behalf of the trust, will file with the SEC such periodic reports of the trust as are required under the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC thereunder.

        We filed a registration statement relating to the notes with the SEC. This prospectus supplement is part of the registration statement, but the registration statement includes additional information.

        You may read and copy any reports, statements or other information we file with the SEC at the SEC's public reference room at 450 Fifth Street, NW., Washington, DC, 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public on the SEC Internet site (http://www.sec.gov).

        The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement or in the accompanying prospectus. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the notes.

        As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

Harley-Davidson Credit Corp.
150 South Wacker Drive, Suite 3100
Chicago, Illinois 60606
Attention: Treasurer
(telephone (312) 368-9501;
facsimile (312) 368-4372).

ANNEX I

Global Clearance, Settlement and Tax Documentation Procedures

        Except in certain limited circumstances, the globally offered notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC") and, in the case of the Notes, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e. seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream (in such capacity) and as DTC participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues on pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of securities in same-day funds.

        Trading between Euroclear and/or Clearstream Participants.    Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Euroclear or Clearstream purchaser.    When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a

Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date; (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

        Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Euroclear or Clearstream seller and DTC purchaser.    Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases, Euroclear or Clearstream will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account, would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debit in anticipation or receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day-period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a)
  borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

  (b)
  borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

  (c)
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Global Securities holding securities through Euroclear or Clearstream (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN).    Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).    A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).    Non-U.S. Persons that are Securityholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Securityholder or his agent.

          Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedures.    The holder of a Global Security or in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other business entity treated as such) created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the United States Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations thereunder also will be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Glossary of Terms

        Aggregate Principal Balance is the sum of the Principal Balances of each outstanding contract and the amounts in the pre-funding account. At the time of initial issuance of the notes and certificate, the initial aggregate principal amount of the notes will equal the sum of the Principal Balances of the contracts as of the initial cutoff date plus the initial deposit into the pre-funding account.

        Aggregate Principal Balance Decline means, with respect to any payment date, the amount by which the Aggregate Principal Balance as of the close of business on the last day of the Due Period relating to the payment date immediately preceding that payment date (or as of the initial cutoff date in the case of the first payment date) exceeds the Aggregate Principal Balance as of the close of business on the last day of the Due Period relating to such payment date.

        Available Amounts means, with respect to any payment date, the sum of the Available Interest and the Available Principal for such payment date.

        Available Interest means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

  •
  all amounts received in respect of interest on the contracts;

  •
  the interest component of all Net Liquidation Proceeds;

  •
  the interest component of the purchase price paid by the depositor in repurchasing contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

  •
  all amounts received in respect of carrying charges transferred from the interest reserve account;

  •
  all amounts received in respect of interest, dividends, gains, income and earnings on investment of funds in the trust accounts;

  •
  servicer advances made by the servicer on that payment date in respect of interest payments for the prior calendar month which were delinquent by 30 or more days; and

  •
  the interest component of the amount paid by the servicer to purchase the contracts when the aggregate principal balance of the contracts is reduced to less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the initial amount on deposit in the pre-funding account.

        Available Principal means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

  •
  all amounts received in respect of principal on the contracts;

  •
  the principal component of all Net Liquidation Proceeds;

  •
  the principal component of the purchase price paid by the depositor in repurchasing contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement; and

  •
  the principal component of the amount paid by the servicer to purchase the contracts when the aggregate principal balance of the contracts is reduced to less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the initial amount on deposit in the pre-funding account.

        Average Delinquency Ratio with respect to any payment date, is equal to the arithmetic average of the Delinquency Ratios for the payment date and the two immediately preceding payment dates.

        Average Loss Ratio for any payment date is equal to the arithmetic average of the Loss Ratios for such payment date and the two immediately preceding payment dates. The "Loss Ratio" for any payment date is equal to the fraction (expressed as a percentage) derived by dividing (x) the Net Liquidation Losses for all contracts that became Liquidated Contracts during the immediately preceding month multiplied by 12 by (y) the outstanding Principal Balances of all contracts as of the beginning of the related month.

        Class A Note Monthly Principal Distributable Amount means, on any payment date, the Class A Note Percentage of the Principal Distributable Amount for that payment date.

        Class A Note Percentage is (i) [            ]%, for each payment date to but excluding the payment date on which the Class A notes are paid in full; (ii) on the payment date on which the Class A notes are paid in full, that percentage which represents the fraction of the Principal Distributable Amount necessary to reduce the principal amount of the Class A notes to zero; and (iii) [            ]% thereafter.

        Class A Note Principal Carryover Shortfall means, as of the close of any payment date, the excess of the Class A Note Principal Distributable Amount with respect to the immediately preceding payment date over the amount in respect of principal that was actually paid to the Class A Notes on that payment date.

        Class A Note Principal Distributable Amount means, on any payment date, the sum of the Class A Note Monthly Principal Distributable Amount for that payment date and any outstanding Class A Note Principal Carryover Shortfall for the immediately preceding payment date; provided, however, that the Class A Note Principal Distributable Amount shall not exceed the outstanding principal amount of the Class A notes. Notwithstanding the foregoing, the Class A Note Principal Distributable Amount on the scheduled final payment date for the Class A notes shall not be less than the amount that is necessary (after giving effect to other amounts to be paid to the Class A notes on that payment date and allocable to principal) to pay the Class A notes in full.

        Class B Note Monthly Principal Distributable Amount means, on any payment date, the Class B Note Percentage of the Principal Distributable Amount for that payment date.

        Class B Note Percentage means (i) for each payment date to but excluding the payment date on which the Class A notes are paid in full, [            ]%; (ii) on the payment date on which the Class A notes are paid in full, that percentage that equals 100% minus the Class A Note Percentage; and (iii) [            ]% thereafter.

        Class B Note Principal Carryover Shortfall means, as of the close of any payment date, the excess of the Class B Note Principal Distributable Amount with respect to the immediately preceding payment date, over the amount in respect of principal that was actually paid to the Class B notes on that payment date.

        Class B Note Principal Distributable Amount means, on any payment date, the sum of the Class B Note Monthly Principal Distributable Amount and any outstanding Class B Note Principal Carryover Shortfall as of the close of the immediately preceding payment date; provided, however, that the Class B Note Principal Distributable Amount shall not exceed the outstanding principal amount of the Class B notes. Notwithstanding the foregoing, the Class B Note Principal Distributable Amount on the scheduled final payment date for the Class B notes shall not be less than the amount that is necessary (after giving effect to other amounts to be paid to the Class B notes on that payment date and allocable to principal) to pay the Class B notes in full.

        Cumulative Loss Ratio for any payment date means the fraction (expressed as a percentage) computed by the servicer by dividing (a) the aggregate Net Liquidation Losses for all contracts since the related cutoff date through the end of the related Due Period by (b) the sum of (i) the principal balance of the contracts as of the initial cutoff date plus (ii) the principal balance of any subsequent contracts as of the related subsequent cutoff date plus (iii) the amount on deposit in the pre-funding account as of the close of business on such payment date.

        Delinquency Amount as of any payment date means the principal balance of all contracts that were delinquent 60 days or more as of the end of the related month (including contracts in respect of which the related motorcycles have been repossessed and are still in inventory).

        Delinquency Ratio for any payment date is equal to the fraction (expressed as a percentage) derived by dividing (a) the Delinquency Amount during the immediately preceding month by (b) the Principal Balance of the contracts as of the beginning of the related month.

        Due Period means a calendar month, and the Due Period related to a payment date shall be the calendar month immediately preceding such date.

        A Liquidated Contract means a contract with respect to which there has occurred one or more of the following: (i) 90 days have elapsed following the date of repossession (and expiration of any redemption period) with respect to the motorcycle securing such contract, (ii) the receipt of proceeds by the servicer from the sale of a repossessed motorcycle securing a contract, (iii) the servicer has determined in good faith that all amounts expected to be recovered have been received with respect to such contract, or (iv) all or any portion of any payment is delinquent 150 days or more.

        Net Liquidation Losses means, with respect to all Liquidated Contracts on an aggregate basis, the amount, if any, by which (a) the outstanding Principal Balance of all Liquidated Contracts plus accrued and unpaid interest thereon at the annual interest rate stated in such Liquidated Contracts to the date on which such Liquidated Contracts became Liquidated Contracts exceeds (b) the Net Liquidation Proceeds for such Liquidated Contracts.

        Net Liquidation Proceeds means, as to any Liquidated Contract, the proceeds realized on the sale or other disposition of the related motorcycle, including proceeds realized on the repurchase of such motorcycle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such motorcycle, after payment of all expenses incurred thereby, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such contract as well as any post disposition proceeds or other amounts in respect of a Liquidated Contract received by the servicer.

        Principal Balance means, (a) with respect to any contract as of any date, an amount equal to the unpaid principal balance of such contract as of the opening of business on the related cutoff date, reduced by the sum of (x) all payments and other amounts received by the servicer as of such date allocable to principal and (y) any amount by which a court of appropriate jurisdiction in an insolvency proceeding has ordered the unpaid principal balance of such contract be reduced; provided, however, that (i) if (x) a contract is repurchased by the seller because of a breach of a representation or warranty, or if (y) the seller gives notice of its intent to purchase the contracts in connection with an optional termination of the trust, in each case the Principal Balance of such contract or contracts shall be deemed to be zero for the prior calendar month in which such event occurs and for each calendar month thereafter and (ii) from and after the Due Period in which a contract becomes a Liquidated Contract, the Principal Balance of such contract shall be deemed to be zero; and (b) where the context requires, the aggregate Principal Balances described in clause (a) for all such contracts.

        Principal Distributable Amount means, on any payment date, the Aggregate Principal Balance Decline for that payment date.

Report of Independent Registered Public Accounting Firm

        We have audited the accompanying balance sheet of Harley-Davidson Motorcycle Trust [            ] as of [            ]. This balance sheet is the responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Harley-Davidson Motorcycle Trust [            ] at [            ], in conformity with U.S. generally accepted accounting principles.

                      /s/ [                                                 ]

Chicago, Illinois
[            ]

Harley-Davidson Motorcycle Trust [            ]
Balance Sheet as of [            ]

Assets—Cash	$1,000

Liabilities	$0

Beneficial Equity	$1,000

Notes to the Balance Sheet

        Harley-Davidson Motorcycle Trust [            ] is a limited purpose statutory trust established under the laws of the State of Delaware. It was formed on [            ] under a trust agreement dated as of [            ] between the depositor and the trustee. The activities of the trust are limited by the terms of the trust agreement to acquiring, owning and managing loan contracts and related assets, issuing and making payments on notes and the certificate and other related activities. Prior to and including [            ], the trust did not conduct any activities.

        The depositor will pay all fees and expenses related to the organization and operations of the trust, other than withholding taxes, imposed by the United States or any other domestic taxing authority. The depositor has also agreed to indemnify the indenture trustee, the trustee and certain other persons involved in the sale of notes.

        Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$[            ]

Harley-Davidson Motorcycle Trust [            ]

$[            ] [    ]% Harley-Davidson Motorcycle Contract Backed Notes, Class A-1
$[            ] [    ]% Harley-Davidson Motorcycle Contract Backed Notes, Class A-2
$[            ] [    ]% Harley-Davidson Motorcycle Contract Backed Notes, Class B

Harley-Davidson Customer Funding Corp.
Depositor

Harley-Davidson Credit Corp.
Seller and Servicer

PROSPECTUS SUPPLEMENT
[            ]

[Underwriters]

SUBJECT TO COMPLETION, DATED [                                      ]

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

Harley-Davidson Motorcycle Trusts
Asset Backed Notes
(Issuable in Series)

Harley-Davidson Customer Funding Corp.,
as depositor

Harley-Davidson Credit Corp.,
as seller and servicer

The trusts:

        The depositor will form a new trust to issue each series of securities. The trust will offer the securities under this prospectus and a prospectus supplement which will be prepared separately for each series. Each trust will own a pool of conditional sales contracts and promissory note and security agreements.

The offered securities:

  •
  will consist of motorcycle contract backed securities sold periodically in one or more series which may include one or more classes of notes;

  •
  will be paid only from the assets of the related trust;

  •
  will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;

  •
  may have one or more forms of credit enhancement; and

  •
  will be issued as part of a designated series that may include one or more classes with payment rights that are senior or subordinate to the rights of one or more of the other classes of securities.

        You should carefully consider the factors set forth under "Risk Factors" on page [    ] of this prospectus and the other risk factors included in the accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

        This prospectus may not be used to offer and sell any series of securities unless accompanied by the prospectus supplement for that series.

Prospectus dated [                                 ]

i

Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement

        We provide information to you about the securities in two separate documents that offer varying levels of detail:

  •
  this prospectus—which provides general information, some of which may not apply to a particular series of securities including your series, and

  •
  the accompanying prospectus supplement—which provides a summary of the specific terms of your series of securities.

        We have included cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further discussions. The table of contents included in this prospectus and the accompanying prospectus supplement provide the pages on which these captions are located. References to "we", "our" and "us" refer to Harley-Davidson Customer Funding Corp.

        Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

        You should rely only on the information contained in this document, including the information described under the heading "Where You Can Find More Information" in the prospectus. We have not authorized anyone to provide you with any different information or make any representation not contained in this prospectus. If anyone makes such a representation to you, you should not rely on it.

ii

Prospectus Summary

        This summary highlights selected information from this prospectus and does not contain all the information that you should consider in making an investment decision. You should read carefully this entire prospectus and the accompanying prospectus supplement to understand all of the terms of the offering of your series of securities. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of each trust and the issuance of the securities. Forms of these documents have been filed as exhibits to the registration statement of which this prospectus is a part and final versions of these documents will be filed with the Securities and Exchange Commission following the issuance of your series of securities.

        There are material risks associated with an investment in the securities. See "Risk Factors" in this prospectus and in the accompanying prospectus supplement for a discussion of factors you should consider before investing in the securities.

Trust	For each series of securities, the depositor will form an owner trust. An "owner trust" will issue notes and a certificate and will be formed by a trust agreement between the depositor and the trustee of the owner trust.
Depositor	Harley-Davidson Customer Funding Corp., a wholly-owned subsidiary of Harley-Davidson Credit Corp. The depositor will deposit the contracts into the trust.
Seller	Harley-Davidson Credit Corp. will sell the contracts to the depositor for deposit into the trust.
Originators
Eaglemark Savings Bank, a Nevada corporation, state chartered thrift and wholly-owned subsidiary of Harley-Davidson Credit Corp. and certain motorcycle dealers will originate the contracts in accordance with the underwriting standards set by Harley-Davidson Credit Corp. under agreements governing the assignment of the contracts to the seller. The seller will acquire the contracts from Eaglemark Savings Bank and motorcycle dealers in the ordinary course of its business pursuant to such agreements.
Servicer	Harley-Davidson Credit Corp. will service the contracts unless otherwise specified in your prospectus supplement.
Trustee	The trustee of the trust for your series of securities will be identified in your prospectus supplement.
Indenture Trustee	If the trust issues notes, the trustee for the indenture under which the notes will be issued will be identified in your prospectus supplement.
Administrator	Harley-Davidson Credit Corp. will provide notices and perform other administrative functions for each trust.
The Securities	A series of securities will include one or more of classes of notes which will be issued pursuant to an indenture.
Terms of the Securities	Your prospectus supplement provides the particular terms of your class of notes, including:
• the stated principal amount of each class of notes; and

	•	the interest rate, which may be fixed, variable, adjustable or some combination of these rates, or the formula for calculating the interest rate.
The terms of a class of notes may differ from those of other classes of notes of the same series in one or more aspects, including:
	•	timing and priority of payments;
	•	seniority;
	•	allocations of losses;
	•	interest rate or formula for calculating the interest rate;
	•	amount of interest or principal payments;
	•	whether interest or principal will be payable to holders of the class if specified events occur;
	•	the right to receive collections from designated portions of the contracts owned by the trust;
	•	scheduled final payment date; and
	•	the ability of holders of a class of notes to direct the indenture trustee or the trustee to take specified remedies.
Trust Assets
The property of each trust will primarily be a pool of contracts secured by new and used motorcycles and amounts due or collected under the contracts after a cutoff date specified in your prospectus supplement and will include related assets including:
	•	security interests in the financed motorcycles;
	•	proceeds from claims on insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;
	•	certain rebates of premiums and other amounts relating to insurance policies and other items financed under the contracts;
	•	the rights of the depositor in the agreements identified in your prospectus supplement;
	•	amounts deposited in bank accounts specified in your prospectus supplement; and
	•	proceeds from liquidated assets, including repossessed motorcycles.

With respect to contracts from Canadian obligors that may from time to time be included, a trust may hold its interest in such contracts either directly or indirectly through one or more notes, certificates, participations or other interests issued to the trust by a Canadian special purpose entity and secured by such contracts.

The Contracts
The contracts will be conditional sales contracts or promissory note and security agreements originated directly by the seller or purchased by the seller from the originators or other entities that finance the retail purchase of new and used motorcycles.
Your prospectus supplement provides information about:
	•	the initial aggregate principal balance of the contracts transferred to the trust;
	•	the number of contracts;
	•	the average contract principal balance;
	•	the geographical distribution of the contracts;
	•	the distribution of the contracts by contract interest rate;
	•	the remaining term of the contracts;
	•	the weighted average remaining term of the contracts; and
	•	the weighted average contract interest rate on the contracts.
Mandatory Purchase or Replacement of a Contract
The depositor will make representations and warranties regarding the contracts when it transfers the contracts to the trust, and the seller will make representations and warranties regarding the contracts when it sells the contracts to the depositor. In the event of an uncured breach of any of these representations and warranties that materially and adversely affects the trust's or securityholders' interest in a contract or the collectibility of a contract, the depositor will be obligated to repurchase that contract from the trust and the seller will be obligated to repurchase that contract from the depositor. See "Description of the Transfer and Servicing Agreements—Representations and Warranties Made by the Seller and the Depositor" in this prospectus.
Credit and Cash Flow Enhancement	The depositor may arrange for protection from losses to one or more classes of the securities. Credit enhancement may include:
	•	a cash collateral account;
	•	a spread account;
	•	subordination of one or more other classes of securities;
	•	one or more reserve funds;
	•	over-collateralization;
	•	letters of credit or other credit or liquidity facilities;
	•	surety bonds;
	•	guaranteed investment contracts;
	•	repurchase obligations;
	•	yield supplement agreements;

	•	cash deposits;
	•	swap or other interest rate protection agreements;
	•	third party payments or other support; or
	•	other arrangements which may become suitable in light of credit enhancement practices or developments in the future.

In addition, the depositor may develop and include in a trust features designed to ensure the timely payment of amounts owed to you. These cash flow enhancement features may include any one or more of the following:
	•	yield supplement agreements;
	•	liquidity facilities;
	•	cash deposits;
	•	third party payments or other support; or
	•	other arrangements which may become suitable in light of cash flow enhancement practices or developments in the future.
Your prospectus supplement will describe the specific terms of any credit or cash flow enhancement applicable to your securities.
Servicing; Servicing Fee	The servicer will be responsible for servicing, managing and administering the contracts and financed motorcycles, and maintaining custody of, enforcing and making collections on the contracts.

The trust will pay the servicer a monthly fee equal to a percentage of the principal balance of the contracts as of the beginning of each month. The fee will be payable out of amounts received on the contracts.

The servicer will also receive additional servicing compensation in the form of investment earnings on certain bank accounts of the trust (to the extent expressly provided therefor) and late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month in respect of the contracts. See "Description of the Transfer and Servicing Agreements—Servicing—Servicing Compensation and Payment of Expenses" in this prospectus.
Advances
The servicer may be obligated to advance interest that is due but unpaid by an obligor. The servicer will not be obligated to make an advance if it determines that it will not be able to recover that advance from an obligor. The trust will reimburse the servicer for the advances the servicer has made from late collections on the contracts for which it has made advances or from collections generally if the servicer determines that an advance will not be recoverable from an obligor.

Your prospectus supplement will describe the nature of the servicer's obligation to make advances to the trust and the reimbursement of those advances.
You should refer to "Description of the Transfer and Servicing Agreements—Servicing—Advances" in this prospectus for more detailed information on advances and reimbursement of advances.
Optional Purchase of Contracts
Once the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the initial amount on deposit in the prefunding account, if any, the servicer, at its option, may purchase all of the contracts held by the trust. Upon such a purchase, the securities of that trust will be prepaid in full. See "Description of the Notes and Indenture—Optional Purchase of Contracts and Redemption of Notes" in this prospectus.
Material Federal Income Tax Consequences:	Winston & Strawn LLP, as special tax counsel to the trust, will deliver an opinion that:
• the notes will be characterized as debt for federal income tax purposes; and
• the trust will not be characterized as an "association" or "publicly traded partnership" taxable as a corporation; and
By purchasing a note, you agree to treat your note as debt for federal, state and local income tax purposes.
ERISA:
ERISA Considerations
Subject to the considerations described in "ERISA Considerations" in this prospectus and your prospectus supplement, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase notes issued by an "owner trust".
You should refer to "ERISA Considerations" in this prospectus and your prospectus supplement for more detailed information regarding the ERISA eligibility of any class of securities.

Risk Factors

        The following risk factors and the risk factors in your prospectus supplement describe the principal risk factors relating to an investment in the securities. You should carefully consider the following risk factors and the additional risk factors described in the section captioned "Risk Factors" in your prospectus supplement before you invest in any class of securities.

You must rely on the trust's assets for repayment which may not be sufficient to make full payments on your securities

        The securities represent interests solely in the trust or indebtedness of the trust and will not be insured or guaranteed by the originators, the seller, the servicer, the depositor, or any of their respective affiliates, or the related trustee or any other person or entity. The only source of payment for your securities is payments received on the contracts held by the trust and credit enhancement, if any, for your securities. The amount of credit enhancement available to cover shortfalls in distributions of interest on and principal of your securities may be limited. If the credit enhancement is exhausted, the sole source of payment for your securities will be from payments on the contracts.

The trust has limited recourse against the seller and the depositor

        None of the seller, the depositor or any of their affiliates is generally obligated to make any payments in respect of any notes or the contracts of the trust. However, in connection with the sale of contracts by the depositor to the trust, the depositor will make representations and warranties with respect to the characteristics of such contracts and, in certain circumstances, the depositor may be required to repurchase contracts with respect to which such representations and warranties have been breached. The seller will correspondingly be obligated to the depositor under the transfer and sale agreement (which rights of the depositor against the seller will be assigned to the trust) to repurchase the contracts from the depositor contemporaneously with the depositor's repurchase of the contracts from the trust. There can be no assurance that the depositor or the seller will be able to repurchase a contract at the time when it is asked to do so. See "Description of the Transfer and Servicing Agreements—Sale and Assignment of Contracts by Seller" and "Description of the Transfer and Servicing Agreements—Representations and Warranties made by the Seller and the Depositor."

You may experience reduced returns on your investment due to prepayments on the contracts, repurchases of the contracts, liquidations of defaulted contracts and early termination of the trust

        A higher than anticipated level of prepayments of the contracts or liquidations of defaulted contracts may cause a trust to pay principal on your securities sooner than you expected. Also, a trust may pay principal on your securities sooner than you expected if the depositor or the servicer repurchases contracts from the trust. You may not be able to reinvest the principal paid to you at yields that are equivalent to the yields on your securities; therefore, the ultimate return you receive on your investment in the securities may be less than the return you expected on the securities.

        The contracts included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related motorcycles or for other reasons. The depositor will be required to repurchase a contract from the trust if a breach of its representations and warranties relating to that contract materially and adversely affects the trust's or the securityholders' interest in the contract or the collectibility of the contract. In that event, the seller will be obligated to repurchase the contract from the depositor. Under agreements with certain motorcycle dealers the seller may have full or partial recourse against the motorcycle dealer for such repurchased contract. This recourse to the dealers will be assigned by the seller to the depositor pursuant to the transfer and sale agreement, assigned from the depositor to the trust pursuant to the sale and servicing agreement and pledged by the trust to the indenture trustee pursuant to the indenture. There can be no assurance that a motorcycle dealer will perform its obligations under such motorcycle dealer agreement if and when required to do so. In addition, the seller will be required to purchase contracts from the trust if it breaches certain covenants with respect to those contracts. The servicer may purchase all remaining contracts from the trust when the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the initial amount on deposit in the pre-funding account, if any.

        The depositor cannot fully predict the extent to which prepayments on the contracts by the related obligors will shorten the life of the securities. The rate of prepayments on the contracts may be influenced by a variety of economic, social and other factors including:

  •
  changes in customer requirements;

  •
  the level of interest rates;

  •
  the level of casualty losses; and

  •
  the overall economic environment.

        The depositor cannot assure you that prepayments on the contracts held by the trust will conform to any historical experience. The depositor cannot predict the actual rates of prepayments which will be experienced on the contracts. However, your prospectus supplement may present information as to the principal balances of the securities remaining on each payment date under several hypothetical prepayment rates. You will bear all reinvestment risk resulting from prepayments on the contracts and the corresponding acceleration of payments on the securities. See "Weighted Average Lives of the Securities" in this prospectus.

Certain events of default under the indenture may result in insufficient funds to make payments on your securities

        If the trust fails to pay principal of any class of notes on its final scheduled payment date, or fails to pay interest on any class of notes within five days of its due date, the indenture trustee or the holders of more than 50% of the notes or the class or the classes of notes described in your prospectus supplement may declare the entire amount of the notes to be due immediately. If this happens, the holders of more than 50% (or such higher percentage as specified in your prospectus supplement) of the notes or the class or classes of notes described in your prospectus supplement may direct the indenture trustee to sell the contracts and prepay the notes. In such event, there may not be sufficient funds to pay all of the classes of securities in full.

Paid-ahead simple interest contracts may affect the weighted average life of the securities

        If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the securities could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract. Obligors are generally not required to make any scheduled payments during the period for which the contract was paid-ahead. During this period, interest will continue to accrue on the contract principal balance, but the contract would not be considered delinquent. Furthermore, when an obligor resumes the required payments, they may be insufficient to cover the interest that has accrued since the last payment by that obligor.

        Generally paid-ahead payments shorten the weighted average lives of the securities when the paid-ahead amount is applied to the payment of principal on the securities; however, in certain circumstances the weighted average lives of the securities may be extended. In addition, liquidation proceeds will be applied first to reimburse any advances made by the servicer. Therefore, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made.

        The seller's portfolio of contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments. We cannot predict the number of contracts which may become paid-ahead simple interest contracts or the amount of scheduled payments which may be paid ahead.

The price at which you can resell your securities may decrease if the ratings of your securities decline

        At the initial issuance of the securities, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities. A rating will reflect the rating agency's assessment of the likelihood that the holders of the securities will receive the payment of interest on the securities on each payment date and the payment of principal on the final scheduled payment date. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. At any time, a rating agency may lower its ratings of the securities or withdraw its ratings entirely. If a rating assigned to any security is lowered or withdrawn for any reason, you may not be able to resell your securities or you may be able to resell them only at a substantial discount. For more detailed information regarding the ratings assigned to the securities, see "Ratings of the Securities" in this prospectus and in your prospectus supplement.

The rating of a swap counterparty may affect the ratings of the securities

        If a trust enters into a swap agreement, the rating agencies that rate the trust's securities will consider the provisions of the swap agreement and the rating of the swap counterparty. If a rating agency downgrades the debt rating of the swap counterparty, it may downgrade the rating of the securities. In such an event, you may not be able to resell your securities or you may be able to resell them only at a substantial discount.

The ratings on your securities may be lowered or withdrawn

        It is a condition to the issuance of the securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of securities will not address the likelihood of an early return of invested principal. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular series of securities, see "Ratings of the Notes" in your prospectus supplement.

Subordination of some classes of securities may cause such classes of securities to bear additional credit risk and does not ensure payment of the more senior classes of securities

        The trust may pay interest and principal on some classes of securities prior to paying interest and principal on other classes of securities. The subordination of some classes of securities to others means that the subordinated classes of securities are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of securities.

        The senior classes of securities could lose the credit enhancement provided by the subordinated classes of securities if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay the senior classes of securities.

        Your prospectus supplement will describe any subordination provisions applicable to your securities.

Future delinquency and loss experience of the contracts may vary substantially from the servicer's historical experience

        In your prospectus supplement, we will present the historical delinquency and loss experience of the portfolio of contracts originated indirectly or purchased by the seller and serviced by the servicer consisting primarily of contracts secured by motorcycles sold in the United States (including U.S. Territories) manufactured by Harley-Davidson, Buell and other manufacturers. However, the actual delinquency and loss experience for the contracts transferred to a trust could be substantially worse. If so, you may not receive interest and principal payments on your securities in the amounts and at the times you expect.

Interests of other persons in the contracts or the financed motorcycles could reduce the funds available to make payments on your securities

        A person could acquire an interest in a contract that is superior to that of the trust because the servicer will retain possession of the contracts and the contracts will not be marked or stamped to indicate that they have been sold to the trust. If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts without actual knowledge of the trust's interest, that person will acquire an interest in the contracts superior to the interest of the trust and some or all of the collections on the contracts may not be available to make payments on the securities.

        A person could also acquire an interest in a financed motorcycle that is superior to that of the trust because of the failure to identify the trust as the secured party on the related certificate of title. The seller will assign its security interests in the financed motorcycles to the depositor, and the depositor will assign its security interests in the financed motorcycles to the trust. The seller's assignment to the depositor and the depositor's subsequent assignment to the trust are subject to state vehicle registration laws. These registration laws require that the secured party's name appear on the certificate or similar registration of title in order for the secured party's security interest to be perfected. To facilitate servicing and reduce administrative costs, the servicer will continue to hold the certificates of title or ownership for the motorcycles and will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party. As a result, the trust may not have a perfected security interest in the financed motorcycles in certain states because the certificates or similar registrations of title will not be amended to reflect the assignment of the security interests in the financed motorcycles to the trust. In addition, because the trust will not be identified as the secured party on any certificate of title or similar registration of title, the security interest of the trust in the motorcycles may be defeated through fraud, forgery, negligence or error.

        In addition, the holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust's security interest in the financed motorcycles. The trust also may lose its security interest in a financed motorcycle that is confiscated by the government.

        In the event that the trust must rely upon repossession and sale of the financed motorcycle securing a defaulted contract to recover amounts due on the defaulted contract, the trust's ability to realize upon the financed motorcycle would be limited by the failure to have a perfected security interest in the financed motorcycle or the existence of a senior security interest in the financed motorcycle. In this event, you may be subject to delays in payment and may incur losses on your investment in the securities as a result of defaults or delinquencies by obligors. See "Legal Aspects of the Contracts—Security Interests" in this prospectus.

Limitations on enforceability of security interests in the financed motorcycles may hinder the trust's ability to realize the value of the financed motorcycles

        State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit or delay the trust's ability to obtain or sell the financed motorcycles. This could reduce or delay the availability of funds to make payments on your securities. Under these state law limitations:

  •
  some jurisdictions require that the obligor be notified of the default and be given a period of time within which it may cure the default prior to or after repossession; and

  •
  the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.

Contracts that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment

        The contracts are consumer contracts subject to many federal and state consumer protection laws. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts. If that happens, payments on the securities could be delayed or reduced. See "Legal Aspects of the Contracts—Consumer Protection Laws" in this prospectus.

        Each of the depositor and seller will make representations and warranties relating to the contracts' compliance with consumer protection laws and the enforceability of the contracts. If those representations and warranties are not true as to any contract and the breach materially and adversely affects the trust's or the securityholders' interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the trust and the seller will be required to repurchase the contract from the depositor.

Repurchase obligations of the depositor and the seller provide you only limited protection against prior liens on the contracts

        Federal or state law may grant liens on the contracts that have priority over the trust's interest. If the creditor associated with any prior lien on a contract exercises its remedies, the cash proceeds from the contract and related financed motorcycle available to the trust will be reduced. In that event, there may be a delay or reduction in payments to you. An example of a lien arising under federal or state law is a tax lien on property of the seller or depositor arising prior to the time a contract is conveyed to the trust. Such a tax lien would have priority over the interest of the trust in the contracts.

        The seller will represent and warrant to the depositor, and the depositor will represent and warrant to the trust, that there are no prior liens on the contracts. In addition, the seller will represent and warrant to the depositor, and the depositor will represent and warrant to the trust, that it will not grant any lien on the contracts. If those representations and warranties are not true as to any contract and the breach materially and adversely affects the trust's or the securityholders' interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the trust and the seller will be required to repurchase the contract from the depositor. There can be no assurance that the depositor or the seller will be able to repurchase a contract at the time when it is asked to do so.

Contracts with Canadian obligors have additional risks which may reduce the amounts available to make payments on your securities

        Certain of the contracts included in the trust may have been originated in Canada by Harley-Davidson motorcycle dealers or one or more affiliates of the seller. Canada may impose a 10% non-resident withholding tax on the gross amount of any interest payments paid or credited by Canadian obligors to the seller, the depositor and the trust, as assignees, each as residents of the United States for the purposes of the Canada-United States Income Tax Convention. As a result, the interest payments actually received by the seller, and the trust as the assignee, from Canadian obligors may be reduced by the amount of the withholding tax. Therefore, the effective interest rate on contracts that were originated in Canada may be lower than the stated interest rate on such contracts.

        In addition, payments under the Canadian contracts are made in Canadian dollars. Since the trust will make payments on the securities in U.S. dollars and receive payments on the Canadian contracts in Canadian dollars, the trust may be exposed to changes in currency exchange rates. If the trust enters into a currency swap to protect against this risk, its ability to protect itself from shortfalls in cash flow caused by currency changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the trust does not receive the payments it expects from the swap counterparty, the trust may not have adequate funds to make all payments to securityholders when due, if ever. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the trust issues securities denominated in U.S. dollars, it might enter into a swap agreement with a swap counterparty under which the trust would use the collections on the receivables to pay Canadian dollars to the swap counterparty in exchange for receiving U.S. dollars at a predetermined exchange rate to make the payments owed on the securities. The terms of any swap agreement will be described in more detail in your prospectus supplement.

        Canadian provincial law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit or delay the trust's ability to enforce its security interest and dispose of the motorcycles financed under Canadian contracts. This could reduce or delay the availability of funds to make payments on your securities. Under these Canadian law limitations, most provinces require that the obligor and certain other persons with an interest in the collateral be notified of the disposition of the collateral and be given a period of time within which they may satisfy the obligation secured by the collateral prior to actual sale of the collateral by paying the secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.

        Those contracts which are originated in Canada are consumer contracts subject to many Canadian federal and provincial consumer protection laws which impose requirements on the making and enforcement of consumer credit sales and the granting of consumer credit generally. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts. If that happens, payments on the securities could be delayed or reduced. See "Legal Aspects of the Contracts—Consumer Protection Laws" in this prospectus.

Bankruptcy of one or more obligors may reduce or delay collections on the contracts, and the sale of financed motorcycles relating to defaulting obligors may be delayed or may not result in complete recovery of amounts due

        Bankruptcy and insolvency laws may increase the risk of loss on the contracts of obligors who become subject to bankruptcy proceedings. Those laws could result in the write-off of contracts of bankrupt obligors or result in delay in payments due on the contracts. For example, if the obligor becomes bankrupt or insolvent, the trust may need the permission of a bankruptcy court to obtain and sell its collateral. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if available credit enhancement for losses is insufficient.

If a bankruptcy court determines that the transfer of contracts from Eaglemark Savings Bank or the motorcycle dealers to the seller or from the seller to the depositor was not a true sale, or if a conservator or receiver were appointed for Eaglemark Savings Bank, then payments on the contracts could be delayed resulting in losses or delays in payments on your securities

        If a motorcycle dealer or the seller became a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of payments on the contracts to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay payments on your securities for an uncertain period of time. Furthermore, reductions in payments under the contracts to the trust may result if the bankruptcy court rules in favor of the creditors or the debtor-in-possession. In either case, you may experience delays or reductions in payments on your securities. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the motorcycle dealer or the seller, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the motorcycle dealer or the seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. Any of these actions could result in losses or delays in payments on your securities. The motorcycle dealers and the seller will each represent and warrant that its conveyance of the contracts is a valid sale and transfer of the contracts. See "Legal Aspects of the Contracts—Certain Bankruptcy Considerations."

        By statute, the FDIC as conservator or receiver is authorized to repudiate any "contracts" of Eaglemark Savings Bank upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of contracts to the seller. Under an FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover or recharacterize a bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. We believe the FDIC regulation will apply to the transfer of contracts to the seller and intend on satisfying the conditions of the regulation. If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transactions, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Eaglemark Savings Bank's transfer of contracts to the seller. In that case, payments on your securities may be delayed and possibly reduced. Also, the FDIC could require the trust and securityholders to comply with the administrative claims procedure established by the FDIC to establish their rights to payments on the contracts, could request a stay of any actions to enforce the participation agreement against Eaglemark Savings Bank, or could repudiate the participation agreement pursuant to which the seller purchases the contracts from Eaglemark Savings Bank and limit claims of the trust and securityholders to "actual direct compensatory damages." Additionally, the trust could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title. Any of these actions could result in losses or delays in payments on your securities.

If a bankruptcy court decides to consolidate the assets and liabilities of the depositor and the seller, payments on the contracts could be delayed resulting in losses or delays in payments on the securities

        If the seller became a debtor in a bankruptcy case, the seller, a creditor or party acting as debtor-in-possession could request a bankruptcy court to order that the seller's assets and liabilities be substantively consolidated with the depositor's assets and liabilities. If the bankruptcy court consolidated the assets and liabilities of the seller and the depositor, delays and possible reductions in the amounts of payments on your securities could occur. See "Legal Aspects of the Contracts—Certain Bankruptcy Considerations."

Proceeds of the sale of contracts may not be sufficient to pay your securities in full; failure to pay principal on your securities will not constitute an event of default until maturity

        If so directed by the holders of the requisite percentage of outstanding notes following an acceleration of the notes upon an event of default, the indenture trustee in certain circumstances will sell the contracts owned by the trust. However, there is no assurance that the market value of those contracts will at any time be equal to or greater than the aggregate outstanding principal balance of the securities. Therefore, upon a sale of the contracts, there can be no assurance that sufficient funds will be available to repay your securities in full. In addition, the amount of principal required to be paid to you on each payment date will generally be limited to amounts available in the collection account and the reserve fund, if any. The failure to pay principal of your securities generally will not result in the occurrence of an event of default until the final scheduled payment date for your securities. See "Description of the Notes and Indenture—The Indenture—Events of Default; Rights Upon Event of Default" in this prospectus.

Commingling of collections could result in reduced payments to you

        If permitted by the rating agencies rating the securities, the servicer may hold collections it receives from the obligors on the contracts with its own funds until the day prior to the next date on which distributions will be made on the securities. If the servicer does not pay these amounts to the trust when required to do so, the trust may be unable to make the payments owed on your securities. In the event the servicer becomes a debtor in a bankruptcy case, the trust may not have a perfected security interest in these collections. In either case, you may suffer losses on your investment.

You may not be able to resell your securities

        There is currently no secondary market for the securities. We cannot assure you that a secondary market will develop and if it does develop how liquid it will be. Thus, you may not be able to resell your securities at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the securities but they are not obligated to do so.

If the trust enters into a currency or an interest rate swap, payments on the securities will be dependent on payments made under the swap agreement

        If the trust enters into a swap agreement, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement, whether the swap agreement is legally enforceable and whether the swap counterparty performs its obligations under the swap agreement. If the trust does not receive the payments it expects under the swap agreement, the trust may not have adequate funds to make all payments owed on your securities when due.

You may experience reinvestment risk associated with pre-funding accounts

        If so provided in the prospectus supplement, on the closing date an amount will be deposited into the pre-funding account. The amount on deposit in the pre-funding account will be used to purchase subsequent contracts from the depositor (which, concurrently, will acquire such subsequent contracts from the seller) from time to time during the funding period specified in the prospectus supplement. If the principal amount of the eligible subsequent contracts acquired by the seller from the originators during the funding period is less than the amount on deposit in the pre-funding account, there may be amounts remaining on deposit in the pre-funding account after the sale of such subsequent contracts by the seller to the depositor and the concurrent transfer by the depositor to the trust.

        Any conveyance of subsequent contracts to a trust is also subject to the satisfaction, on or before the related subsequent transfer date, of the following conditions precedent, among others: (i) each such subsequent contract must satisfy the eligibility criteria specified in the related transfer and sale agreement or sale and servicing agreement, as applicable; (ii) the seller and the depositor shall not have selected such subsequent contracts in a manner that is adverse to the interests of holders of the securities; and (iii) as of the cutoff dates for such subsequent contracts, all of the contracts in the trust, including the subsequent contracts to be conveyed to the trust as of such date, must satisfy the parameters described in the prospectus supplement.

        To the extent that the amount on deposit in the pre-funding account has not been applied to the purchase of subsequent contracts by the end of the funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to you in the amounts and pursuant to the priorities set forth in your prospectus supplement. To the extent you receive such a prepayment of principal, there may not then exist a comparably favorable reinvestment opportunity and you will bear all reinvestment risk resulting from such prepayments.

The trust does not have significant assets or sources of funds other than the contracts

        The trust does not have, and will not be permitted or expected to have, any significant assets or sources of funds other than the contracts and, to the extent provided in your prospectus supplement, a pre-funding account, a reserve fund and any other credit enhancement or trust property. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by the depositor, the servicer, the trustee, the indenture trustee or any other person or entity (except as may be described in your prospectus supplement). Consequently, the only source of payment for your securities will be payments on the contracts and, if and to the extent available, amounts on deposit in the pre-funding account (if any), the reserve fund (if any) and any other credit enhancement, all as specified in your prospectus supplement. Any such credit enhancement will not cover all contingencies, and losses in excess of amounts available pursuant to any credit enhancement will be borne directly by you.

Social, economic and other factors may affect the performance of the contracts and the availability of subsequent contracts

        Economic conditions in countries, states or U.S. territories where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the contracts. The performance by such obligors, or the ability of the seller to acquire from the originators sufficient subsequent contracts for purchase with the amount on deposit in the pre-funding account (if any), may be affected by a variety of social and economic factors including, but not limited to, interest rates, unemployment levels, the rate of inflation, and consumer perception of economic conditions generally. However, neither the seller nor the depositor is able to determine or predict whether or to what extent economic or social factors will affect the performance by any obligors or the availability of subsequent contracts in cases where subsequent contracts are to be transferred to the trust as specified in the prospectus supplement.

The holders of the notes or the class or classes of notes described in your prospectus supplement may remove the servicer without the consent of the holders of the other classes of notes

        To the extent specified in your prospectus supplement, if there is a servicer default under the sale and servicing agreement, the indenture trustee or the holders of either the notes or the class or classes of notes described in your prospectus supplement may remove the servicer without the consent of the indenture trustee or the holders of the other classes of notes. The trustee will not have the ability, without the concurrence of the holders of the notes or certain classes of notes, to remove the servicer if a servicer default occurs.

Harley-Davidson Motorcycles

        The motorcycles securing the contracts were manufactured by one or more subsidiaries of Harley-Davidson, Inc. ("Harley-Davidson"); provided that up to 12.0% of the contracts (including all subsequent contracts) may relate to, and be secured by, motorcycles manufactured by other manufacturers as described below. Not more than 10.0% of the contracts (including all subsequent contracts) will be secured by motorcycles manufactured by Buell Motorcycle Company, LLC, a wholly-owned subsidiary of Harley-Davidson ("Buell").

        Harley-Davidson produces and sells premium heavyweight motorcycles. Harley-Davidson branded motorcycle products emphasize traditional styling, design simplicity, durability and quality. Harley-Davidson manufactures five families of Harley-Davidson branded motorcycles: Sportster®, Dyna™, Softail®, Touring and VRSC. These motorcycles are powered by one of four air-cooled, twin-cylinder engines with a 45-degree "V" configuration, or in the case of the VRSC family, a liquid-cooled, twin-cylinder engine with a 60-degree "V" configuration. Harley-Davidson's engines range in size from 883cc's to 1690cc's.

        Buell motorcycle products emphasize innovative design, responsive handling and overall performance. Buell currently manufactures and sells six models, including five heavyweight models in its XB family, and the Blast®. The Buell XB motorcycles focus on superior handling and are powered by either a 984cc (XB9) or a 1203cc (XB12) air-cooled, twin-cylinder engine with a 45-degree "V" configuration. The Buell Blast is smaller and less expensive than the Buell XB models and is powered by a 492cc single-cylinder engine.

        The motorcycle market is comprised of four segments: standard, which emphasizes simplicity and cost; performance, which emphasizes handling and acceleration; touring, which emphasizes comfort and amenities for long-distance travel; and custom, which emphasizes styling and individual owner customization. The touring segment of the heavyweight market was pioneered by Harley-Davidson and includes motorcycles equipped for long-distance touring with fairings, windshields, saddlebags and Tour Pak® luggage carriers. The custom segment of the market includes motorcycles featuring the distinctive styling associated with classic Harley-Davidson motorcycles. The standard and performance segments of the market are served primarily by the Harley-Davidson's Buell motorcycle line.

Other Manufacturers

        Except as otherwise specified in your prospectus supplement, contracts aggregating not more than 12.0% of the aggregate principal balances of all contracts in a trust (including subsequent contracts) may relate to, and be secured by, motorcycles manufactured by Honda, Yamaha, Suzuki, Kawasaki and BMW as well as certain other manufacturers.

The Seller and Servicer

General

        The seller and servicer is Harley-Davidson Credit Corp. ("HDCC"), a Nevada corporation and wholly-owned subsidiary of Harley-Davidson Financial Services, Inc. ("HDFS"). HDFS is a wholly-owned subsidiary and the financing division of Harley-Davidson. HDCC began operations in January 1993 when it purchased the $85 million wholesale financing portfolio of certain Harley-Davidson dealers from ITT Commercial Finance; subsequently, HDCC entered the retail consumer finance business. HDCC provides wholesale and retail financial services programs to Harley-Davidson and Buell dealers and consumers in the United States and Canada.

        Wholesale financial services include floorplan and open account financing for motorcycles and motorcycle parts and accessories, real estate loans, computer loans and showroom remodeling loans. Retail financial services include installment lending for new and used Harley-Davidson and Buell motorcycles and motorcycles manufactured by other manufacturers. Insurance services, including property and casualty insurance, extended service contracts and certain other insurance products to motorcycle consumers and dealers, are provided by Harley-Davidson Insurance Services, Inc., a commission-based independent representative for various insurance companies and wholly-owned subsidiary of HDFS.

        HDCC's financing and insurance programs are designed to work together as a package that appeals to the needs of Harley-Davidson's customers. The intent of such a package is to increase dealer and customer loyalty to Harley-Davidson while improving revenue and profits over time. HDCC's principal executive offices are located at 3850 Arrowhead Drive, Carson City, Nevada 89706 (telephone 775/886-3000). As of December 31, 2004, HDCC had total assets of $2,094.4 million, and stockholder's equity of $746.7 million.

        HDCC began its asset-backed securities program in 1994, and, to date, has securitized only contracts relating to the sale of new and used motorcycles manufactured by Harley-Davidson or Buell or certain other manufacturers. Since the inception of its program through the end of 2004, HDCC has securitized over $8.4 billion of motorcycle contracts.

The Contracts

Underwriting and Origination

        The contracts in a trust have been or will be purchased by the seller from (i) Eaglemark Savings Bank and/or (ii) a network of Harley-Davidson dealers located throughout the United States (including U.S. Territories) and, in certain instances, Canada. Eaglemark Savings Bank underwrites and approves each customer's credit application and purchase order in accordance with the guidelines established by the seller. Eaglemark Savings Bank's personnel contact dealers and explain Eaglemark Savings Bank's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use Eaglemark Savings Bank's available customer financing, the dealer must submit an application to Eaglemark Savings Bank for approval.

        Contracts that the seller purchases from the originators are written on forms provided or approved by the seller and are purchased on an individually approved basis in accordance with the seller's guidelines. In most cases, the dealer submits the customer's credit application and purchase order to Eaglemark Savings Bank's office where an analysis of the creditworthiness of the proposed buyer is made. The analysis includes a review of the proposed buyer's paying habits, collateral information, length and likelihood of continued employment and certain other procedures. With respect to contracts for new and used Harley-Davidson or Buell motorcycles, Eaglemark Savings Bank generally finances up to 90% of the motorcycle's sales price, and may finance up to 100% of the motorcycle's sales price for its most creditworthy customers and/or during special marketing promotions. With respect to contracts for new and used motorcycles not manufactured by Harley-Davidson or Buell, Eaglemark Savings Bank generally finances up to 90% of the motorcycle's sales price. Eaglemark Savings Bank will also finance, as part of the principal balance of a contract, certain dealer installed accessories, sales tax and title fees as well as premiums for the term of the contract on optional credit life and accident and health insurance, debt cancellation agreements, premiums for extended warranty insurance, premiums for GAP insurance and premiums for required physical damage insurance on the motorcycle. If the application meets Eaglemark Savings Bank's guidelines, the credit is approved. In certain cases, the dealer submits the customer's credit application and purchase order directly to the seller where the seller reviews and approves the customer's credit application in accordance with guidelines substantially similar to the guidelines used by Eaglemark Savings Bank.

Collection Procedures

        The servicer will make reasonable efforts to collect all payments due with respect to the contracts held by a trust and will, consistent with the related sale and servicing agreement, follow such collection procedures as it follows with respect to comparable motorcycle conditional sales contracts and promissory note and security agreements it services for itself or others.

        The servicer's collection efforts include having personnel, using a predictive dialer, call a delinquent obligor on a pre-determined basis every third day in the event such obligor is eleven to twenty-nine days delinquent (with the exception of first payment defaults and loans classified as "Delta accounts" which are called beginning on the second day of delinquency). At thirty days delinquent, the account is assigned from the predictive dialer team to a queue collection team. The account is called at a minimum every three days until the 90th day of delinquency, when contact is attempted daily. Between 30 and 90 days delinquent, each account may be contacted more frequently than every three days depending upon the payment history of the obligor, and the probability of default as assessed by the queue collection team(s) and collection management personnel. The servicer's general approach is to attempt to establish a repayment plan with the obligor of a delinquent contract as opposed to repossessing the related motorcycle; however, the servicer's approach with respect to a specific obligor is affected by the obligor's responsiveness and attitude. Consistent with this approach, the servicer may, in its discretion, arrange with the obligor on a contract to extend or modify the payment schedule, but no such arrangement will, for purposes of any sale and servicing agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any contract beyond six months past the last day of the due period relating to the latest maturity date (as specified with respect to the pool of contracts in your prospectus supplement). The servicer may sell the motorcycle securing the respective contract at public or private sale, or take any other action permitted by applicable law. See "Legal Aspects of the Contracts" in this prospectus.

Criteria for Selecting the Contracts

        The contracts will be selected from the seller's portfolio for inclusion in a pool of contracts using several criteria. The selection criteria require that each contract:

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  is secured by a new or used motorcycle; and

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  satisfies any other criteria set forth in the prospectus supplement.

        No selection procedures that the seller believes to be adverse to the securityholders will be used in selecting the contracts. All terms of the conditional sales contracts or promissory note and security agreements constituting the contracts that are material to you are described in this prospectus and in your prospectus supplement.

Individual Motorcycle Insurance

        In general, the terms of each contract require that for the term of the contract, the motorcycle securing such contract is to be covered by physical damage insurance naming Eaglemark Savings Bank or seller (and their respective successors and assigns) as an additional insured and loss payee; however, in accordance with Eaglemark Savings Bank's and the seller's normal policies, certain small balance contracts may not require verification of such insurance coverage. In the transfer and sale agreement, the seller will represent and warrant that the related obligor had obtained or agreed to obtain physical damage insurance covering the motorcycle. However, the servicer performs no subsequent verification of continued insurance coverage and the seller will not be obligated to make payments to a trust for any loss as to which third party insurance has not been maintained.

The Depositor

General

        The depositor is Harley-Davidson Customer Funding Corp., a Nevada corporation and wholly-owned special-purpose finance subsidiary of HDCC. All of the officers and directors of the depositor are also employed by HDCC or HDFS, except that at least two directors of the depositor will at all times be independent of HDCC, HDFS and Harley-Davidson. The depositor's business is limited to, among other things, (i) purchasing the contracts and related property (and other similar retail motorcycle installment conditional sales contracts and similar promissory note and security agreements) from the seller, (ii) acting as the beneficial owner of the trust and other similar trusts and (iii) performing its obligations under the transfer and servicing agreements to which it is a party (as well as similar agreements entered into in connection with the formation of similar trusts).

The Trusts

        The depositor will establish a separate trust for each offering of securities. The depositor will establish each trust pursuant to a trust agreement for the transactions described in this prospectus. Each trust will be a statutory trust or a common law trust. Each trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the trust.

        On or before the date of the initial issuance of any securities by a trust, unless otherwise provided for in your prospectus supplement, the seller will sell the pool of contracts and the related property to the depositor pursuant to a transfer and sale agreement and the depositor will transfer the pool of contracts and the related property to the trust in exchange for the proceeds of the securities issued by the trust pursuant to a sale and servicing agreement.

        To the extent provided in your prospectus supplement, the depositor may convey additional contracts to the trust after the closing date as frequently as daily during the pre-funding period specified in your prospectus supplement. The trust will purchase any contracts subsequently added to the trust with amounts on deposit in a pre-funding account. Any subsequent contracts will be required to conform to the requirements described in your prospectus supplement. Any subsequent contracts will also be assets of the trust. Any funds remaining on deposit in a pre-funding account at the end of the pre-funding period will be used to prepay principal on the securities as specified in your prospectus supplement.

        To the extent provided in your prospectus supplement, all or a portion of the principal collected on the contracts may be applied by the trustee to the acquisition of subsequent contracts during a period specified in your prospectus supplement rather than used to make or distribute payments of principal to securityholders during that period. These securities would have an interest-only period, also commonly referred to as a "revolving period", which would be followed by an "amortization period", during which principal will be paid. Any interest-only or revolving period may terminate prior to the end of the specified period and result in the earlier-than-expected principal repayment of the securities.

        The property of a trust, as further specified in your prospectus supplement, will consist of:

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  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the applicable cutoff date, but excluding any scheduled payments due on or after, but received on or prior to, the applicable cutoff date;

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  amounts that may be held in separate trust accounts maintained by the trustee or the indenture trustee for the trust, including any reserve fund or interest reserve account;

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  security interests in the financed motorcycles securing the contracts and any related property;

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  rights with respect to any repossessed financed motorcycles;

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  the rights to proceeds from claims on physical damage, or other insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

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  the depositor's rights against the seller under the transfer and sale agreement pursuant to which the seller sold the pool of contracts to the depositor;

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  the right to receive payments from the depositor in the event the depositor (and concurrently the seller) is obligated to repurchase contracts which do not meet specified representations made by depositor in the sale and servicing agreement or the seller in the transfer and sale agreement;

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  the trust's rights against the servicer under the sale and servicing agreement;

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  credit or cash flow enhancement for the securities specified in the prospectus supplement; and

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  all proceeds of the foregoing.

        To the extent provided in your prospectus supplement, with respect to contracts from Canadian obligors, property of a trust may include one or more notes, certificates, participations or other interests issued to the trust by a Canadian special purpose entity and secured by such Canadian contracts. The property of a trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. If the property of the trust includes any of these types of assets, additional information concerning them will be provided to you in your prospectus supplement.

        If the trust issues notes, the trust will pledge its assets to the indenture trustee for the benefit of the noteholders to secure its obligations under the notes.

        No trust will engage in any business activity other than:

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  issuing notes and/or ownership interests in the trust;

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  purchasing contracts, security interests in the related financed motorcycles and related property;

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  holding and dealing with assets of the trust;

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  making payments on the securities it issued;

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  entering into and performing the duties, responsibilities and functions required under the sale and servicing agreement, the indenture and related documents; and

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  matters incidental to the foregoing.

        The assets of a trust will be separate from the assets of all other trusts created by the depositor. Accordingly, the assets of one trust will not be available to make payments on the securities issued by any other trust.

Use of Proceeds

        Unless otherwise provided in your prospectus supplement, the trust will use the net proceeds received from the sale of the securities (i) to purchase the initial contracts and related assets from the depositor, and (ii) to make a deposit into the pre-funding account, if any. The seller will use the net proceeds from the depositor's purchase of the initial contracts, as well as subsequent contracts, for general corporate purposes.

The Trustee and the Indenture Trustee

        Your prospectus supplement will specify the trustee for each trust and the indenture trustee under the indenture. The trustee's or the indenture trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations set forth in the related trust agreement, sale and servicing agreement or indenture. The trustee of a trust may resign at any time, in which event, the administrator, on the trust's behalf, will be obligated to appoint a successor. The indenture trustee under an indenture may resign at any time, in which event, the trust or the administrator, on the trust's behalf, will be obligated to appoint a successor. A trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related trust agreement may be removed by the administrator. An indenture trustee that becomes insolvent or otherwise ceases to be eligible to continue in its capacity under the indenture may be removed by the trust or the administrator, on the trust's behalf. In those circumstances, the servicer or the administrator, as the case may be, will be obligated to appoint a successor. Any resignation or removal of a trustee or indenture trustee will not become effective until acceptance of the appointment of a successor trustee.

        In addition, the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of the notes described in your prospectus supplement may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as indenture trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes.

        Each of the trustee and the indenture trustee and any of its respective affiliates may hold securities in its own name or as a pledgee. For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust.

        You will find the addresses of the principal offices of the trust, the trustee and the indenture trustee in your prospectus supplement.

Delinquencies, Repossessions and Net Losses

        Certain information concerning HDCC's experience relating to delinquencies, repossessions and net losses with respect to its portfolio of new and used motorcycles contracts will be set forth in your prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on the pool of contracts included in any trust will be comparable to prior experience.

Weighted Average Lives of the Securities

        The weighted average lives of the securities of a trust will be a function of the weighted average lives of the contracts held by the trust. The weighted average lives of the contracts will be influenced by the rate at which the principal balances of the contracts are paid. The term "weighted average life" means the average amount of time during which each dollar of principal of a contract is outstanding.

        All of the contracts will be prepayable at any time without penalty to the obligor. If full or partial prepayments are received on the contracts, the actual weighted average lives of the contracts will be shorter than the scheduled weighted average lives of the contracts set forth in your prospectus supplement. Prepayments include optional prepayments by obligors, liquidations due to default, partial prepayments from rebates of extended warranties and insurance premiums, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and debt cancellation agreements. Prepayment rates are influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed motorcycle securing a contract without obtaining the certificate of title from the servicer. We cannot predict the rate of prepayment on the contracts in either stable or changing interest rate environments.

        The weighted average lives of the securities will also be impacted to the extent that the depositor or the seller is obligated to repurchase contracts from a trust as a result of breaches of particular representations and warranties relating to the contracts. See "Description of the Transfer and Servicing Agreements—Sale and Assignment of Contracts by Seller" and "—Transfer of Contracts by Depositor" in this prospectus. The weighted average lives of the securities will also be impacted to the extent the servicer is obligated to purchase contracts from a trust as a result of breaches of certain covenants relating to the contracts. See "Description of the Transfer and Servicing Agreements—Servicing" in this prospectus. In addition, early retirement of the securities may be effected by the exercise of the option of the servicer to purchase all of the contracts remaining in the trust when the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the initial amount on deposit in the pre-funding account, if any. You will bear all of the reinvestment risk resulting from the rate of prepayments of the contracts.

        Your prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to your pool of contracts and your securities.

Factors and Trading Information

        The "note factor" for any class of securities issued by the trust will be a seven-digit decimal indicating the principal amount of that class of securities on the payment date as a fraction of the respective principal amount of that class as of the closing date. The servicer will compute the note factor each month. Initially, each factor will be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes. The servicer will compute the principal amount by allocating payments in respect of the contracts to principal and interest using the simple interest method. The portion of the principal amount of any class of notes for a given month allocable to a securityholder can be determined by multiplying the original denomination of the holder's security by the related note factor for that month.

        You will receive monthly reports concerning the payments received on the contracts, the aggregate principal balance of the contracts, the related note factors and various other items of information pertaining to the trust. Furthermore, the trustee or the indenture trustee will furnish you with information for tax reporting purposes not later than on the latest date permitted by law. See "Description of the Transfer and Servicing Agreements—Servicing—Statements to Securityholders" in this prospectus.

Description of the Notes and Indenture

General

        The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series of securities. This summary describes the material terms of each indenture and the notes. This summary is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture and the notes.

        The notes will be issued in fully registered form only and will represent the obligations of a separate trust. Notes will be available for purchase by you in the denominations specified in your prospectus supplement.

        Your prospectus supplement will provide additional information specific to your notes.

Payments

        Your prospectus supplement will describe as to your class of notes:

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  the timing and priority of payments of principal and interest;

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  the amount and method of determining payments of principal and interest;

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  the priority of the application of the trust's available funds to its expenses and payments on its securities; and

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  the interest rates or the formula for calculating the interest rates.

        Your rights to receive payments may be senior or subordinate to the rights of holders of other classes of notes. Furthermore, each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. See "Information Regarding the Securities—Interest Rates" in this prospectus.

        Payments of principal and interest on any class of notes will be made on a pro rata basis among all noteholders of that class. If the amount of funds available to make a payment on a class of notes is less than the required payment, the noteholders of such class of notes will receive their pro rata share of the amount available for that class.

Pro-Rata Pay/Subordinate Notes

        One or more classes of notes may be payable on an interest only or principal only basis. In addition, the notes may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of payments of principal or interest or both. Payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of notes, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the notes on each payment date.

Variable Funding Note

        A trust may issue one or more classes of notes having particular maturity dates and at the same time the trust may issue variable funding notes which relate to those particular maturity dates. These notes may have a balance that may decrease based on the amortization of contracts or increase based on principal collections used to purchase additional contracts.

Optional Purchase of Contracts and Redemption of Notes

        At its option, the servicer may purchase all of the contracts owned by the trust on any payment date following the date on which the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the initial cutoff date and (ii) the initial amount on deposit in the pre-funding account, if any. Except as otherwise described in your prospectus supplement, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of:

  •
  the unpaid principal balance of the contracts as of that payment date;

  •
  accrued but unpaid interest on the securities to that payment date;

  •
  unreimbursed servicer advances;

  •
  accrued but unpaid fees to the trustee and the indenture trustee; and

  •
  accrued but unpaid servicer fees.

        If the seller purchases the contracts, the related notes will be repaid in full on the payment date on which the purchase occurs. In no event will you or the trust be subject to any liability to the seller as a result of or arising out of the seller's optional purchase of the contracts.

Voting Rights

        Your prospectus supplement may specify certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes or certain classes of notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice. Your prospectus supplement may further specify that one class of notes will control the voting with respect to all classes of notes.

The Indenture

  Modification of Indenture Without Noteholder Consent

        The trust and the indenture trustee may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

  •
  to correct or amplify the description of any property at any time subject to the lien of the indenture;

  •
  to evidence the succession of another person to the trust and the assumption by any such successor of the covenants of the trust;

  •
  to add to the covenants of the trust or to surrender any right or power conferred upon the trust in the indenture;

  •
  to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

  •
  to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, this prospectus or your prospectus supplement;

  •
  to evidence and provide for the acceptance of the appointment by a successor indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts by more than one indenture trustee; or

  •
  to modify, eliminate or add to the provisions in the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act.

        In addition, if the indenture trustee receives an opinion of counsel that a modification will not have a material adverse effect on the noteholders, the trust and the indenture trustee may, without your consent, enter into one or more supplemental indentures to, among other things, add, modify or eliminate any provisions of the indenture or modify your rights as a noteholder.

  Modification of Indenture With Noteholder Consent

        With the consent of the holders of more than 50% (or such higher percentage as specified in your prospectus supplement) of the outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement, the trust and the indenture trustee may modify the indenture and your rights under it.

        Without the consent of the holder of each outstanding note affected, however, no modification may:

  •
  reduce the principal amount or interest rate or change the due date of any payment;

  •
  modify the manner of application of collections in respect of the contracts to payment on the notes;

  •
  impair your right to sue to enforce payment provisions of the indenture;

  •
  reduce the percentage of the aggregate principal amount of the notes to amend certain sections of the indenture or certain other related agreements;

  •
  permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

  •
  adversely affect the manner of determining notes outstanding for voting purposes;

  •
  reduce the percentage of the aggregate principal amount of the notes needed to sell or liquidate the assets of the trust if the proceeds of sale will be insufficient to pay the notes in full; or

  •
  modify the provisions of the indenture relating to these types of indenture modifications without the consent of all noteholders.

  Events of Default; Rights Upon Event of Default

        Events of default under each indenture will consist of:

  •
  a default for five days or more in the payment of interest due on any note;

  •
  failure to pay the unpaid principal amount of any class of notes when due and payable;

  •
  a default in the observance or performance of any covenant or agreement of the trust (other than those specifically addressed above), which default has a material adverse effect on the noteholders and continues for 30 days after written notice thereof is given to the trust by the indenture trustee or by holders of at least 25% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement;

  •
  any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto was incorrect as of the time made, and continues to be incorrect for a period of 30 days after notice thereof is given to the trust by the indenture trustee or by holders of at least 25% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement; or

  •
  events of bankruptcy, insolvency, receivership or liquidation of the trust.

        If an event of default should occur and be continuing with respect to the notes of a series, other than an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the trust, the indenture trustee or the holders of more than 66 2/3% (or a lesser percentage as specified in your prospectus supplement, but in no case not less than 50%) of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may declare the principal amount of the notes to be immediately due and payable. If an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the trust should occur and be continuing with respect to the notes of a series, the principal amount of the notes will be immediately due and payable. This declaration may be rescinded by the holders of more than 66 2/3% (or a lesser percentage as specified in your prospectus supplement, but in no case not less than 50%) of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement if:

  •
  the trust has made all payments of principal and interest then due on the notes (assuming the notes had not been accelerated); and

  •
  the trust has paid all amounts then owing to the indenture trustee.

        If the notes of a series have been declared to be due and payable following an event of default, the indenture trustee may:

  •
  institute proceedings to collect amounts due or foreclose on the trust assets;

  •
  exercise remedies as a secured party; or

  •
  sell the trust assets, or elect to have the trust maintain possession of the trust assets.

        The indenture trustee, however, may not sell the trust assets following an event of default other than a default in the payment of principal or a default for five days or more in the payment of interest, unless:

  •
  the holders of all the outstanding notes consent to the sale;

  •
  the proceeds of the sale are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

  •
  there has been an event of default for failure to pay principal or interest on the notes and the indenture trustee determines that the trust assets would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and the indenture trustee provides written notice to the rating agencies and obtains the consent of the holders of more than 66 2/3% (or a lesser percentage as specified in your prospectus supplement, but in no case not less than 50%) of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of any sale of the trust assets will be in the order of priority described in your prospectus supplement for your class of notes.

        If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. Holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee subject to the preceding sentence. Additionally, holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

        No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

  •
  the holder previously has given to the indenture trustee written notice of a continuing event of default;

  •
  the holders of not less than 25% in principal amount of the outstanding notes or the class or classes of notes described in your prospectus supplement make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

  •
  the holder or holders offer the indenture trustee reasonable indemnity;

  •
  the indenture trustee has for 60 days failed to institute a proceeding; and

  •
  no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of more than 50% of the notes or the class or classes of notes described in your prospectus supplement.

        Notwithstanding the foregoing, noteholders will have the absolute and unconditional right to receive payment of principal of and interest on a note and to institute suit for the enforcement of such payment, which right will not be impaired without the individual noteholder's consent.

        In addition, the indenture trustee and noteholders, by accepting the notes, will covenant that they will not at any time institute against the depositor or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        Neither the trustee, the holder of any certificate, the seller, the depositor, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the trust contained in the indenture.

  Covenants

        Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

  •
  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

  •
  the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

  •
  no event of default shall have occurred and be continuing immediately after the merger or consolidation;

  •
  the rating agencies rating the notes advise the indenture trustee that the ratings then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

  •
  the indenture trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder;

  •
  any action as is necessary to maintain the lien and security interest of the indenture trustee shall have been taken; and

  •
  the trust or the person, if other than the trust, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the trust immediately prior to giving effect to the consolidation or merger.

        Each indenture will provide that the trust will not, among other things:

  •
  except as expressly permitted by the related indenture, trust agreement or sale and servicing agreement, transfer any of the assets of the trust;

  •
  claim any credit on or make any deduction from, the principal and interest payable in respect of the notes, other than amounts withheld under the United States Bankruptcy Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

  •
  dissolve or liquidate in whole or in part;

  •
  permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

  •
  except as expressly permitted in the indenture, permit any lien or claim to burden any assets of the trust.

        Each indenture will provide that the trust may engage in only those activities specified above under "The Trusts." The trust will be prohibited from incurring, assuming or guaranteeing any indebtedness other than indebtedness incurred under the notes and the indenture or otherwise in accordance with the related indenture, trust agreement and sale and servicing agreement.

  Annual Compliance Statement

        Each trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

  Indenture Trustee's Annual Report

        Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

  •
  its eligibility and qualification to continue as indenture trustee under the indenture;

  •
  amounts, if any, advanced by it under the indenture;

  •
  the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity;

  •
  the property and funds physically held by the indenture trustee; and

  •
  any action taken by it that materially affects the notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture

        The discharge of an indenture will occur with respect to the assets securing the notes of a series upon the delivery to the indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes and payment of all amounts and obligations, if any, which the trust owes to the noteholders or indenture trustee on behalf of the noteholders.

  Trust Accounts

        Under each indenture, if the indenture trustee has a rating of A-1+/P-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc., the indenture trustee will establish and maintain segregated bank accounts for the trust. If the indenture trustee has a rating lower than A-1+/P-1, the indenture trustee will establish and maintain segregated trust accounts or accounts in a qualified institution. These accounts will include, among others, a "collection account" and a "distribution account." The trust accounts may, as described in your prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement.

        "Qualified institution" means the corporate trust department of the indenture trustee or any other depositary institution:

  •
  organized under the laws of the United States or any state or any domestic branch of a foreign bank;

  •
  the deposits of which are insured by the Federal Deposit Insurance Corporation; and

  •
  which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        The indenture trustee will invest funds in the trust accounts at the direction of the servicer. All investments will be generally limited to investments acceptable to the rating agencies rating the notes as being consistent with the ratings of those notes that will mature not later than the business day preceding the applicable payment date or any later date approved by the rating agencies. If the rating agencies permit the investment of funds on deposit in a cash collateral or reserve fund account in investments that mature beyond a payment date, the amount of cash available in the cash collateral or reserve fund account may be less than the amount required to be withdrawn from that trust account to cover shortfalls in collections on the contracts and a temporary shortfall in the amounts paid to the noteholders may result. Investment earnings on funds deposited in the trust accounts will be paid to the person described in your prospectus supplement.

        See "Description of the Transfer and Servicing Agreements" in this prospectus for summaries of the material terms of the trust agreement, sale and servicing agreement and administration agreement.

Information Regarding the Securities

Interest Rates

        A class of securities may bear interest at a fixed, variable or adjustable rate per annum, as more fully described below and in your prospectus supplement.

        Fixed Rate Securities.    Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass through rate, specified in your prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or on such other day count basis as is specified in your prospectus supplement.

        Floating Rate Securities.    Each class of floating rate securities will bear interest during each applicable interest period at a rate per annum determined by reference to a base rate, plus or minus a specified spread, if any, or multiplied by the spread multiplier, if any, as specified in your prospectus supplement. The "spread" is a number of basis points to be added to or subtracted from the related base rate. The "spread multiplier" is a percentage of the related base rate by which that base rate will be multiplied to determine the applicable interest rate. Your prospectus supplement will designate one of the following base rates as applicable to a floating rate security:

  •
  London interbank offered rate;

  •
  commercial paper rates;

  •
  Treasury rate;

  •
  federal funds rate;

  •
  negotiable certificates of deposit rate; or

  •
  any other base rate that is set forth in your prospectus supplement.

        Your prospectus supplement will specify whether the interest rate will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period and the dates on which that interest rate will be reset. If the reset date does not fall on a business day, then the reset date will be postponed to the next succeeding business day; except that with respect to securities having a base rate based on the London interbank offered rate, if the reset date falls in the next succeeding calendar month, then the reset date will be the immediately preceding business day.

        Interest on each class of floating rate security will accrue on an Actual/360 basis, an Actual/Actual basis, or a 30/360 basis. For floating rate securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each interest period will be calculated by multiplying:

  1.
  the face amount of that floating rate security;

  2.
  the applicable interest rate; and

  3.
  the actual number of days in the related interest period, and dividing the resulting product by 360 or the actual number of days in the related year, as applicable.

        For floating rate securities calculated on a 30/360 basis, accrued interest for an interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that interest period.

        Floating rate securities may also have either or both of the following:

  •
  a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

  •
  a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

The applicable interest rate will not exceed the maximum rate permitted by applicable law.

        A trust issuing floating rate securities will appoint a calculation agent to calculate interest rates on each class of floating rate securities. Your prospectus supplement will set forth the identity of the calculation agent, which may be the related trustee or indenture trustee with respect to that series. All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class. All percentages resulting from any calculation on floating rate securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from that calculation on floating rate securities will be rounded to the nearest cent.

        CD Rate Securities.    The base rate for any securities having a base rate based on a CD rate for each reset date shall be either:

  •
  the rate for negotiable certificates of deposit having the index maturity designated in your prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)" as of the second business day prior to the reset date; or

  •
  if that rate is not published prior to 3:00 p.m. New York City time on that business day, the rate for negotiable certificates of deposit having the index maturity designated in your prospectus supplement as published in H.15 Daily Update under the heading "CDs (Secondary Market)" or such other recognized electronic source used for the purpose of displaying such rate; or

  •
  if by 3:00 p.m. New York City time on that business day, that rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, the arithmetic mean of the secondary market offered rates as of 10:00 a.m. New York City time on that business day, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the calculation agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in your prospectus supplement in an amount that is representative for a single transaction in that market at that time.

        "H.15(519)" means the publication entitled "Federal Reserve Statistical Release H.15(519), Selected interest rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the publication entitled "H.15 Daily Update, Selected interest rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        Commercial Paper Rate Securities.    The base rate of any securities having a base rate based on commercial paper rates for each reset date shall be either:

  •
  the money market yield on the reset date of the rate for commercial paper having the index maturity specified in your prospectus supplement, as published in H.15(519) under the heading "Commercial Paper—Nonfinancial" as of the second business day prior to the reset date; or

  •
  if that rate is not published prior to 3:00 p.m. New York City time on that business day, the money market yield on the second business day prior to the reset date of the rate for commercial paper of the specified index maturity as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading "Commercial Paper—Nonfinancial"; or

  •
  if by 3:00 p.m. New York City time on that business day, that rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m. New York City time, on that date of three leading dealers of commercial paper in the City of New York selected by the calculation agent for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

        "Money market yield" means a yield calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 - (D × M)	x 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        Federal Funds Rate Securities.    The base rate for any securities having a base rate based on the federal funds rate for each reset date shall be either:

  •
  the rate set forth in H.15(519) for that date opposite the caption "Federal Funds (Effective)" as such rate is displayed on Bridge Telerate, Inc. Page 120 (or any other page as may replace that page); or

  •
  if that rate does not appear on Bridge Telerate, Inc. Page 120 or is not published in H.15(519) prior to 3:00 p.m. New York City time, the rate set forth in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading "Federal Funds/Effective Rate"; or

  •
  if by 3:00 p.m. New York City time, that rate does not appear on Bridge Telerate, Inc. Page 120 or is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in the City of New York selected by the calculation agent prior to 9:00 a.m. New York City time.

        LIBOR Securities.    The base rate for any securities having a base rate based on LIBOR will be determined by the calculation agent as follows:

  1.
  On the second London business day prior to the reset date, the calculation agent will determine the offered rates for deposits in U.S. dollars for the period of the index maturity specified in your prospectus supplement, as either

  •
  if "LIBOR Bloomberg" is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in your prospectus supplement, commencing on the reset date, that appear on the page specified in your prospectus supplement as of 11:00 a.m. London time on the second London business day prior to the reset date if at least two offered rates appear (unless, described above, only a single rate is required) on that page, or

  •
  if "LIBOR Telerate" is specified in your prospectus supplement, the rate for deposits in the index currency having the index maturity designated in your prospectus supplement, commencing on reset date that appears on the page specified in your prospectus supplement as of 11:00 a.m. London time, on the second London business day prior to the reset date.

  2.
  If "LIBOR Bloomberg" is specified and fewer than two offered rates appear on the designated page or if LIBOR Telerate is specified and no rate appears on the designated page, the calculation agent will request the principal London offices of each of four major banks in the London interbank market to provide the calculation agent with its offered quotations for deposits in the index currency for the period of the index maturity designated in your prospectus supplement, commencing on the reset date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on the second London business day prior to the reset date and in a principal amount that is representative for a single transaction in that index currency in that market at that time.

  •
  If at least two of those quotations are provided, LIBOR will be the arithmetic mean of those quotations.

  •
  If fewer than two quotations are provided, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, on the second London business day prior to the reset date by three major banks in that principal financial center for loans in the index currency to leading European banks, having the index maturity designated in your prospectus supplement and in a principal amount that is representative for a single transaction in that index currency in that market at that time; provided, however, that if the banks so selected by the calculation agent are not quoting offered rates as mentioned in this sentence, LIBOR will be LIBOR in effect on the reset date.

        "Index currency" means the currency specified in your prospectus supplement as the currency for which LIBOR shall be calculated. If no currency is specified in your prospectus supplement, the index currency shall be U.S. dollars.

        "Principal financial center" will generally be the capital city of the country of the specified index currency, except that with respect to U.S. dollars, Deutsche marks, Canadian dollars, Australian dollars, Italian lira, Swiss francs, Dutch guilders and Euros, the principal financial center shall be New York, Frankfurt, Toronto, Sydney, Milan, Zurich, Amsterdam and London, respectively.

        Treasury Rate Securities.    The base rate for any securities having a base rate based on the Treasury rate for each reset date shall be either:

  •
  the rate for the most recent auction of Treasury bills having the index maturity specified in your prospectus supplement, as that rate shall be set forth under the heading "Investment Rate" on the display on Bridge Telerate, Inc. Page 56 or Bridge Telerate, Inc. Page 57 (or such other page as may replace either of those pages opposite the index maturity) or,

  •
  if Treasury bills of the index maturity have been auctioned but that rate for those Treasury bills does not appear on either Bridge Telerate, Inc. Page 56 or Bridge Telerate, Inc. Page 57 prior to 3:00 p.m. New York City time the auction average rate for those Treasury bills announced by the United States Department of the Treasury, or

  •
  if the results of the auction of Treasury bills having the specified index maturity are not announced as provided above by 3:00 p.m. New York City time or if that auction is not held in a particular week, the rate published in H.15(519) under the heading "U.S. Government Securities—Treasury bills—Secondary market", or

  •
  if that rate does not appear on H.15(519) by 3:00 p.m. New York City time the rate set forth in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying that rate under the heading "U.S. Government Securities—Treasury bills—Secondary market," or

  •
  if those results are not published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate by 3:00 p.m. New York City time, the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. New York City time on that date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the specified index maturity.

        Indexed Securities.    Any class of securities may consist of securities in which the amounts payable on the final scheduled payment date and/or the interest payable on any payment date is determined by reference to a measure which will be related to the exchange rates of one or more currencies or composite currencies or the price of commodities or stocks, on dates as specified in the applicable prospectus supplement. Holders of indexed securities may receive a principal amount on the related final scheduled payment date that is greater than or less than the face amount of the indexed securities depending upon the relative value on the related final payment date of the specified indexed item. Your prospectus supplement will contain information as to the method for determining the principal amount payable on the related final scheduled payment date, if any, and, where applicable, historical information with respect to the specific indexed item or items and special tax considerations associated with an investment in indexed securities. For purposes of determining the rights of a holder of a security indexed as to principal in respect of voting for or against amendments to the related trust agreement, indenture, or other related agreements, as the case may be, and modifications and the waiver of rights under those agreements, the principal amount of that indexed security shall be deemed to be the face amount thereof upon issuance less any payments allocated to principal of that indexed security.

        If the principal amount of an indexed security is based on an index calculated or announced by a third party and that third party either suspends the calculation or announcement of that index or changes the basis upon which that index is calculated, then that index shall be calculated by an independent calculation agent named in your prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the principal amount of that indexed security shall be calculated in the manner set forth in the applicable prospectus supplement. Any determination of that independent calculation agent shall, in the absence of manifest error, be binding on all parties.

        Your prospectus supplement will describe whether the principal amount of the related indexed security, if any, that would be payable upon repayment prior to the applicable final scheduled payment date will be the face amount of that indexed security, the principal amount of that indexed security at the time of repayment or another amount described in your prospectus supplement.

Credit and Cash Flow Enhancement

        The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, if any, will be set forth in your prospectus supplement. This credit or cash flow enhancement may be in one or more of the following forms:

  •
  subordination of one or more classes of securities;

  •
  spread account;

  •
  reserve fund;

  •
  over-collateralization;

  •
  letter of credit;

  •
  credit or liquidity facility;

  •
  financial guaranty insurance policy;

  •
  surety bond;

  •
  guaranteed investment contract or other interest rate protection agreement;

  •
  repurchase obligation;

  •
  yield supplement agreement;

  •
  swap or other interest rate protection agreement;

  •
  other agreements with respect to third party payments or other support; or

  •
  cash deposit or other arrangement that may be described in your prospectus supplement.

        Credit and cash flow enhancement is intended to enhance the likelihood that you will receive the full amount of principal and interest due on your securities and to decrease the likelihood that that you will experience losses. The enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those securities. If losses occur which exceed the amount covered by any credit or cash flow enhancement or which are not covered by any credit or cash flow enhancement, you will bear your allocable share of deficiencies, as described in your prospectus supplement. In addition, if a form of enhancement covers more than one class or series of securities, you will be subject to the risk that the enhancement will be exhausted by the claims of securityholders of other classes or series.

        If so provided in your prospectus supplement, the depositor or the trust may replace the credit or cash flow enhancement for any class of securities with another form of credit or cash flow enhancement without the consent of the securityholders, provided that the rating agencies rating that class of securities confirm that such substitution of credit or cash flow enhancement will not result in the reduction or withdrawal of the rating of that class of securities.

  Reserve Fund

        The depositor or a third party may establish for a series or class of securities an account or reserve fund which will be maintained with a collateral agent or the trustee or indenture trustee. The reserve fund will be funded by an initial deposit by the depositor or a third party on the closing date in the amount set forth in your prospectus supplement and, if the trust has a pre-funding account, will also be funded on each date that the trust acquires subsequent contracts from the depositor to the extent described in your prospectus supplement. The amount on deposit in the reserve fund will be increased on each payment date thereafter up to the reserve fund required amount by the deposit in the reserve fund of the amount of collections on the contracts available therefor as described in your prospectus supplement.

        Your prospectus supplement will describe the circumstances and manner under which payments may be made out of the reserve fund, either to make payments or distributions to you or to the servicer or a third party. Monies on deposit in the reserve fund may be invested in investments acceptable to the rating agencies rating the securities as being consistent with the ratings of those securities under the circumstances and in the manner described in the related sale and servicing agreement or indenture. Earnings on investment of funds in the reserve fund in eligible investments will be paid to the person described in your prospectus supplement under the circumstances described in your prospectus supplement on each payment date. Any monies remaining on deposit in the reserve fund upon termination of the trust will be released to the depositor or its assignee.

Book-Entry Registration

        Each class of securities offered by this prospectus will be represented by one or more notes and/or certificates issued to or registered in the name of Cede & Co., as nominee of The Depository Trust Company. Unless your prospectus supplement states otherwise, you may hold your securities through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include:

  •
  the underwriters offering the securities to you;

  •
  securities brokers and dealers;

  •
  banks;

  •
  trust companies; and

  •
  clearing corporations, and may include other organizations.

        Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        To facilitate subsequent transfers, DTC will register all deposited securities in the name of DTC's nominee, Cede & Co. DTC has no knowledge of the actual holders of the securities; DTC's records only identify its direct participants to whose accounts the securities are credited, which may or may not be the securityholders. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        You have no entitlement to receive a certificate representing your interest in a class of securities. As long as the securities are registered in the name of Cede & Co., any action to be taken by you or any other holders will be taken by DTC upon instructions from DTC's participants. All distributions, notices, reports and statements to you will be delivered to Cede & Co., as the registered holder of the securities, for distribution to you in compliance with DTC procedures.

        You will receive all payments of principal and interest on the securities through direct participants or indirect participants. DTC will forward the payments to its direct participants which will forward them to the indirect participants or securityholders. Under a book-entry format, you may experience some delay in receipt of payments, since payments will be forwarded to Cede & Co. as nominee of DTC. The trustee or indenture trustee will not recognize you as a holder of securities under the trust agreement or indenture. You may exercise the rights as a holder of securities only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to securities, due to the absence of physical certificates for the securities.

        Arrangements among the various parties govern conveyance of notices and other communications by:

  •
  DTC to direct participants;

  •
  by direct participants to indirect participants; and

  •
  by direct participants and indirect participant to securityholders, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Standing instructions and customary practices govern payments by DTC participants to you, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the trustee, the depositor or the seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment or distribution of principal and interest to DTC is the responsibility of the indenture trustee or trustee, disbursement of the payments or distributions to direct participants shall be the responsibility of DTC and disbursement of payments to you shall be the responsibility of the direct participants and the indirect participants.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual securityholder is in turn to be recorded on the direct participants' and indirect participants' records. You will not receive written confirmation from DTC of your purchase, but you are expected to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the direct participant or indirect participant through which you entered into the transaction. Entries made on the books of DTC's participants acting on behalf of you evidence transfers of ownership interests in the securities.

        DTC has advised the depositor that it will take any action permitted to be taken by a holder of securities only at the direction of one or more direct participants to whose accounts with DTC the securities are credited. Additionally, DTC has advised the depositor that to the extent that the the trust agreement or the indenture, as applicable, requires that any action may be taken only by holders representing a specified percentage of the aggregate outstanding principal amount of the securities, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

        DTC may discontinue providing its services as securities depositary with respect to any class of securities at any time by giving reasonable notice to the trustee or the indenture trustee, as applicable. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated securities are required to be printed and delivered. A trust may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated securities will be delivered to you. See "—Issuance of Definitive Securities."

        The information in this section concerning DTC and DTC's book-entry system are from sources that the depositor believes to be reliable, but the depositor does not take any responsibility for the accuracy of this information.

        Clearstream and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream and Euroclear systems, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

        Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

        Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Brussels, Belgium office of Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

        Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

        Transfers between direct participants will comply with DTC rules. Transfers between Clearstream's participants and Euroclear's participants will comply with their rules and operating procedures.

        DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, through the relevant European international clearing system through its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirement, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

        Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

        Except as required by law, none of the seller, the servicer, the depositor, the trustee or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the securities held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

  Issuance of Definitive Securities

        The trust will issue the notes in fully registered, definitive form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

          (1)   DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the trustee or the indenture trustee is unable to locate a qualified successor;

          (2)   The administrator of the trust or the trustee, as applicable, notifies DTC of its intent to terminate the book-entry system through DTC and requests a withdrawal of the securities held by DTC, and after receipt by the DTC participants of an important notice issued by DTC notifying the DTC participants of such withdrawal request, the DTC participants holding beneficial interests in the securities agree to initiate such termination; or

          (3)   After the occurrence of an event of default under the indenture or a servicer default under the sale and servicing agreement, holders representing more than 50% of the notes of that series, acting together as a single class, advise the applicable indenture trustee or trustee through DTC in writing that the continuation of a book-entry system through DTC with respect to those notes is no longer in the best interests of the holders of those securities.

        Upon the occurrence of any of the three events described immediately above, the applicable indenture trustee or trustee must notify all beneficial owners for each class of securities held through DTC of the availability of securities in fully registered, definitive form. Upon surrender by DTC of the global note representing the securities and instructions for reregistration, the indenture trustee or trustee will issue these fully registered, definitive securities, and the indenture trustee or trustee will recognize the holders of fully registered, definitive securities.

        Additionally, upon the occurrence of any event described above, the indenture trustee or trustee will distribute principal of and interest on the securities directly to you as required by the indenture or trust agreement. Distributions will be made by check, mailed to your address as it appears on the register maintained by the applicable trustee or indenture trustee. Upon at least five days' notice to holders of a class of securities, however, the indenture trustee or trustee will make the final payment on any security only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the securityholders. The indenture trustee or trustee will make the final payment in this manner whether the securities are in book-entry form or definitive form.

        You may transfer any fully registered, definitive security of any class at the offices of the indenture trustee or trustee or its agent in New York, New York, which the indenture trustee or trustee shall designate on or prior to the issuance of any fully registered, definitive securities with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee or trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Description of the Transfer and Servicing Agreements

        This section summarizes the material terms of the following agreements:

  •
  the transfer and sale agreement pursuant to which the seller will sell and assign all right, title and interest in the pool of contracts and the related property to the depositor;

  •
  the sale and servicing agreement pursuant to which the depositor will deposit the pool of contracts and the related property to the trust and the servicer will agree to service those contracts;

  •
  the trust agreement pursuant to which a trust will be created; and

  •
  the administration agreement pursuant to which Harley-Davidson Credit Corp. will undertake specified administrative duties with respect to a trust that issues notes.

        Forms of these documents, which we collectively refer to as the "transfer and servicing agreements", have been filed as exhibits to the registration statement of which this prospectus is a part. In addition, a copy of the relevant transfer and servicing agreements relating to a series of securities will be filed with the Securities and Exchange Commission following the sale of those securities. This summary describes the material terms of each transfer and servicing agreement. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the transfer and servicing agreements relating to a particular series. You should read the forms of the transfer and servicing agreements filed as noted above.

Sale and Assignment of Contracts by Seller

        Harley-Davidson Credit Corp. will be the seller of the contracts and the related property to the depositor for deposit into the trust. The seller will acquire (i) the contracts originated by Eaglemark Savings Bank pursuant to a participation agreement and (ii) the contracts originated by the motorcycle dealers throughout the United States, pursuant to dealer agreements.

        On or before the applicable closing date, the seller will sell to the depositor under a transfer and sale agreement all of its interest in the following:

  •
  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the applicable cutoff date, but excluding any scheduled payments due on or after, but received on or prior to, the applicable cutoff date;

  •
  security interests in the financed motorcycles securing the contracts and any related property;

  •
  the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

  •
  certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts; and

  •
  all proceeds of the foregoing.

Transfer of Contracts by the Depositor

        Pursuant to a sale and servicing agreement, on the applicable closing date, the depositor will transfer to the trust all of its interest in the following:

  •
  all property acquired by the depositor from the seller under the transfer and sale agreement;

  •
  amounts that may be held in separate trust accounts maintained by the trustee or indenture trustee for the trust, including any reserve fund or interest reserve account;

  •
  the depositor's rights against the seller under the transfer and sale agreement pursuant to which the seller sold the pool of contracts to the depositor; and

  •
  all proceeds of the foregoing.

        The depositor will designate the servicer as custodian to maintain physical possession, as the trust's agent, of the conditional sales contracts and promissory note and security agreements and any other documents relating to the contracts. To facilitate servicing and save administrative costs, the contracts will not be stamped or otherwise marked to reflect the sale and assignment of the contracts to the trust and the documents will not be physically segregated from other similar documents that are in the servicer's possession. However, UCC financing statements will be filed in the applicable jurisdictions reflecting:

  •
  the sale and assignment of the contracts and the security interests in the financed motorcycles by the originators to the seller;

  •
  the sale and assignment of the contracts and the security interests in the financed motorcycles and the related property by the seller to the depositor;

  •
  the transfer of the contracts, the security interests in the financed motorcycles, the related property and the depositor's rights against the seller under the transfer and sale agreement; and

  •
  the pledge by the trust of the trust assets to the indenture trustee.

        The seller and servicer's accounting records and computer systems will also reflect these assignments and the pledge. Because the contracts will remain in the servicer's possession, if a subsequent purchaser were able to take physical possession of the contracts without knowledge of the assignment, the trust's interest in the contracts could be defeated. In addition, in some cases, the trust's security interest in collections that have been received by the servicer but not yet remitted to the related collection account could be defeated. See "Legal Aspects of the Contracts—Security Interests" in this prospectus.

        The depositor will cause the trustee and the indenture trustee, if any, concurrently with the depositor's transfer and assignment of the contracts and related property to the trust, to execute and deliver the related notes to the depositor. The depositor will apply the net proceeds received from the sale of the notes of a given series to the purchase of the contracts from the seller and, to the extent specified in your prospectus supplement, to make any required initial deposit into the reserve fund and the interest reserve account, if any.

Conveyance of Contracts

        On the closing date:

  •
  the seller will sell, transfer, assign, set over and otherwise convey the initial contracts and related assets to the depositor;

  •
  the depositor will sell, transfer, assign, set over and otherwise convey to the trust all right, title and interest in the initial contracts and related assets; and

  •
  the trust will pledge to the indenture trustee all right, title and interest in the initial contracts and related assets.

        The initial contracts will be described on a list delivered to the trustee and the indenture trustee. Such list will include the amount of monthly payments due on each initial contract as of the initial cutoff date, the contractual rate of interest on each contract and the maturity date of each contract. Such list will be available for inspection by any securityholder at the principal office of the servicer. Shortly after the conveyance of the initial contracts to the trust, a servicing officer will have completed a review of all the documents that the seller has customarily kept on file relating to the contracts, including the certificates of title to, or other evidence of a perfected security interest in, the related motorcycles, and confirmed the accuracy of the list of initial contracts delivered to the trustee and the indenture trustee. The depositor will deliver to the trustee and the indenture trustee, a report of a nationally recognized independent public accounting firm which states that such firm has performed specific procedures for a sample of the initial contracts supplied by the seller. Any contract discovered not to agree with such list in a manner that is materially adverse to the interests of the noteholders will be required to be repurchased by the seller, or, if the discrepancy relates to the unpaid principal balance of a contract, the seller may deposit cash in the collection account in an amount sufficient to offset such discrepancy.

        In addition to the initial contracts, the trust's assets will include the trust's rights under the sale and servicing agreement in respect of the depositor's obligation to purchase from the seller, and concurrently convey to the trust, subsequent contracts purchased as of the applicable subsequent cutoff date. Any conveyance of subsequent contracts will be subject to the satisfaction of certain conditions including:

  •
  each such subsequent contract satisfies the eligibility criteria specified in the transfer and sale agreement and the related subsequent purchase agreement executed thereunder;

  •
  the depositor shall have delivered certain opinions of counsel to the trustee and the indenture trustee, the underwriters and the rating agencies with respect to the validity and other aspects of the conveyance of all such subsequent contracts; and

  •
  the rating agencies shall have each notified the depositor and the trustee and the indenture trustee in writing that the ratings on the notes will not be lowered following the addition of such subsequent contracts.

Representations and Warranties Made by the Seller and the Depositor

        In the transfer and sale agreement the seller will make certain representations and warranties in the transfer and sale agreement to the depositor and in the sale and servicing agreement the depositor will make certain representations and warranties, in each case, with respect to each contract, including that (references to the closing date below being deemed, in respect of subsequent contracts, to refer to the date such subsequent contracts are transferred to the depositor):

  •
  the information provided about the contracts is true, complete and correct in all material respects;

  •
  each of the contracts is free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic's liens and the like relating to each financed motorcycle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

  •
  each of the contracts is or will be secured by a first priority perfected security interest in the financed motorcycle in favor of Eaglemark Savings Bank or Harley-Davidson Credit Corp.;

  •
  each contract represents the legal, valid and binding payment obligation of the obligor;

  •
  no contract has been satisfied, subordinated, or rescinded;

  •
  no right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to any contract;

  •
  no event permitting acceleration under the terms of any contract has occurred, except for payment defaults continuing for a period of not more than thirty days as of the applicable cutoff date;

  •
  each contract constitutes "tangible chattel paper" as defined in the Uniform Commercial Code;

  •
  there is only one original executed copy of each contract; and

  •
  each contract, at the time it was originated, complied, and at the date of issuance of the securities or at the applicable date of any subsequent transfer of contracts, if any, complies in all material respects with applicable federal, state and local laws, and regulations thereunder, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

        The seller will also make certain representations and warranties with respect to the contracts in the aggregate as set forth in your prospectus supplement.

        In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the trust's or any noteholder's interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the trust and the seller will be obligated to repurchase the contract from the depositor. Any such purchase shall be made two business days prior to the first payment date after the last day of the calendar month in which the servicer, the trustee or the indenture trustee becomes aware and gives notice to the depositor or the seller of the breach or the depositor or the seller becomes aware of the breach at a price equal to the required payoff amount of the contract. The trustee or the indenture trustee may enforce this purchase obligation on your behalf, and will constitute your sole remedy available against the depositor or the seller for any uncured breach of its representations and warranties in the sale and servicing agreement and the transfer and sale agreement, except that the seller will indemnify the trust, the trustee, and the indenture trustee against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach.

        Upon the purchase by the seller of a contract, the indenture trustee, if any, the trust and the depositor will release the contract and its interest in the related financed motorcycle to the seller.

Collection Account

        The indenture trustee will establish and maintain the collection account in the name of the indenture trustee for the benefit of the noteholders under the indenture.

        The servicer will deposit the following amounts into the collection account no later than the second business day after processing by the servicer:

  •
  all payments made by the obligors under the contracts;

  •
  all proceeds of the contracts and the financed motorcycles; and

  •
  all payments made by the seller under the related transfer and sale agreement, or the depositor under the sale and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under "—Representations and Warranties Made by the Seller and the Depositor" above.

        However, if the conditions to making monthly deposits into the collection account set forth in the sale and servicing agreement (including the satisfaction of the minimum ratings of the servicer and the absence of a servicer default) are satisfied and if permitted by the rating agencies rating the securities, the servicer may retain collections received on the contracts during each month until the business day immediately prior to the related payment date. Pending deposit into the collection account, the servicer will not be obligated to segregate collections from its own funds and may use collections for its own benefit. To the extent set forth in your prospectus supplement, the servicer may, in order to satisfy the requirements set forth in the sale and servicing agreement obtain a letter of credit or other security for the benefit of the trust to secure timely remittances of collections on the contracts.

        The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.

        Collections on a contract made during a month will be applied in the following order:

  •
  first, to accrued interest;

  •
  second, to pay any expenses and late or extension fees owing; and

  •
  third, to principal until the principal balance is brought current.

        Any collections on a contract remaining after those applications will be considered an "excess payment". Excess payments constituting prepayments of principal will be applied as a prepayment of principal. All other excess payments will be held by the servicer.

Servicing

        The servicer will be obligated under the sale and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable motorcycle conditional sales contracts or promissory note and security agreements it services for itself and others in accordance with its credit and collection policies and applicable law. In performing these duties, the servicer shall comply in all material respects with its credit and collection policies and procedures described above under "The Seller and Servicer—Underwriting and Origination", as modified from time to time. The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the trust for the proper performance of its servicing responsibilities.

        The servicer is responsible for:

  •
  reviewing the contract files in the normal course of business;

  •
  billing, collecting and recording payments from obligors;

  •
  communicating with and providing billing records to obligors;

  •
  depositing funds into the collection account;

  •
  issuing reports to the trustee and indenture trustee, if any, specified in the relevant transfer and servicing agreements;

  •
  repossessing and remarketing financed motorcycles following obligor defaults; and

  •
  paying the fees and ordinary expenses of a trust, the trustee and the indenture trustee.

        The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of financed motorcycles following a contract default with a view to realizing proceeds at least equal to the financed motorcycle's fair market value.

        If the servicer determines that eventual payment in full of a contract is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that contract, including repossessing and disposing of the related financed motorcycle at a public or private sale, or taking any other action permitted by applicable law. See "Legal Aspects of the Contracts" in this prospectus. The servicer will be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related financed motorcycle.

        The servicer may, consistent with its customary servicing procedures, grant to the obligor on any contract an extension of payments due under such contract so long as such extension is consistent with the servicer's customary servicing procedures and with the sale and servicing agreement.

        If so specified in your prospectus supplement, a "backup servicer" may be appointed and assigned certain oversight servicing responsibilities with respect to the contracts. The identity of any backup servicer, as well as a description of its responsibilities, of any fees payable to such backup servicer and the source of payment of such fees, will be included in your prospectus supplement.

  Evidence as to Compliance

        Annually the servicer will be obligated to deliver to the trustee and the indenture trustee, if any, a report from a nationally recognized accounting firm stating that the accounting firm has examined the servicer's internal controls over servicing and reporting of the contracts and issued an opinion on the effectiveness of the servicer's internal controls over servicing and reporting of the contracts.

        Annually the servicer will be obligated to deliver to the trustee and the indenture trustee, if any, a certificate signed by an officer stating that the servicer has fulfilled its obligations under the sale and servicing agreement during the preceding twelve-month period in all material respects or, if there has been a default in the fulfillment of any obligation, describing such default.

        You may obtain copies of these reports and certificates by delivering a request in writing to the trustee or the indenture trustee, as the case may be, at the address set forth in your prospectus supplement.

  Servicer Default

        A servicer default under the sale and servicing agreement will occur if:

  •
  the servicer fails to make any payment or deposit required under the securities, the sale and servicing agreement or the transfer and sale agreement and such failure continues for four business days after the date on which such payment or deposit was due;

  •
  the servicer fails to observe or perform in any material respect any covenant or agreement in the securities, the sale and servicing agreement or the transfer and sale agreement which continues unremedied for thirty days after the date on which such failure commences;

  •
  the servicer assigns its duties or rights under the sale and servicing agreement or the transfer and sale agreement, except as specifically permitted under the sale and servicing agreement or the transfer and sale agreement, or attempts to make such an assignment;

  •
  an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall have been commenced against the servicer and shall not have been dismissed within 90 days, or a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the servicer, or for any substantial liquidation of its affairs;

  •
  the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the servicer or for any substantial part of its property or shall have made any general assignment for the benefit of creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

  •
  the failure of the servicer to deliver the monthly report pursuant to the terms of the sale and servicing agreement and such failure remains uncured for five business days after the date on which such failure commences; or

  •
  any representation, warranty or statement of the servicer made in the sale and servicing agreement or any certificate, report or other writing delivered pursuant to the sale and servicing agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation, warranty or statement has a material adverse effect on the trust and, within 30 days after written notice has been given to the servicer or the depositor by the trustee or the indenture trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect have not been eliminated or otherwise cured.

        The servicer will be required under the sale and servicing agreement to give the trustee and the indenture trustee, the rating agencies, the noteholders notice of an event of default promptly upon the occurrence of such event.

  Rights upon Servicer Default

        If a servicer default remains unremedied, the indenture trustee or the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may terminate all of the rights and obligations of the servicer under the sale and servicing agreement. When this happens, the indenture trustee, the trustee or a successor servicer selected by the indenture trustee or the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement.

        If the indenture trustee or the trustee is unwilling or unable to act as the successor servicer, it may appoint, or petition a court to appoint, a successor servicer. The indenture trustee or the trustee may arrange for compensation to the successor servicer but that compensation may not exceed the base servicing fee payable to the servicer. Any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its obligations.

        If a trust has notes outstanding, the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may waive any servicer default, other than a default in making any required deposits into the collection account.

        Following an event of termination, the indenture trustee will terminate the lockbox agreement and direct all obligors under the contracts to make all payments under the contracts to the indenture trustee, or to a lockbox established by the indenture trustee.

  Certain Matters Regarding the Servicer

        The servicer may not resign from its obligations under the sale and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement. Removal of the servicer is permissible only upon the occurrence of a servicer default as discussed above.

        Each sale and servicing agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or you for taking any action or for refraining from taking any action pursuant to that agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties under that agreement or by reason of reckless disregard of its obligations and duties under that agreement.

        In addition, the servicer will not be obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the related sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of that agreement, the rights and duties of the parties thereto and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed for such expenses costs and liabilities.

        Under the circumstances specified in each sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer will be the successor of the servicer under that agreement.

  Servicing Compensation and Payment of Expenses

        Compensation to the servicer will include a base monthly fee equal to:

  •
  the product of the percentage per annum specified in your prospectus supplement multiplied by the monthly principal balance of the contracts at the beginning of the month,

        plus any

  •
  late fees;

  •
  prepayment charges, if any;

  •
  documentation fees;

  •
  extension fees and other administrative charges; and

  •
  if specified in your prospectus supplement, investment earnings on funds deposited in the trust accounts.

        The servicer will pay all expenses incurred by it in connection with its activities under the transfer and servicing agreements and the annual fees and expenses of the trustee and the indenture trustee, if any. The servicer will be authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

  Statements to Trustees and the Trust

        On or prior to each payment date the servicer will provide to the indenture trustee, if any, and the trustee a statement setting forth with respect to a series of securities substantially the same information that is required to be provided in the periodic reports to be provided to securityholders of that series described under "—Statements to Securityholders" below.

  Statements to Securityholders

        With respect to each series of securities, on or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to you on that payment date. Each statement will include the following information:

  •
  the amount of the payment allocable to the principal amount of each class of those notes;

  •
  the amount of the payment allocable to interest on each class of securities of that series;

  •
  the amount of the distribution allocable to the yield supplement deposit, if any;

  •
  the aggregate principal balance of the contracts as of the close of business on the last day of the preceding month;

  •
  the amount of base servicing fees paid to the servicer and fees payable to the trustee and the indenture trustee, if any;

  •
  the interest rate or pass-through rate for the interest period relating to the next succeeding payment date for any class of notes of that series with variable or adjustable rates;

  •
  the amount, if any, otherwise distributable to one or more subordinated classes of notes that has instead been distributed to more senior classes of notes on that payment date;

  •
  the outstanding principal amount and the note factor for each class of those notes after giving effect to all payments allocable to the principal of each class of notes on that date;

  •
  the amount of advances made by the servicer in respect of the related contracts for the preceding month and the amount of unreimbursed advances in respect of contracts determined by the servicer to be defaulted contracts during that month;

  •
  the balance of any related reserve fund, interest reserve account or other credit or liquidity enhancement on that date, after giving effect to changes thereto on that date and the amount of those changes;

  •
  during the funding period, the remaining amount on deposit in the pre-funding account on the last day of the preceding month;

  •
  the amount, if any, of any mandatory redemption payment;

  •
  the number and aggregate principal balance of contracts delinquent computed as of the end of the preceding month;

  •
  the number and aggregate principal balance of contracts that became liquidated contracts during the immediately preceding month, the amount of liquidation proceeds for such month, the amount of liquidation expenses being deducted from liquidation proceeds for such month, the net liquidation proceeds and the net liquidation losses for such month;

  •
  average and cumulative loss and delinquency information as of such payment date;

  •
  the number of contracts and the aggregate principal balance of such contracts, as of the first day of the immediately preceding month relating to such payment date and as of the last day of the immediately preceding month relating to such payment date (after giving effect to payments received during such month and to any transfers of subsequent contracts to the trust occurring on or prior to such payment date);

  •
  the aggregate principal balance and number of contracts that were repurchased by the depositor with respect to the immediately preceding month, identifying the purchase price for such contracts; and

  •
  such other customary factual information as is available to the servicer as the servicer deems necessary and can reasonably obtain from its existing data base to enable securityholders to prepare their tax returns.

        You may obtain copies of the statements by delivering a request in writing addressed to the trustee or indenture trustee at its address set forth in your prospectus supplement.

        Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a trust, the trustee or indenture trustee will mail to each person who at any time during that calendar year has been a securityholder with respect to that trust and received any payment a statement containing information for the purposes of that securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences" in this prospectus.

  Collections

        With respect to the trust, the servicer will deposit all payments on the contracts (from whatever source) and all proceeds of such contracts collected during each collection period specified in your prospectus supplement into the collection account within two business days after receipt thereof unless otherwise provided in your prospectus supplement. The servicer is required to use its best efforts to cause an obligor to make all payments on the contracts to one or more lockbox banks (either directly by remitting payments to a lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the servicer which payments will be subsequently transferred from such account to one or more lockbox banks) acting as agent for the trust pursuant to a lockbox administration agreement. In addition, the servicer may in the future collect payments from obligors through other methods, including direct debit programs and the internet.

  Advances

        The servicer will be obligated to advance each month an amount equal to accrued and unpaid interest on any contract which was delinquent with respect to the immediately preceding month. However, the servicer will not be obligated to make an advance to the extent that it determines, in its sole discretion, that the advance will not be recovered from subsequent collections on or in respect of the related contract. The servicer will deposit any advances in the collection account no later than the day preceding the related payment date. The servicer will be entitled to recoup advances on a contract by means of a first priority withdrawal from the collection account.

        All advances are reimbursable to the servicer, without interest, if and when a payment relating to a contract with respect to which an advance has previously been made is subsequently received. In addition, upon the determination by the servicer that a contract is a defaulted contract, it will be entitled to recover unreimbursed advances in respect of that contract from collections on or in respect of other contracts. A defaulted contract means a contract with respect to which there has occurred one or more of the following: (i) all or some portion of any payment under the contract is 120 days or more delinquent, (ii) repossession (and expiration of any redemption period) of a motorcycle securing a contract or (iii) the servicer has determined in good faith that an obligor is not likely to resume payment under a contract.

  Net Deposits

        As an administrative convenience and as long as specified conditions are satisfied, the servicer will be permitted to make the deposit of collections, aggregate advances and payments for purchases of contracts from the trust for or with respect to a month net of payments to be made to the servicer with respect to that month. The servicer may cause to be made a single, net transfer to the collection account. The servicer, however, will account to the trustee and you as if all deposits, payments and transfers were made individually.

List of Securityholders

        Three or more holders of the notes of any class in a series or one or more holders of those notes of that class evidencing not less than 25% of the aggregate principal amount of those notes then outstanding may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under those notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of that series.

        The trustee will provide to the servicer within 15 days after receipt of a written request from the servicer, a list of the names of all noteholders of record as of the most recent applicable record date.

        No transfer and servicing agreement will provide for the holding of annual or other meetings of securityholders.

Insolvency of Trust

        Each trust agreement will provide that the trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to that trust without the unanimous prior approval of all certificateholders of that trust and the delivery to the trustee by each certificateholder of a certificate certifying that that certificateholder reasonably believes that that trust is insolvent.

Payment of Notes

        Upon the payment in full of all outstanding notes issued by a trust and the satisfaction and discharge of the indenture, the trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the sale and servicing agreement, except as otherwise provided in the sale and servicing agreement.

Administration Agreement

        Harley-Davidson Credit Corp., in its capacity as administrator, will enter into an administration agreement with each trust that issues notes and the indenture trustee pursuant to which the administrator will agree to provide notices and perform other administrative obligations of the trust under the indenture. For its services under the administration agreement the administrator may be entitled to receive a monthly administration fee, which administration fee will be paid by the depositor. The amount of the administration fee, if any, will be set forth in your prospectus supplement.

Amendment

        The parties may, without your consent, correct or supplement any provision in the transfer and servicing agreements that is ambiguous or inconsistent with any other provision in the transfer and servicing agreements, this prospectus or your prospectus supplement. In addition, the parties may amend any transfer and servicing agreement without the consent of any securityholder to add any provisions to or change in any manner or eliminate any of the provisions of a transfer and servicing agreement if the indenture trustee or trustee receives an opinion of counsel that the modification will not have a material adverse effect on the securityholders.

        Any transfer and servicing agreement may also be amended in any respect by the parties with the consent of the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of the notes described in your prospectus supplement issued by the trust, except that no amendment:

  •
  that reduces the amount or changes the timing of any collections on any contracts or payments required to be distributed on any security;

  •
  that changes the interest rate on any security, that adversely affects the priority of payment of principal or interest to the securityholders; or

  •
  that reduces the percentage of securityholders required to consent to these amendments or any waiver under the transfer and servicing agreement,

may be effective without the consent of the holder of each security. Also, an amendment under the foregoing sentence will not be effective unless each rating agency rating the securities confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the securities.

Termination

        The obligations of the servicer, the depositor, the trustee and indenture trustee pursuant to the trust agreement, the sale and servicing agreement or indenture will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the trust, or (ii) the payment to all securityholders of all amounts required to be paid to them pursuant to the indenture and the trust agreement; provided, however, in no event shall the trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the closing date. The seller's representations, warranties and indemnities will survive any termination of the sale and servicing agreement. Upon termination, amounts in the collection account, if any, will be paid to the depositor.

        The trustee and the indenture trustee will give written notice of termination to each securityholder of record. The final distribution to you will be made only upon surrender and cancellation of your notes at the office or agency of the trustee or the indenture trustee specified in the notice of termination. Any funds remaining in the trust, after the trustee or the indenture trustee has taken certain measures to locate you and such measures have failed, will be distributed to the depositor.

Legal Aspects of the Contracts

General

        The transfer of the contracts to the trust, the perfection of the security interests in the contracts and the enforcement of rights to realize on the motorcycles as collateral for the contracts are subject to a number of federal and state laws and, with respect to Canadian contracts, Canadian laws. Uniform Commercial Code ("UCC") financing statements in the United States will be filed in the applicable jurisdictions reflecting the transfer or pledge of the contracts and the security interests in the motorcycles and the related property by the seller to the depositor and by the depositor to the trust and by the trust to the indenture trustee. A person could acquire an interest in a contract that is superior to that of the trust or the indenture trustee because the servicer will retain possession of the contracts and the contracts will not be stamped or otherwise marked to indicate that the contracts have been transferred to the trust. If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts without actual knowledge of the trust's or indenture trustee's interest, that person will acquire an interest in the contracts superior to the interest of the trust or the indenture trustee. To the extent provided in your prospectus supplement, a trust that holds its interest in Canadian contracts indirectly through one or more notes, certificates, participations or other interests issued to the trust by a Canadian special purpose entity will be secured by such contracts held by Canadian special purpose entity.

Security Interests

  General

        In jurisdictions in which the contracts evidence the credit sale of new and used motorcycles by motorcycle dealers to obligors, the contracts also constitute personal property security agreements. Such contracts, and the promissory note and security agreements originated by Eaglemark Savings Bank, include grants of security interests in the motorcycles under the applicable UCC in the United States and the applicable Personal Property Security Act or the equivalent thereof ("PPSA") in each applicable province and territory of Canada. Perfection of security interests in financed motorcycles is generally governed by the laws of the jurisdiction in which the motorcycle is located. In most states in the United States, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party's lien on the motor vehicle's certificate of title. In Canada, PPSA financing statements are filed against the obligor on the related contract in order to perfect the security interests in the financed motorcycles.

        All contracts acquired by the seller from the originators will name the seller as obligee or assignee and as the secured party. The seller will also take all actions necessary under the laws of the jurisdiction in which the related financed motorcycle is located to perfect its security interest in that financed motorcycle, including, where applicable, having a notation of its lien recorded on the related certificate of title and/or obtaining possession of that certificate of title and/or filing financing statements. Because Harley-Davidson Credit Corp. will continue to service the contracts as servicer under the sale and servicing agreement the obligors on the contracts will not be notified of the sale from the seller to the depositor or the sale from the depositor to the related trust or the pledge by the trust to the indenture trustee.

  Perfection

        The seller will sell and assign its security interest in the financed motorcycles to the depositor and the depositor will assign its security interest in the financed motorcycles to the trust and the trust will assign its security interest in the financed motorcycles to the indenture trustee. However, because of the administrative burden and expense, none of the seller, the depositor or the related trust will amend any certificate of title to identify the trust or indenture trustee as the new secured party on that certificate of title relating to a financed motorcycle. However, UCC financing statements with respect to the transfer to the depositor of the seller's security interest in the financed motorcycles and the transfer to the trust of the depositor's security interest in the financed motorcycles and the transfer to the indenture trustee of the trust's security interest in the financed motorcycles will be filed. In addition, the servicer will continue to hold any certificates of title relating to the financed motorcycles in its possession as custodian for each trust. See "Description of the Transfer and Servicing Agreements" in this prospectus.

        In most states, an assignment is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle's certificate of title. In most Canadian jurisdictions, the failure to record an assignment by the secured party of its interest therein does not diminish the effectiveness of the PPSA registrations. Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the financed motorcycles to the trust or the indenture trustee, because neither the trust nor the indenture trustee will be listed as lienholder on the certificates of title or any financing statements, the security interest of the trust or the indenture trustee in the motorcycle could be defeated through fraud, forgery, negligence or error. In the absence of fraud or forgery by the motorcycle owner or the servicer or administrative error by state or local agencies, the notation of the seller's lien on the certificates of title will be sufficient to protect the trust and the indenture trustee against the rights of subsequent purchasers of a financed motorcycle or subsequent lenders who take a security interest in a financed motorcycle. With respect to Canadian contracts, the effectiveness and priority of the interest of the trust and the indenture trustee in the motorcycles will be dependent upon the effectiveness and priority of the PPSA registrations made by the seller against such motorcycles. The seller and depositor will each represent and warrant that the seller has a perfected security interest in each financed motorcycle. If there are any financed motorcycles as to which the seller failed to obtain a perfected security interest, the security interest of the trust and the indenture trustee would be subordinate to, among others, subsequent purchasers of the financed motorcycles and holders of perfected security interests in the financed motorcycles. To the extent that such failure has a material and adverse effect on the trust's, the indenture trustee's or any securityholder's interest in the related contract or the collectibility of the contract, however, it would constitute a breach of the warranties of the seller and the depositor. Accordingly, the depositor would be required to repurchase the related contract from the trust and the seller will be required to repurchase that contract from the depositor, unless the breach was cured. The depositor will assign to the trust its rights to cause the seller to repurchase that contract under the related transfer and sale agreement and the trust will pledge to the indenture trustee its rights to cause the depositor to repurchase that contract under the related sale and servicing agreement. See "Description of the Transfer and Servicing Agreements" and "Risk Factors—Interests of other persons in the contracts or the financed motorcycles could reduce the funds available to make payments on your securities" in this prospectus.

  Continuity of Perfection

        Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a motor vehicle. In those states, such as California, that require a secured party to hold possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the request from the obligor under the related contract to surrender possession of the certificate of title. In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, such as Texas, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the contracts, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed motorcycle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. The servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed motorcycles and will be obligated to purchase the related contract if it fails to do so and that failure has a material and adverse effect on the trust's or any securityholder's interest in the contract or the collectibility of the contract.

  Priority of Liens Arising by Operation of Law

        Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed motorcycle. The Internal Revenue Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. The seller will represent and warrant to the depositor and the depositor will represent and warrant to the trust that, to its knowledge, as of the related closing date, each security interest in a financed motorcycle is prior to all other present liens upon and security interests in that financed motorcycle. However, liens for repairs or taxes could arise, or the confiscation of a financed motorcycle could occur, at any time during the term of a contract. No notice will be given to trustee, indenture trustee or you if a lien arises or confiscation occurs that would not give rise to the depositor's or seller's obligation to repurchase such contract. In Canada, certain liens for, among other things, repairs and unpaid taxes may also in certain circumstances take priority over a perfected security interest in a financed motorcycle.

Repossession

        In the event of default by an obligor, the holder of the related contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a motorcycle financed by the seller is voluntarily surrendered, self-help repossession is the method employed by the servicer in most states and is accomplished simply by retaking possession of the financed motorcycle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the motorcycle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments or other amounts due. In Canada, in the event of a default by an obligor, the secured party has, in addition to its contractual remedies, all the remedies of a secured party under the applicable PPSA and is also subject to certain obligations imposed by the applicable PPSA, such as the obligation to act in a commercially reasonable manner. These remedies include the right to take possession and dispose of the collateral.

Notice of Sale; Redemption Rights

        The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance. Under Canadian law, most provinces require that the obligor and certain other persons with an interest in the collateral be notified of the disposition of the collateral and be given a period of time within which they may satisfy the obligation secured by the collateral prior to actual sale of the collateral by paying the secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.

Deficiency Judgments and Excess Proceeds

        The proceeds of resale of the motor vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

        Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor. The applicable PPSA requires that any surplus be paid to persons having a subordinate security interest in collateral or an interest in the surplus, and otherwise to the obligor or any other person known by the secured party to be an owner of such collateral.

Certain Bankruptcy Considerations

        The depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the seller under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the depositor with those of the seller. These steps include the creation of the depositor as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing restrictions on the nature of the depositor's business and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. In addition, to the extent that the seller granted a security interest in the contracts to the depositor, and that interest was validly perfected before the bankruptcy or insolvency of the seller and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, that security interest should not be subject to avoidance, and payments to the trust with respect to the contracts should not be subject to recovery by a creditor or trustee in bankruptcy of the seller.

        However, delays in payments on the securities and possible reductions in the amount of those payments could occur if:

  1.
  a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the seller in the event of the application of applicable insolvency laws to the seller, as the case may be;

  2.
  a filing were made under any insolvency law by or against the depositor; or

  3.
  an attempt were to be made to litigate any of the foregoing issues.

        On each closing date, Winston & Strawn LLP will give an opinion to the effect that, based on a reasoned analysis of analogous case law, although there is no precedent based on directly similar facts, and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of the seller under Title 11 of the United States Bankruptcy Code at a time when the seller was insolvent, the property of the seller would not properly be substantively consolidated with the assets of the depositor. Among other things, that opinion will assume that each of the depositor and the seller will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and the seller intend to follow these and other procedures related to maintaining their separate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the seller.

        The seller will represent and warrant that the sale of the related contracts to the depositor is a valid sale. Notwithstanding the foregoing, if the seller were to become a debtor in a bankruptcy case, a court could take the position that the sale of contracts to the depositor should instead be treated as a pledge of those contracts to secure a borrowing of the seller. If a court were to reach such conclusions, or a filing were made under any insolvency law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays and possible reduction in payments on the securities could occur. In addition, if the transfer of contracts to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the seller arising before the transfer of a contract to the depositor may have priority over the depositor's interest in that contract.

        The seller and the depositor will treat the transactions described in this prospectus as a sale of the contracts to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the contracts if the seller were to become a debtor in a bankruptcy case.

        Furthermore, if a motorcycle dealer or the seller became a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of payments on the contracts to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to you for an uncertain period of time. Furthermore, reductions in payments under the contracts to the trust may result if the bankruptcy court rules in favor of the creditors or the debtor-in-possession. In either case, you may experience delays or reductions in distributions or payments to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the motorcycle dealer or the seller, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the motorcycle dealer or the seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. Any of these actions could result in losses or delays in payments on your securities. Each of the motorcycle dealers and the seller will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts.

        Also, cash collections on the contracts may be commingled with general funds of the servicer and, in the event of a bankruptcy of the servicer, a court may conclude that the trust does not have a perfected security interest in those collections.

        Eaglemark Savings Bank is organized as a Nevada corporation and is regulated and supervised by the Department of Business and Industry Financial Institutions Division which is authorized to appoint the FDIC as a conservator or receiver for Eaglemark Savings Bank if specified events occur relating to Eaglemark Savings Bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Eaglemark Savings Bank.

        By statute, the FDIC as conservator or receiver is authorized to repudiate any "contracts" of Eaglemark Savings Bank upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of contracts to the seller. Under an FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover or recharacterize a bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. We believe the FDIC regulation will apply to the transfer of contracts to the seller and intend on satisfying the conditions of the regulation. If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transactions, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Eaglemark Savings Bank's transfer of contracts to the seller. In that case, distribution of payments on the contracts to the trust may be delayed and possibly reduced. Also, the FDIC could require the trust and securityholders to comply with the administrative claims procedure established by the FDIC to establish their rights to payments on the contracts, could request a stay of any actions to enforce the participation agreement (pursuant to which the seller purchases the contracts from Eaglemark Savings Bank) against Eaglemark Savings Bank, or could repudiate the participation agreement and limit claims of the trust and securityholders to "actual direct compensatory damages." Additionally, the trust could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title. Any of these actions could result in losses or delays in payments on your securities.

Consumer Protection Laws

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Servicemembers Civil Relief Act, the Texas Consumer Credit Code, the Telemarketing and Consumer Fraud and Abuse Prevention Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state unfair or deceptive practices acts and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the contracts.

        Those contracts which are originated in Canada are consumer contracts subject to many Canadian federal and provincial consumer protection laws which impose requirements on the making and enforcement of consumer credit sales and the granting of consumer credit generally. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts.

        The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the obligor.

        Most of the contracts will be subject to the requirements of the FTC Rule. Accordingly, a trust, as holder of the related contracts, will be subject to any claims or defenses that the purchaser of the applicable financed motorcycle may assert against the seller of the related financed motorcycle. As to each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. Under most state motor vehicle dealer licensing laws, sellers of motorcycles are required to be licensed to sell motorcycles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used motorcycles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the motorcycle dealer is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed motorcycle, an obligor may be able to assert a defense against the motorcycle dealer. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor's representations and warranties under the related sale and servicing agreement and a breach of the seller's warranties under the related transfer and sale agreement and would, if the breach materially and adversely affects the collectibility of the contract or the interests of the trust or the securityholders in the contract, create an obligation of the depositor and the seller, respectively, to repurchase the contract unless the breach is cured. See "Description of the Transfer and Servicing Agreements" in this prospectus.

        Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

        In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

        The seller and the depositor will represent and warrant that each contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and that claim materially and adversely affects that trust's or the securityholder's interest in a contract or the collectibility of the contract, that violation would constitute a breach of the representations and warranties of the seller and the depositor would create an obligation of the seller and the depositor to repurchase the contract unless the breach is cured. See "Description of the Transfer and Servicing Agreements" in this prospectus.

Other Limitations

        In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws and, to the extent applicable, Canadian bankruptcy and insolvency laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

        Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), an obligor who enters the military service after the origination of that obligor's contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the contracts. In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the released financed motorcycle during the obligor's period of active duty status. Thus, if that contract goes into default, there may be delays and losses occasioned by the inability to exercise the trust's rights with respect to the contract and the related financed motorcycle in a timely fashion.

        Any shortfall, to the extent not covered by amounts payable to the securityholders from amounts on deposit in the related reserve fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the securityholders.

Material Federal Income Tax Consequences

General

        The following is a general discussion of certain material United States federal income tax consequences of the purchase, ownership and disposition of notes issued by the trust as described in this prospectus. Winston & Strawn LLP has delivered its opinion letter with respect to the federal income tax characterization of the trust and the notes to be issued by the trust.

        The opinions of Winston & Strawn LLP and this discussion of "Material Federal Income Tax Consequences" are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service ("IRS") rulings on similar transactions involving instruments issued by an issuer with terms similar to those of the trust and the notes. An opinion of counsel does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. The trust will not be indemnified for any federal income tax that may be imposed upon it, and the imposition of any such taxes on the trust could result in a reduction in the amounts available to distribute to the noteholders. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to noteholders.

        This discussion does not attempt to deal with all aspects of federal income taxation that may be relevant to all holders of notes in light of their personal investment or tax circumstances. Also, this discussion does not describe tax consequences to certain types of holders who may be subject to special treatment under the federal income tax laws including, without limitation, financial institutions, dealers in securities or currencies, insurance companies, tax-exempt organizations, and persons who hold the notes as part of a straddle, hedging or conversion transaction.

        Investors and preparers of tax returns (including returns filed by the trust described in this prospectus) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return even where the anticipated tax treatment has been discussed in this prospectus.

        The tax opinions of Winston & Strawn LLP with respect to the trust and the notes to be issued by the trust which have been delivered in connection with the filing of this prospectus are subject to certain assumptions, conditions and qualifications as described in detail below. At the time a trust is established and notes are issued, Winston & Strawn LLP will deliver another opinion letter, regarding the same tax issues, to either confirm the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes, or the form of any trust, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax considerations will be disclosed in your prospectus supplement.

        PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

Tax Characterization of the Trust

        Winston & Strawn LLP, as federal tax counsel to the depositor, is of the opinion that the trust will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes and therefore its income will not be subject to the federal income tax imposed by Subtitle A of the Code at the entity level. This opinion is based on the assumptions that the terms of the trust agreement and related documents will be substantially in the form filed in connection with this prospectus and will be complied with. It is also assumed that the depositor, or other owner of the equity interest issued by the trust, will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the trust is, for federal income tax purposes, disregarded as a separate entity from the depositor (or other sole equity owner).

        Because the equity interest issued by the trust is at all times required to be owned by a single person, such as the depositor, for federal income tax purposes the trust will be disregarded as a separate entity from the owner of its equity interest. Although it is the opinion of Winston & Strawn LLP that the notes issued by the trust will be characterized as indebtedness for federal income tax purposes (as discussed below), no assurance can be given that this characterization of the notes will prevail. If the IRS successfully asserted that one or more of the notes did not constitute debt for federal income tax purposes, the notes might be treated as equity interests in the trust. As a result, even though the equity interest issued by the trust is at all times owned by a single person, the trust would be considered to have multiple equity owners (rather than just the single owner of the equity interest). In that case, the trust would be characterized as a partnership for federal income tax purposes and the tax consequences to the trust and to holders of notes which were recharacterized as equity would be as generally described below under "—Other Possible Characterizations of the Notes and the Trust".

        Although the trust's income will not be subject to entity level tax for U.S. federal income tax purposes, if the trust acquires contracts which were originated in any jurisdiction other than the United States, withholding taxes may be imposed by the foreign jurisdiction on the payments made with respect to such contracts. In that event, the cash flow available to the trust for distributions on the notes would be reduced. The depositor does not currently anticipate that the trust will acquire contracts subject to withholding taxes imposed by foreign jurisdictions. In the event that a trust expects to acquire a material number of contracts originated outside of the United States, any potential adverse tax consequences will be discussed in your prospectus supplement.

Tax Treatment of Investors in the Notes

        Treatment of the Notes as Indebtedness.    Winston & Strawn LLP, as federal tax counsel, is of the opinion that the notes will be characterized as debt for federal income tax purposes. This opinion is based upon the assumption that the terms of the trust agreement, the indenture, the notes and the related documents will be substantially in the form filed in connection with this prospectus and will be complied with. The depositor and the owners of the notes, by their purchase of notes, will agree to treat the notes as debt for federal, state and local income and franchise tax purposes. Winston & Strawn LLP's opinion also assumes that the terms and delinquency experience with respect to the contracts as described in this prospectus will remain substantially unchanged and that the terms of the notes will be as contemplated by this prospectus.

        Except where indicated to the contrary, the following discussion assumes that the notes will be treated as indebtedness for federal income tax purposes. The following discussion is also based in part upon Treasury Regulations interpreting the original issue discount provisions of the Code. The original issue discount regulations, however, are subject to varying interpretations and do not address all issues that would affect noteholders.

        Interest on the Notes.    An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes. This treatment assumes that all payments on the notes are denominated in U.S. dollars. It also assumes that the payment of interest on the notes constitutes "qualified stated interest" (as described below) under Treasury Regulations relating to original issue discount and that an investor does not acquire its notes as stripped notes or at an original issue discount as discussed below. If these assumptions are incorrect with respect to any notes issued by a trust, additional tax considerations with respect to those notes will be disclosed in the related prospectus supplement.

        A holder of a note that has a fixed maturity date of not more than one year from the issue date of that note (which will be referred to in this paragraph as a "short-term note") may be subject to special rules. An accrual basis holder of a short-term note (and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant-yield method over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

        Original Issue Discount ("OID").    Based upon Winston & Strawn LLP's interpretation of (i) the definition of "qualified stated interest" and (ii) other provisions of the OID Code sections and regulations, it is not expected that any of the notes will be issued with OID (i.e., any excess of the stated redemption price of the notes over their issue price), other than perhaps with a de minimis amount (i.e., 1/4 of the notes' stated redemption price at maturity multiplied by the number of full years to maturity). However, if notes were issued at a discount from their principal amounts or if the stated interest was not treated as qualified stated interest, the notes would be treated as having OID. Under the OID regulations currently in effect, in order to have qualified stated interest, the stated interest must be unconditionally payable in cash or property at least once annually. Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. The depositor believes that the likelihood of late payment or nonpayment of the stated interest on the notes should constitute a remote contingency; the IRS, however, may disagree. In addition, the IRS may take the position that noteholders do not have available default remedies ordinarily available to holders of debt instruments. In such case, the stated interest on the notes would not be qualified stated interest and the notes would be considered to have been issued with OID.

        If the notes are in fact issued with a greater than de minimis amount of OID or are otherwise treated as having been issued with OID, the following rules should apply. The excess of the stated redemption price at maturity of a note (generally equal to its principal amount as of the date of issuance plus all interest other than qualified stated interest payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the notes are sold other than to a bond house, broker or similar person acting as an underwriter, placement agent or wholesaler) will constitute OID. A noteholder must include OID in income as interest over the term of the note under a constant yield method. OID generally must be included in income in advance of the receipt of cash representing that income regardless of whether the noteholder reports taxable income on the cash or accrual method. In general, the amount of OID included in income is the sum of the daily portions of the OID with respect to the note for each day during the taxable year the noteholder held the note. The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the note's adjusted issue price and its yield to maturity and (ii) the amount of qualified stated interest payments allocable to such accrual period. The adjusted issue price of an OID note at the beginning of any accrual period is the sum of its issue price plus the amount of OID allocable to prior accrual periods minus the amount of prior payments that were not qualified stated interest.

        Alternatively, because the payments on the notes may be accelerated by reason of prepayments on the receivables, OID, other than de minimis OID, on the notes, if any, may have to be accrued under Code section 1272(a)(6), which allocates OID to each day in an accrual period by taking the ratable portion of the excess of (i) the sum of the present value of the remaining payments on a note as of the close of the accrual period and the payments made during the accrual period that were included in stated redemption price at maturity, over (ii) the adjusted issue price of the note at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) so it is not clear if such section would apply to the notes if they are treated as having OID. Accordingly, each noteholder should consult its own tax advisor regarding the impact of the OID rules if the notes are issued with OID.

        A holder of a note issued with de minimis OID must include such OID in income proportionately as principal payments are made on such note.

        Acquisition Premium. A holder that purchases in a secondary market a note that was originally issued with OID for an amount less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the holder's adjusted basis in the note immediately after its purchase over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

        Market Discount.    Whether or not the notes are issued with OID, a subsequent purchaser (i.e., a purchaser who acquires a note not at the time of original issue) of a note at a discount will be subject to the market discount rules of section 1276 of the Code. In general, these rules provide that if the holder of a note purchases the note at a "market discount" (i.e., a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the holder held the note and the denominator of which is the number of days from the date the holder acquired the note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Each holder of an interest in a note should consult with its own tax advisors as to the effect of making this election.

        Limitations imposed by the Code which are intended to match deductions with the taxation of income will defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

        Amortizable Bond Premium.    In general, if a purchaser acquires a note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased the note with "amortizable bond premium" equal to the amount of such excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when such income is included in the holder's gross income under the holder's normal accounting system. If the noteholder does not make such an election, the premium paid for the note generally will be included in the tax basis of the note in determining the gain or loss on its disposition.

        Election to Treat All Interest as Original Issue Discount.    A holder may elect to include in gross income all interest that accrues on a note using the constant yield method described above under the heading "—Original Issue Discount ("OID")", with modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder's adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Each holder of an interest in a note should consult with its own tax advisors as to the effect of making this election in light of their individual circumstances.

        Sale or Other Disposition of a Note.    An investor who disposes of a note, whether by sale, exchange for other property, or payment by the trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest which will be taxable as such, and the investor's adjusted tax basis in the note. In general, an investor's adjusted tax basis in a note will be equal to the investor's initial purchase price increased by any accrued OID or market discount previously included in income by the investor and decreased by the amount of any bond premium previously amortized and the amount of any payments, other than payments of stated interest, previously received by the investor with respect to the note. Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss so long as the note is a capital asset in the hands of the investor. For non-corporate investors, capital gain recognized on the sale or other disposition of a note held by the investor for more than one year will be taxed at a maximum rate of 15% (20% for taxable years beginning after December 31, 2008). Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income. Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limitations on the amount of these capital losses which can be deducted.

Information Reporting and Backup Withholding

        The indenture trustee will be required to report annually to the IRS and to each noteholder the amount of interest paid on the notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to certain exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (generally, Form W-9) containing the holder's:

  (1)
  name,

  (2)
  address,

  (3)
  correct federal taxpayer identification number, and

  (4)
  statement that the holder is not subject to backup withholding.

        Should a non-exempt noteholder fail to provide the required certification, the indenture trustee will be required to withhold (or cause to be withheld) 28% of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

Tax Consequences to Foreign Investors

        Special tax rules apply to the purchase of notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not

        (1)   a citizen or resident of the United States,

        (2)   a corporation, partnership or other business entity treated as such created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia,

        (3)   an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source,

        (4)   a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

        (5)   a trust that has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

        If a partnership (including for this purpose any entity treated as a partnership for federal income tax purposes) is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A noteholder that is a partnership and partners in such partnership should consult their tax advisors about the federal income tax consequences of holding and disposing of a note, as the case may be.

        Interest paid or accrued to a foreign investor holding a note on its own behalf that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered portfolio interest and not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the trust or a controlled foreign corporation related to the trust through stock ownership or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. Additionally, the foreign investor must provide or have a financial institution provide on its behalf to the trust or paying agent an appropriate statement (Form W-8BEN or successor form), that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. Additional reporting requirements may apply to interest payments made to a foreign investor that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf. If the information provided in this statement changes, the foreign investor must provide a new Form W-8BEN (or successor form) within 30 days. If the foreign investor fails to satisfy these requirements so that interest on the investor's notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form W-8BEN (or successor form).

        The realization of any capital gain on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor, and (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the notes could be subject to a 30% withholding tax unless reduced by treaty.

        If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. At the same time, the noteholder may be exempt from withholding tax if a Form W-8ECI (or successor form) is furnished to the paying agent. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

        As previously described under the heading "—Information Reporting and Backup Withholding", if a foreign investor fails to provide necessary documentation to the trust or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a 28% backup withholding tax may be applied to note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Possible Characterizations of the Notes and the Trust

        Although, as discussed above, it is the opinion of Winston & Strawn LLP that the notes will be characterized as indebtedness for federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class or series of notes were not debt for federal income tax purposes, such notes might be treated as equity interests in the trust. As a result, even though the depositor (or other single person) was the sole equity owner of the trust, the trust would be considered to have multiple equity owners and might be classified for federal income tax purposes as an association taxable as a corporation or as a partnership. A partnership is generally not subject to an entity level tax for federal income tax purposes, while an association or corporation is subject to an entity level tax.

        If the trust were treated as a partnership (which is not a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected noteholders, according to their respective interests therein. Under current law, the income reportable by noteholders as partners in such a partnership could differ from the income reportable by the noteholders as holders of debt. Generally, such differences are not expected to be material; however, certain noteholders may have adverse tax consequences. For example, cash basis noteholders might be required to report income when it accrues to the partnership rather than when it is received by the noteholder. Any income allocated to a noteholder that is a tax-exempt entity may constitute unrelated business taxable income. All noteholders would be taxed on the partnership income regardless of when distributions are made to the noteholders. An individual noteholder's ability to deduct the noteholder's share of partnership expenses would be subject to the 2% miscellaneous itemized deduction floor. A foreign investor in the notes might be required to file a United States individual or corporate income tax return, as the case may be, and would be subject to tax (and withholding at the top marginal rate, currently 35%) on its share of partnership income at regular United States rates including, in the case of a corporation, the branch profits tax.

        If, alternatively, the trust were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the trust would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the trust to all or some of the classes of noteholders would probably not be deductible in computing the trust's taxable income and all or part of the distributions to noteholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to noteholders and the noteholders could be liable for a share of such tax. To the extent distributions on such notes were treated as dividends, a foreign investor would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

ERISA Considerations

        Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a "Benefit Plan"), from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are "qualified" under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of "qualified" status.

        Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the securities. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager." Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under Section 401(c) of ERISA. A purchaser of securities should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

        ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Benefit Plan's investments be made in accordance with the documents governing the Benefit Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan. Benefit Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Benefit Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

        Some transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes of a given series will be discussed in your prospectus supplement.

  Certificates Issued by Trusts

        Unless otherwise specified in your prospectus supplement, the following discussion applies only to certificates with investment-grade ratings issued by a trust.

        The U.S. Department of Labor (the "DOL") has granted to the lead underwriter named in your prospectus supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment sales contracts and promissory notes and security agreements like those contained in the trust. The Exemption may apply to the acquisition, holding and resale of the certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

        Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

          (1)   The acquisition of the certificates by a Benefit Plan is on terms (including the price for the certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2)   The certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

          (3)   The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

          (4)   The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that servicer's services under the sale and servicing agreement or pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

          (5)   The Benefit Plan investing in certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

        On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all such receivables be either identified or transferred on or before the closing date. The relief is available when the pre-funding account satisfies certain conditions.

        The Exemption would also provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the fiduciary (or its affiliate) is an obligor on receivables held in the trust only if, among other requirements, (i) in the case of the acquisition of certificates in connection with the initial issuance, at least fifty (50) percent of each class of certificates in which Benefit Plans invest and at least fifty (50) percent of the aggregate interest in the trust are acquired by persons independent of the Restricted Group (as defined below), (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust, (iii) the Benefit Plan's investment in certificates of any class does not exceed twenty-five (25) percent of all of the certificates of that class outstanding at the time of the acquisition, and (iv) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Benefit Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. This relief is not available to fiduciaries of Benefit Plans sponsored by the seller, any underwriter, the trustee, any servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, any counterparty to an eligible swap agreement included in the trust, or any affiliate of, such parties (the "Restricted Group").

        Your prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply.

        Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of securities consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

Ratings of the Securities

        No trust will sell securities under this prospectus unless one or more nationally recognized statistical rating organizations rate the offered securities in one of the four highest rating categories. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of securities is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the securities so qualified, reduced or withdrawn.

        The ratings of the securities should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities do not address the likelihood of payment of principal on any class of securities prior to the stated maturity date of the securities, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

Plan of Distribution

        Each trust may sell securities to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell securities directly to other purchasers or through agents. The depositor intends to offer the securities through these various methods from time to time.

        The seller, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.

        Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

Legal Matters

        Winston & Strawn LLP, Chicago, Illinois, will provide a legal opinion relating to the securities in its capacity as special counsel to the trust, the depositor, the seller and the servicer. In addition, certain United States federal income tax matters will be passed upon for the related trust by Winston & Strawn LLP. Other legal matters for the underwriters will be passed upon by counsel to the underwriters.

Where You Can Find More Information

        Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference room maintained by the Securities and Exchange Commission at 450 Fifth Street, NW., Washington, DC, 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference room or visit Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

        The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it. This means that offerors can disclose important information to you by referring you to those documents. Documents incorporated by reference will be filed under the depositor's name. The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the Securities and Exchange Commission will automatically update and supersede this information.

        All documents filed by the administrator, on behalf of the trust, or the depositor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the securities will be incorporated by reference into this prospectus.

        If you are a beneficial owner of the securities to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address requests to the depositor: c/o Harley-Davidson Credit Corp., Suite 3100, 150 South Wacker Drive, Chicago, Illinois 60606.

PART II

Information Not Required In Prospectus

Item 14.    Other Expenses of Issuance and Distribution

        The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

SEC Registration Fee	$118
Printing and Engraving Expenses	$50,000
Trustee's Fees and Expenses	$12,500
Legal Fees and Expenses	$150,000
Blue Sky Fees and Expenses	$10,000
Accountants' Fees and Expenses	$35,000
Rating Agency Fees	$310,000
Miscellaneous Fees	$50,000

Total	$617,618

*
All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of the securities in an aggregate principal amount assumed for these purposes to be equal to $667,000,000 of securities registered hereby.

Item 15.    Indemnification of Directors and Officers

        The Nevada General Corporation Law gives Nevada corporations broad powers to indemnify their present and former directors and officers and those affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy director's and officers' liability insurance. The registrant's articles of incorporation authorize the registrant to indemnify its officers and directors to the maximum extent permitted by the Nevada General Corporation Law; provided that any indemnification payments are limited to the extent of funds actually received by the registrant in excess of funds necessary to pay in full all outstanding securities rated by a nationally recognized rating agency. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

        The registrant has also purchased liability policies which indemnify the registrant's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

        Pursuant to agreements which the registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this registration statement), officers and directors of the registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the registrant by such underwriters or agents that appears in the registration statement or any prospectus.

Item 16.    Exhibits

Exhibits
1.1	Form of Underwriting Agreement for the Notes. Filed as Exhibit 1.1 to the Registration Statement No. 333-37550 and incorporated herein by reference.
3.1	Articles of Incorporation of the depositor. Filed as Exhibit 3.1 to the Registration Statement No. 333-37550 and incorporated herein by reference.
3.2	Bylaws of the depositor. Filed as Exhibit 3.2 to the Registration Statement No. 333-37550 and incorporated herein by reference.
4.1	Form of Trust Agreement between the depositor and the trustee (including form of certificate).
4.2	Form of Indenture between the trust and the indenture trustee (including form of notes).
5.1	Opinion of Winston & Strawn with respect to legality.
8.1	Opinion of Winston & Strawn with respect to tax matters.
10.1	Form of Transfer and Sale Agreement between the seller and the depositor.
10.2	Form of Sale and Servicing Agreement among the trust, the depositor, the servicer and the indenture trustee.
10.3	Form of Administration Agreement between the trust, the administrator, the depositor and the indenture trustee.
23.1	Consent of Winston & Strawn (included as part of Exhibit 5.1).
23.2	Consent of Winston & Strawn (included as part of Exhibit 8.1).
24.1	Powers of Attorney (included on signature page).
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of indenture trustee*

*
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; or

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offer therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

        That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement set forth in the section captioned "Ratings of Securities" will be met by the time of sale of the securities and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 13, 2005.

Harley-Davidson Customer Funding Corp.
By:	/s/ DONNA F. ZARCONE
Name:	Donna F. Zarcone
Title:	President

        Know all men by these presents, that each person whose signature appears below constitutes and appoints Perry A. Glassgow and Lawrence G. Hund and each of them, as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and all post-effective amendments thereto), and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 13, 2005:

Signature	Title

/s/ DONNA F. ZARCONE Donna F. Zarcone	Director and President (Principal Executive Officer)
/s/ LAWRENCE G. HUND Lawrence G. Hund	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ DONOVAN A. LANGFORD, III Donovan A. Langford, III	Director
/s/ PETER M. HUSTING Peter M. Husting	Director

EXHIBIT INDEX

1.1	Form of Underwriting Agreement for the Notes. Filed as Exhibit 1.1 to the Registration Statement No. 333-37550 and incorporated herein by reference.
3.1	Articles of Incorporation of the depositor. Filed as Exhibit 3.1 to the Registration Statement No. 333-37550 and incorporated herein by reference.
3.2	Bylaws of the depositor. Filed as Exhibit 3.2 to the Registration Statement No. 333-37550 and incorporated herein by reference.
4.1	Form of Trust Agreement between the depositor and the trustee (including form of certificate).
4.2	Form of Indenture between the trust and the indenture trustee (including form of notes).
5.1	Opinion of Winston & Strawn with respect to legality.
8.1	Opinion of Winston & Strawn with respect to tax matters.
10.1	Form of Transfer and Sale Agreement between the seller and the depositor.
10.2	Form of Sale and Servicing Agreement among the trust, the depositor, the servicer and the indenture trustee.
10.3	Form of Administration Agreement between the trust, the administrator, the depositor and the indenture trustee.
23.1	Consent of Winston & Strawn (included as part of Exhibit 5.1).
23.2	Consent of Winston & Strawn (included as part of Exhibit 8.1).
24.1	Powers of Attorney (included on signature page).
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of indenture trustee*

*
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.

QuickLinks

Introductory Note
Table of Contents Prospectus Supplement
Reading this prospectus supplement and the accompanying prospectus
Prospectus Supplement Summary
Risk Factors
The Trust
The Seller and Servicer
The Depositor
The Trustee and the Indenture Trustee
The Indenture and the Administration Agreement
Use of Proceeds
The Contracts
Loan Loss/Repossession Experience (Dollars in Thousands)
Yield and Prepayment Considerations
Weighted Average Lives of the Notes
Description of the Notes
Certain Information Regarding the Notes
Material Federal Income Tax Consequences
ERISA Considerations
Legal Proceedings
Underwriting
Ratings of the Notes
Legal Matters
Experts
Reports to Noteholders
  ANNEX I
Global Clearance, Settlement and Tax Documentation Procedures
Glossary of Terms
Report of Independent Registered Public Accounting Firm
Harley-Davidson Motorcycle Trust [ ] Balance Sheet as of [ ]
Notes to the Balance Sheet
Table of Contents
Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement
Prospectus Summary
Risk Factors
Harley-Davidson Motorcycles
Other Manufacturers
The Seller and Servicer
The Depositor
The Trusts
Use of Proceeds
The Trustee and the Indenture Trustee
Delinquencies, Repossessions and Net Losses
Weighted Average Lives of the Securities
Factors and Trading Information
Description of the Notes and Indenture
Information Regarding the Securities
Description of the Transfer and Servicing Agreements
Legal Aspects of the Contracts
Material Federal Income Tax Consequences
ERISA Considerations
Ratings of the Securities
Plan of Distribution
Legal Matters
Where You Can Find More Information
PART II Information Not Required In Prospectus
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
Signatures
EXHIBIT INDEX